EXHIBIT 10.1

SENIOR SECURED CREDIT AGREEMENT

Dated as of January 14, 2005

Among

UNIVERSAL COMPRESSION, INC.,
as Co-US Borrower and Guarantor,

UNIVERSAL COMPRESSION HOLDINGS, INC.,
as Co-US Borrower and Guarantor,

UC CANADIAN PARTNERSHIP HOLDINGS COMPANY,
as Canadian Borrower,

WACHOVIA BANK, NATIONAL ASSOCIATION,
as US Administrative Agent,

CONGRESS FINANCIAL CORPORATION (CANADA),
as Canadian Administrative Agent,

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent,

DEUTSCHE BANK SECURITIES INC., THE BANK OF NOVA SCOTIA AND
THE ROYAL BANK OF SCOTLAND PLC
as Co-Documentation Agents

AND

THE LENDERS SIGNATORY HERETO

Arranged by:

WACHOVIA CAPITAL MARKETS, LLC AND J.P. MORGAN SECURITIES INC.
as Joint Lead Arrangers and Joint Book Runners
and
DEUTSCHE BANK SECURITIES INC.
as Co-Arranger

$650,000,000 Senior Secured Credit Facilities

TABLE OF CONTENTS

ARTICLE I Definitions and Accounting Matters

Section 1.01	Terms Defined Above
Section 1.02	Certain Defined Terms
Section 1.03	Accounting Terms and Determinations
Section 1.04	References and Titles

ARTICLE II Commitments

Section 2.01	Loans and Letters of Credit
Section 2.02	Borrowings, Continuations and Conversions, Letters of Credit
Section 2.03	Changes of Commitments
Section 2.04	Fees
Section 2.05	Several Obligations
Section 2.06	Notes
Section 2.07	Prepayments
Section 2.08	Reserved
Section 2.09	Assumption of Risks
Section 2.10	Obligation to Reimburse and to Prepay
Section 2.11	Lending Offices
Section 2.12	Bankers’ Acceptances and BA Equivalent Loans
Section 2.13	Joint and Several Liability of the US Borrowers
Section 2.14	Conditions for Holdings to Become Sole US Borrower

ARTICLE III Payments of Principal and Interest

Section 3.01	Repayment of Loans
Section 3.02	Interest

ARTICLE IV Payments; Pro Rata Treatment; Computations; Etc.

Section 4.01	Payments
Section 4.02	Pro Rata Treatment
Section 4.03	Computations
Section 4.04	Agent Reliance
Section 4.05	Set-off, Sharing of Payments, Etc.
Section 4.06	Taxes

ARTICLE V Capital Adequacy

Section 5.01	Additional Costs
Section 5.02	Limitation on US Dollar LIBOR Loans
Section 5.03	Illegality
Section 5.04	US Dollar Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03
Section 5.05	Compensation
Section 5.06	Replacement Lenders

ARTICLE VI Conditions Precedent

Section 6.01	Effectiveness

i

Section 6.02	Loans and Letters of Credit
Section 6.03	Conditions Precedent for the Benefit of Lenders
Section 6.04	Conditions Precedent to the Term Loans
Section 6.05	No Waiver
Section 6.06	Canadian Tranche Borrowings

ARTICLE VII Representations and Warranties of US Borrowers

Section 7.01	Legal Existence
Section 7.02	Financial Condition
Section 7.03	Litigation
Section 7.04	No Breach
Section 7.05	Authority
Section 7.06	Approvals
Section 7.07	Use of Loans
Section 7.08	ERISA
Section 7.09	Taxes
Section 7.10	Titles, Etc.
Section 7.11	No Material Misstatements
Section 7.12	Investment Company Act
Section 7.13	Public Utility Holding Company Act
Section 7.14	Subsidiaries
Section 7.15	Location of Business and Offices
Section 7.16	Defaults
Section 7.17	Environmental Matters
Section 7.18	Compliance with the Law
Section 7.19	Insurance
Section 7.20	Hedging Agreements
Section 7.21	Restriction on Liens

ARTICLE VIII Representations and Warranties of Canadian Borrower

Section 8.01	Legal Existence
Section 8.02	No Breach
Section 8.03	Authority
Section 8.04	Approvals
Section 8.05	Defaults
Section 8.06	Income Tax Act (Canada)
Section 8.07	Use of Loans

ARTICLE IX Affirmative Covenants

Section 9.01	Reporting Requirements
Section 9.02	Litigation
Section 9.03	Maintenance, Etc.
Section 9.04	Environmental Matters
Section 9.05	Further Assurances
Section 9.06	Performance of Obligations
Section 9.07	Reserved
Section 9.08	Reserved
Section 9.09	Collateral

Section 9.10	Notice of an ERISA Event
Section 9.11	Compression Collateral Appraisals

ARTICLE X Negative Covenants

Section 10.01	Debt
Section 10.02	Liens
Section 10.03	Investments
Section 10.04	Dividends, Distributions and Redemptions
Section 10.05	Reserved
Section 10.06	Nature of Business
Section 10.07	Reserved
Section 10.08	Mergers, Etc.
Section 10.09	Proceeds of Notes; Letters of Credit
Section 10.10	Reserved
Section 10.11	Sale or Discount of Receivables
Section 10.12	Fiscal Year Change
Section 10.13	Certain Financial Covenants
Section 10.14	Sale of Properties
Section 10.15	Environmental Matters
Section 10.16	Transactions with Affiliates
Section 10.17	Subsidiaries
Section 10.18	Negative Pledge Agreements

ARTICLE XI Events of Default; Remedies

Section 11.01	Events of Default
Section 11.02	Remedies
Section 11.03	Letters of Credit

ARTICLE XII The Administrative Agent

Section 12.01	Appointment, Powers and Immunities of the Administrative Agents
Section 12.02	Reliance by the Administrative Agents
Section 12.03	Defaults
Section 12.04	Rights as a Lender
SECTION 12.05	INDEMNIFICATION
Section 12.06	Non-Reliance on the Administrative Agents and other Lenders
Section 12.07	Action by the Administrative Agents
Section 12.08	Resignation or Removal of the Administrative Agents
Section 12.09	Notification by US Administrative Agent
Section 12.10	Joint Lead Arrangers, Joint Book Runners, Documentation Agent

ARTICLE XIII Miscellaneous

Section 13.01	Waiver
Section 13.02	Notices
Section 13.03	Payment of Expenses, Indemnities, etc.
Section 13.04	Amendments, Etc.
Section 13.05	Successors and Assigns
Section 13.06	Assignments and Participations
Section 13.07	Invalidity

Section 13.08	Counterparts
Section 13.09	Reserved
Section 13.10	Survival
Section 13.11	Reserved
SECTION 13.12	NO ORAL AGREEMENTS
SECTION 13.13	GOVERNING LAW; SUBMISSION TO JURISDICTION
Section 13.14	Interest
Section 13.15	Confidentiality
Section 13.16	Effectiveness
SECTION 13.17	EXCULPATION PROVISIONS
Section 13.18	Hedging Agreements
Section 13.19	USA Patriot Act Notice
Section 13.20	Restatement

ARTICLE XIV GUARANTY

Section 14.01	The Guaranty
Section 14.02	Subrogation

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	-		US Tranche Commitments and US Tranche Percentage
Annex II	-		Canadian Allocated Commitments and Canadian Tranche Percentage
Annex III	-		Term Commitments and Term Loan Percentage

Exhibit A-1	-		Form of US Revolving Note
Exhibit A-2	-		Form of Canadian Revolving Note
Exhibit A-3	-		Form of Term Note
Exhibit A-4	-		Form of BA Equivalent Note
Exhibit B-1	-		Form of US Borrowing, Continuation and Conversion Request
Exhibit B-2	-		Form of Canadian Borrowing, Continuation and Conversion Request
Exhibit C-1	-		Form of Compliance Certificate (Condition to Close)
Exhibit C-2	-		Form of Compliance Certificate (Ongoing)
Exhibit D	-		List of Security Instruments
Exhibit E	-		Form of Assignment Agreement
Exhibit F	-		Form of Letter of Credit Application
Exhibit G	-		Form of Election Certificate

Schedule 2.01(b)		-	Existing Letters of Credit
Schedule 6.01(q)		-	Excepted Property
Schedule 7.02		-	Liabilities
Schedule 7.03		-	Litigation
Schedule 7.09		-	Taxes
Schedule 7.10		-	Titles, Etc.
Schedule 7.14		-	Subsidiaries
Schedule 7.17		-	Environmental Matters
Schedule 7.19		-	Insurance

Schedule 7.20	-	Hedging Agreements
Schedule 7.21	-	Restriction on Liens
Schedule 10.01	-	Debt
Schedule 10.02	-	Liens
Schedule 10.03	-	Investments, Loans and Advances
Schedule 10.16	-	Transactions with Affiliates

v

THIS SENIOR SECURED CREDIT AGREEMENT dated as of January 14, 2005, is among:  UNIVERSAL COMPRESSION, INC., a corporation formed under the laws of the State of Texas (a “US Borrower” and sometimes referred to herein as “UCI”, and in its capacity as guarantor of the Canadian Tranche Loans, a “Guarantor”); UNIVERSAL COMPRESSION HOLDINGS, INC., a corporation formed under the laws of the State of Delaware (a “US Borrower” and sometimes referred to herein as “Holdings”, and in its capacity as guarantor of the Canadian Tranche Loans, a “Guarantor”, together with UCI, the “US Borrowers”); UC CANADIAN PARTNERSHIP HOLDINGS COMPANY, a Nova Scotia ULC (the “Canadian Borrower”); WACHOVIA BANK, NATIONAL ASSOCIATION, individually and as US administrative agent for the Lenders (herein, together with its successors in such capacity, the “US Administrative Agent”); CONGRESS FINANCIAL CORPORATION (CANADA), individually and as Canadian administrative agent for the Lenders (herein, together with its successors in such capacity, the “Canadian Administrative Agent”); JPMORGAN CHASE BANK, N.A., individually and as syndication agent (herein, together with its successors in such capacity, the “Syndication Agent”); WACHOVIA CAPITAL MARKETS, LLC (“Wachovia Securities”) and J.P. MORGAN SECURITIES INC. (“JPMSI” and together with Wachovia Securities and their successors in such capacity, the “Joint-Lead Arrangers” and “Joint-Book Runners”); DEUTSCHE BANK SECURITIES INC., as a co-arranger (herein, together with its successors in such capacity, “DBS”); DBS, THE BANK OF NOVA SCOTIA (“Scotia”) and THE ROYAL BANK OF SCOTLAND PLC (“RBS” and together with DBS and Scotia and their successors in such capacity, the “Documentation Agents”); and each of the lenders that is a signatory hereto or which becomes a signatory hereto pursuant to Section 13.06 (individually, together with its successors and assigns, a “Lender” and, collectively, the “Lenders”).

RECITALS

A.                                   On October 25, 2004, UCI, Universal Compression (Ontario) Ltd., certain lenders, the US Administrative Agent and the Canadian Administrative Agent entered into that certain Amended and Restated Senior Secured Revolving Credit Agreement (as amended, modified or restated from time to time, the “Existing Credit Agreement”).

B.                                     The Borrowers, the Lenders and the Administrative Agents mutually desire to replace the Existing Credit Agreement in its entirety to, among other things, add Holdings as a US Borrower, add a term loan B facility and permit the Canadian Borrower to borrow in Canadian Dollars.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree to replace the Existing Credit Agreement and carry forward the outstanding indebtedness thereunder as follows:

ARTICLE I
Definitions and Accounting Matters

Section 1.01                                Terms Defined Above.  As used in this Senior Secured Credit Agreement, the terms “Canadian Administrative Agent,” “Canadian Borrower,” “DBS,” “Documentation Agent,” “Existing Credit Agreement,” “Guarantor,” “Holdings,” “Joint Book Runners,” “Joint Lead Arrangers,” “JPMSI,” “Lender,” “Lenders,” “RBS,” “Scotia,”

“Syndication Agent,” “UCI,” “US Administrative Agent,” “US Borrower” and “Wachovia Securities” shall have the meanings indicated above.  The following terms which are defined in the Uniform Commercial Code in effect in the State of Texas on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments and Inventory.

Section 1.02                                Certain Defined Terms.  As used herein, the following terms shall have the following meanings (all terms defined in this ARTICLE I or in other provisions of this Senior Secured Credit Agreement in the singular to have equivalent meanings when used in the plural and vice versa):

“ABS Facility” shall mean that certain $200,000,000 asset backed securitization facility under that certain Indenture dated December 31, 2002, between BRL Universal Compression Funding I 2002, L.P., as Issuer, and Wells Fargo Bank, National Association, as Indenture Trustee, as amended, modified, supplemented, restated, refinanced, or replaced by another non-recourse facility or increased by another non-recourse facility as permitted under Section 10.01(e).

“Acceptance Date” shall mean any date, which must be a Business Day, on which a Bankers’ Acceptance is or is to be issued or a BA Equivalent Loan is or is to be made.

“Acceptance Fees” shall mean an amount for each Bankers’ Acceptance and BA Equivalent Loan equal to the product of the Applicable Margin for Acceptance Fees times the Principal Amount of such Bankers’ Acceptance or BA Equivalent Loan times the Term/365.

“Accepting Lender” shall mean any Canadian Tranche Revolving Lender that has accepted a Bankers’ Acceptance issued by (or advanced a BA Equivalent Loan to) the Canadian Borrower under this Agreement.

“Administrative Agents” shall mean collectively, the US Administrative Agent and the Canadian Administrative Agent.

“Affected Loans” shall have the meaning assigned such term in Section 5.04.

“Affiliate” of any Person shall mean (a) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (b) any director or officer of such first Person or of any Person referred to in clause (a) above and (c) if any Person in clause (a) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.  For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person.

“Aggregate Commitments” shall mean, collectively the Aggregate Revolving Commitments and the Aggregate Term Commitments.

“Aggregate Credit Exposure” shall mean the aggregate Principal Amount of all Loans and LC Exposure outstanding at such time.

“Aggregate Revolving Commitments” at any time shall equal the sum of (a) the Aggregate US Tranche Commitments and (b) the Canadian Allocated Total Commitments.  The initial Aggregate Revolving Commitments are $250,000,000.

“Aggregate Term Commitments” at any time shall equal the sum of the Term Commitments of all Term Loan Lenders, as the same may be reduced pursuant to Section 2.03(a).  The initial Aggregate Term Commitments are $400,000,000.

“Aggregate US Tranche Commitments” at any time shall equal the sum of the US Tranche Commitments of all US Tranche Revolving Lenders, as the same may be reduced pursuant to Sections 2.03(b) and (c).  The initial Aggregate US Tranche Commitments are $225,000,000.

“Agreement” shall mean this Senior Secured Credit Agreement, as the same may from time to time be amended or supplemented.

“Alternate Currency” shall mean such foreign currencies which are readily convertible into US Dollars and are acceptable to the US Administrative Agent.

“Applicable Administrative Agent” shall mean (a) with respect to a Loan or Borrowing made or a Letter of Credit issued under the US Tranche or the Term Loan B Facility, the US Administrative Agent and (b) with respect to a Loan or Borrowing made under the Canadian Tranche, the Canadian Administrative Agent.

“Applicable Borrower” shall mean (a) with respect to a Loan or Borrowing made or a Letter of Credit issued under the US Tranche or the Term Loan B Facility, the US Borrowers and (b) with respect to a Loan or Borrowing made under the Canadian Tranche, the Canadian Borrower.

“Applicable Lenders” shall mean (a) with respect to a Loan or Borrowing made or a Letter of Credit issued under the US Tranche, the US Tranche Revolving Lenders, (b) with respect to a Loan or Borrowing made under the Canadian Tranche, the Canadian Tranche Revolving Lenders and (c) with respect to a Loan or Borrowing made under the Term Loan B Facility, the Term Loan Lenders.

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or a Lender Affiliate) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of a Lender Affiliate) as such Lender may from time to time specify to the Applicable Administrative Agent and the Applicable Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean:

(a)                                  In respect of the Term Loan B Facility, a percentage per annum determined by reference to the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt, as set forth below:

Applicable Margin

Index Debt Ratings	US Dollar LIBOR Loans	US Dollar Base Rate Loans
Category 1 >Ba1and BB+	1.50%	0.50%
Category 2 <Ba1 or BB+	1.75%	0.75%

For purposes of the foregoing, if both Moody’s and S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such agencies shall be deemed to have established a rating in Category 2.  If the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Margin shall be based on the lower of the two ratings; provided, however, that if only one of Moody’s or S&P shall have established a rating, then the Applicable Margin shall be determined by reference to such available rating.  If the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by Holdings to the US Administrative Agent pursuant to Section 9.01 or otherwise.  Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Holdings and the Term Loan Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating of such agency most recently in effect prior to such change or cessation.

(b)                                 In respect of the Revolving Credit Facility and Commitment Fees, a percentage per annum determined by reference to the Total Leverage Ratios as in effect from time to time, as set forth below:

Applicable Margin

Total Leverage Ratio	US Dollar LIBOR Loans and Acceptance Fees	US Dollar Base Rate Loans and Canadian Prime Rate Loans	Commitment Fees
Greater than or equal to 4.75 to 1.0	2.25%	1.25%	.50%
Greater than or equal to 4.25 to 1.0, but less than 4.75 to 1.0	2.00%	1.00%	.50%
Greater than or equal to 3.75 to 1.0, but less than 4.25 to 1.0	1.75%	.75%	.50%
Greater than or equal to 3.25 to 1.0 but less than 3.75 to 1.0	1.50%	.50%	.35%
Less than 3.25 to 1.0	1.25%	.25%	.30%

(c)                                  For purposes of determining the Applicable Margin, the first test period for EBITDA will be calculated as of September 30, 2004.

Each change in the Applicable Margin resulting from a change in the Total Leverage Ratio (which shall be calculated quarterly) shall take effect as of the fifth Business Day following the receipt of the compliance certificate delivered pursuant to Section 9.01(h).

“Appraisal” shall mean the most recent appraisals of all Compression Collateral of Holdings and any of its Domestic Subsidiaries conducted by an independent appraiser reasonably satisfactory to the US Administrative Agent at the expense of UCI.

“Assignment” shall have the meaning assigned such term in Section 13.06(b).

“BA Equivalent Loan” shall mean an advance in Canadian Dollars made by a Canadian Tranche Revolving Lender to the Canadian Borrower evidenced by a BA Equivalent Note.

“BA Equivalent Note” shall mean a promissory note executed and delivered by the Canadian Borrower to a Canadian Tranche Revolving Lender in substantially the form of Exhibit A-4 or by each Canadian Tranche Revolving Lender pursuant to the power of attorney in Section 2.12(b).

“BA Exposure” shall mean at any time, with respect to any Accepting Lender, the aggregate Principal Amount of Bankers’ Acceptances and BA Equivalent Loans to be paid by the Canadian Borrower to the Canadian Administrative Agent at the Canadian Principal Office for which the Canadian Borrower has not reimbursed such Accepting Lender.

“BA Maturity Date” shall mean the date on which a Bankers’ Acceptance is payable or a BA Equivalent Note matures in accordance with Section 2.12(a)(ii).

“BA Net Proceeds” shall mean in respect of any Bankers’ Acceptance or BA Equivalent Loan, the amount (rounded to the nearest whole cent with one-half of one cent being rounded up)

determined in accordance with the formula set forth below, less the Acceptance Fee applicable to such Bankers’ Acceptance or BA Equivalent Loan.  The BA Net Proceeds of any Bankers’ Acceptance or BA Equivalent Loan shall be equal to the Principal Amount of such Bankers’ Acceptance or BA Equivalent Loan times the Price.  For purposes of this definition, the “Price” of any Bankers’ Acceptance or BA Equivalent Loan shall equal {1 / [1 + (Bankers’ Acceptance Rate X Term/365)]} and shall be expressed as a decimal and be rounded to the nearest 1/10000 of 1%, with 0.0000005 being rounded up.

“Bankers’ Acceptance Rate” shall mean in respect of a Bankers’ Acceptance accepted by an Accepting Lender on any date or a BA Equivalent Loan being advanced by such Accepting Lender on any date, (a) for a Canadian Tranche Revolving Lender which is a Major Schedule I Lender, the CDOR Rate, and (b) for a Canadian Tranche Revolving Lender which is not a Major Schedule I Lender, the CDOR Rate plus 10 basis points.

“Bankers’ Acceptances” shall mean bankers’ acceptances denominated in Canadian Dollars in the form of either a depository bill, as defined in the DBNA, or a blank non-interest bearing bill of exchange, as defined in the Bills of Exchange Act (Canada), in either case issued by the Canadian Borrower and accepted by a Canadian Tranche Revolving Lender (and, if applicable, purchased by such Canadian Tranche Revolving Lender) at the request of the Canadian Borrower, such depository bill or bill of exchange to be substantially in the standard form of such Canadian Tranche Revolving Lender.

“Bankruptcy Code” shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Borrowers” shall mean collectively the US Borrowers and the Canadian Borrower.

“Borrowing” shall mean Loans of the same Type, made, converted or continued on the same date and, in the case of US Dollar LIBOR Loans and in the case of Bankers’ Acceptances or BA Equivalent Loans, as to which a single Interest Period is in effect.

“Business Day” shall mean, other than for Letters of Credit, any day other than a day on which commercial banks are authorized or required to close in North Carolina for purposes of the US Tranche and the Term Loan B Facility, and in North Carolina or in Calgary or Toronto, Canada for purposes of the Canadian Tranche, and, where such term is used in the definition of “Quarterly Date” or if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a US Dollar LIBOR Loan or a notice by a Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in US Dollar deposits are carried out in the London interbank market.  With respect to Letters of Credit, “Business Day” shall mean any day other than a day on which commercial banks are authorized or required to close in the domicility of the respective Issuing Bank and confirming bank.

“CAM Exchange” means the exchange of the Lender’s interests provided for in Section 11.02(c).

“CAM Exchange Date” means the date on which there shall occur an acceleration of Loans pursuant to Section 11.02(a) or Section 11.02(b).

“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Credit Exposure of such Lender for all Tranches (determined by the US Dollar Equivalent Amount for its Canadian Tranche Credit Exposure prevailing on the CAM Exchange Date and determined by the US Dollar Equivalent for its LC Exposure in Offshore Currency Letters of Credit prevailing on the CAM Exchange Date) and (b) the denominator shall be the Aggregate Credit Exposure (determined by the US Dollar Equivalent Amount for the Canadian Tranche Credit Exposure of all Canadian Tranche Revolving Lenders as of the CAM Exchange Date and determined by the US Dollar Equivalent for the LC Exposure in Offshore Currency Letters of Credit of all Lenders as of the CAM Exchange Date).

“Canadian Allocated Commitment” shall mean as to each Canadian Tranche Revolving Lender, the percentage set forth in the column titled “Canadian Tranche Percentage” as set forth opposite such Canadian Tranche Revolving Lender’s name on Annex II or in the Assignment pursuant to which such Canadian Tranche Revolving Lender becomes a party hereto, as applicable, of the Canadian Allocated Total Commitments.

“Canadian Allocated Maximum Total Commitments” shall mean the aggregate maximum Canadian Allocated Commitments of all Canadian Tranche Revolving Lenders as set forth opposite such Canadian Tranche Revolving Lender’s name on Annex II or in the Assignment pursuant to which such Canadian Tranche Revolving Lender becomes party hereto, as applicable.  The Canadian Allocated Maximum Total Commitments are $60,000,000.  “Canadian Allocated Maximum Total Commitment” in the singular shall mean for any Canadian Tranche Revolving Lender at any time, its Canadian Tranche Percentage times the Canadian Allocated Maximum Total Commitments.

“Canadian Allocated Total Commitments” shall mean the aggregate amount of the US Tranche Commitments allocated by the US Borrowers from time to time as the Canadian Allocated Total Commitments pursuant to Section 2.03(c), not to exceed the Canadian Allocated Maximum Total Commitments.  The Canadian Allocated Total Commitments may be terminated pursuant to Section 2.03(d), Section 5.06 or ARTICLE XI.  The initial Canadian Allocated Total Commitments are $25,000,000.

“Canadian Allocation Period” shall mean any time during which either (a) the US Borrowers have allocated any portion of the US Tranche Commitments as the Canadian Allocated Total Commitments pursuant to Section 2.03(c) or (b) the Canadian Tranche Credit Exposure exceeds zero.

“Canadian Commitment Fee” shall have the meaning assigned such term in Section 2.04(a)(ii).

“Canadian Dollars” or “C$” shall mean lawful money of Canada.

“Canadian Prime Rate” shall mean, at any time, the greater of (a) the rate from time to time publicly announced by the Canadian Reference Bank as its prime rate in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada, and (b) the annual rate of interest equal to the sum of (i) the 30-day CDOR Rate at such time and (ii) one percent (1%) per annum.

“Canadian Prime Rate Loans” shall mean Loans denominated in Canadian Dollars that bear interest at a rate based upon the Canadian Prime Rate.

“Canadian Principal Office” shall mean the principal office of the Canadian Administrative Agent, which, on the date of this Agreement is located at 141 Adelaide St., W., Suite 1500, Toronto, Ontario, Canada M5H 3L9, Attention:  Sophie Ronan (Telecopy No. (416) 364-8165).

“Canadian Reference Bank” shall mean the Bank of Montreal, or its successors and assigns, or one of the Major Schedule I Lenders as the US Administrative Agent may from time to time designate.

“Canadian Tranche” shall mean the Canadian Allocated Commitments and the Canadian Tranche Loans.

“Canadian Tranche Borrowing” shall mean a Borrowing comprised of Canadian Tranche Loans.

“Canadian Tranche Credit Exposure” shall mean at any time, the US Dollar Equivalent Amount of the aggregate Principal Amount of the Canadian Tranche Loans at such time.  The Canadian Tranche Credit Exposure of any Canadian Tranche Revolving Lender at any time shall be the US Dollar Equivalent Amount of the aggregate Principal Amount of the Canadian Tranche Loans owed to such Lender at such time.

“Canadian Tranche Loan” shall mean any Revolving Loan (including Canadian Prime Rate Loans, Bankers’ Acceptances, BA Equivalent Loans, US Dollar LIBOR Loans and US Dollar Base Rate Loans) made by the Canadian Tranche Revolving Lenders pursuant to Section 2.01(a)(iii) or Section 2.12, as applicable.

“Canadian Tranche Percentage” shall mean:

(a)                                  at any time during which the US Tranche Commitments remain outstanding, with respect to each Canadian Tranche Revolving Lender, the percentage set forth in the column titled “Canadian Tranche Percentage” of such Canadian Tranche Revolving Lender as set forth opposite such Canadian Tranche Revolving Lender’s name on Annex II attached hereto or in the Assignment pursuant to which such Canadian Tranche Revolving Lender becomes a party hereto; and

(b)                                 upon the termination of the Aggregate Revolving Commitments pursuant to Section 11.02, with respect to each Canadian Tranche Revolving Lender, a fraction (expressed as a percentage, carried out to the sixth decimal place), the numerator of which is the Canadian Tranche Credit Exposure of such Canadian Tranche Revolving Lender, and the denominator of which is the Canadian Tranche Credit Exposure of all Canadian Tranche Revolving Lenders.

As of the Closing Date, the Canadian Tranche Percentage of each Canadian Tranche Revolving Lender is set forth opposite the name of such Canadian Tranche Revolving Lender on Annex II attached hereto or in the Assignment pursuant to which such Canadian Tranche Revolving Lender becomes a party hereto, as applicable.

“Canadian Tranche Revolving Lender” shall mean a Lender with a Canadian Allocated Commitment or with outstanding Canadian Tranche Loans that is, for the purposes of the Income Tax Act (Canada) in force as of the date that such Lender acquires a Canadian Allocated Commitment, either (a) not a non-resident of Canada for purposes of the Income Tax Act (Canada), or (b) a deemed resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) and that has, as part of its business carried on in Canada, a Canadian Allocated Commitment, and, in the case of clauses (a) and (b), is an Affiliate of a US Tranche Revolving Lender.

“Capital Lease” shall mean a lease of (or other arrangement conveying the right to use) real and/or personal Property, or a combination thereof, with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a Debt in accordance with GAAP.

“Capital Lease Obligations” shall mean, as to any Person, all obligations of such Person as lessee under any Capital Lease, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean, (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock and (b) with respect to any Person that is not a corporation, any and all partnerships or other equity interests of such Person.

“CDOR Rate” shall mean, on any day, the annual rate of interest which is the rate applicable to Canadian Dollar bankers’ acceptances appearing on the “Reuters Screen CDOR Page” (as defined in the International Swap Dealer Association, Inc, definitions, as modified and amended from time to time) as of 10:00 a.m. Eastern time on such day for bankers’ acceptances having for purposes of calculating the Canadian Prime Rate a maturity of 30 days and for purposes of Bankers’ Acceptances and BA Equivalent Notes a comparable maturity date to the maturity date of such issue of Bankers’ Acceptances and BA Equivalent Notes; provided that if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be the rate applicable to such Canadian Dollar bankers’ acceptances of comparable maturity date quoted by one of the Major Schedule I Lenders selected by the US Administrative Agent as of 10:00 a.m. Eastern time on such day.

“CERCLA” shall have the meaning assigned such term in the definition of Environmental Laws.

“Change of Control” means the occurrence of one or more of the following events:  (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions, but other than by the granting of a Lien in accordance with or permitted by this Agreement or by way of consolidation or merger) of all or substantially all of the assets of

Holdings and its Subsidiaries, taken as a whole, to any Person or “group” (as defined in Section 13(d)(3) of the Exchange Act); (b) the approval by the holders of Capital Stock of Holdings of any plan or proposal for the liquidation or dissolution of Holdings (whether or not otherwise in compliance with the provisions of this Agreement); (c) any Person or “group” within the meaning of Section 13(d) of the Exchange Act shall become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares representing more than 50% of the aggregate voting power represented by the Capital Stock of Holdings; (d) the replacement of a majority of the Board of Directors of Holdings over a two-year period from the directors who constituted the Board of Directors of Holdings at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of Holdings then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; (e) Holdings shall cease to own, directly or indirectly, 100% of the issued and outstanding shares of Capital Stock of the Canadian Borrower while any Canadian Tranche Loans are outstanding or any Canadian Allocated Commitments remain in effect; or (f) Holdings shall cease to own, directly or indirectly, 100% of the issued and outstanding shares of Capital Stock of UCI.

“Closing Date” shall mean January 14, 2005.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

“Collateral” shall mean all Property of the US Borrowers and the Subsidiary Guarantors which is secured by a Lien under the Security Instruments.

“Combined Revolving Credit Exposure” shall mean at any time, the sum of (a) the US Tranche Credit Exposure at such time, and (b) the Canadian Tranche Credit Exposure at such time.

“Commitment Fees” shall mean collectively, the Canadian Commitment Fee and the US Commitment Fee.

“Compression Collateral” shall mean Holdings’ and UCI’s domestic compressor units located in the continental United States and subject to a first priority lien in favor of the US Administrative Agent for the benefit of the Lenders, excluding all such assets that are (a) manufactured pursuant to a purchase order solely for sale to a third party, (b) characterized as work-in-progress or (c) obsolete.

“Confidential Information” shall have the meaning assigned such term in Section 13.15.

“Congress Financial” shall mean Congress Financial Corporation (Canada) and its successors.

“Consolidated Net Income” shall mean for any period, the aggregate of the net income (or loss) of Holdings and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following:  (a) the net income of any Person in which Holdings or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of Holdings and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to Holdings or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; provided that upon the removal of such restriction, the aggregate net income previously excluded within the last four (4) fiscal quarters shall be added to the net income for the same quarters; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; (e) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or write downs of assets; (f) gains or losses as a result of the early retirement of Debt; and (g) non-cash gains or losses as a result of foreign currency adjustments.

“Consolidated Subsidiaries” shall mean each Subsidiary of Holdings (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of Holdings in accordance with GAAP.

“Credit Exposure” shall mean at any time for any Lender (a) for the Canadian Tranche such Lender’s Canadian Tranche Credit Exposure, (b) for the US Tranche such Lender’s US Tranche Credit Exposure and (c) for the Term Tranche such Lender’s Term Credit Exposure.

“DBNA” shall mean the Depository Bills and Notes Act (Canada).

“Debt” shall mean, for any Person the sum of the following (without duplication):  (a) all obligations of such Person (whether created or assumed) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (d) all Capital Lease Obligations in respect of which such Person is liable (whether contingent or otherwise); (e) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (f) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (h) obligations to deliver goods or services in consideration of advance payments in excess of the sum of (A) $25,000,000 outstanding at any time and (B) up to an additional $25,000,000 outstanding at any time if such amount is approved in writing by the US Administrative Agent from time to time; (i) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (j) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (k) any

Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement; and (l) all net mark to market obligations of such Person under Hedging Agreements.

“Default” shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

“Disclosing Parties” shall have the meaning assigned such term in Section 13.15.

“Disposition” shall mean the sale, transfer or other disposition (including any sale and leaseback transaction) of any Property by Holdings or any of its Domestic Subsidiaries, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” will not include those dispositions set forth in Sections 10.14(a), (b), (c), (d) and up to $25,000,000 of the dispositions set forth in Section 10.14(e).

“Domestic Subsidiary” shall mean each Subsidiary of Holdings which is not a Foreign Subsidiary.

“Drafts” shall mean, at any time, either a depository bill within the meaning of the DBNA or a bill of exchange within the meaning of the Bills of Exchange Act (Canada) drawn by the Canadian Borrower on a Canadian Tranche Revolving Lender but which at such time has not been completed as to the payee or accepted by such Lender or any other Person.

“EBITDA” shall mean, for any period, the sum of Consolidated Net Income for such period plus the following consolidated expenses or charges to the extent deducted from Consolidated Net Income in such period:  Total Interest Expense, taxes, depreciation, amortization and non-recurring, non-cash charges, provided that any cash actually paid with respect to such non-cash charges shall be deducted from EBITDA when paid.  EBITDA will be:

(a)                                  adjusted on a pro forma basis (reasonably acceptable to the US Administrative Agent) for acquisitions and divestitures including projected synergies; and

(b)                                 calculated on a rolling four-quarter basis.

“8 7/8% Notes” shall mean those certain 8 7/8% senior secured notes due 2008 issued pursuant to that certain Indenture dated as of February 9, 2001 among BRL Universal Equipment 2001 A, L.P., BRL Universal Equipment Corp. and The Bank of New York.

“Environmental Laws” shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which Holdings or any Subsidiary is conducting or at any time has conducted business, or where any Property of Holdings or any Subsidiary is located, including without limitation, the Canadian Environmental Assessment Act, the Canadian Environmental Protection Act, the Environmental Assessment Act (Ontario) and the Environmental Protection Act (Ontario), the Oil Pollution Act of 1990 (“OPA”), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the

Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws.  The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA; provided, however, that (a) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state in which any Property of Holdings or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste” or “disposal” which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Holdings or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Holdings, any Subsidiary or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Holdings, any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Holdings, any Subsidiary or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Holdings, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, any Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” shall have the meaning assigned such term in Section 11.01.

“Excepted Liens” shall mean:  (a) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (b) Liens in connection with workmen’s compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or statutory landlord’s liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (d) any Liens reserved in leases for rent or royalties and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by Holdings or any Subsidiary or materially impair the value of such Property subject thereto; (e) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of Holdings or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by Holdings or any Subsidiary or materially impair the value of such Property subject thereto; (f) deposits of cash or securities to secure the performance of bids, trade contracts, leases, performance bonds, surety and appeal bonds, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; (g) Liens permitted by the Security Instruments; (h) Liens arising out of fully bonded or insured judgments; and (i) Liens for Holdings’ or any Subsidiary’s title to Property leased under Capital Leases; provided that no intention to subordinate the first priority Lien granted in favor of the US Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Existing Letters of Credit” shall mean those letters of credit listed on attached Schedule 2.01(b) and all reimbursement obligations pertaining to any such letter of credit.

“Existing Tranche B Loan Facility” shall mean that certain term loan pursuant to that certain Tranche B Loan Agreement, dated as of February 9, 2001 among BRL Universal Equipment 2001 A., L.P., Bankers Trust Company and the tranche B lenders party thereto.

“Extraordinary Receipts” shall mean any cash received by Holdings or any of its Subsidiaries from (a) proceeds of any property or casualty insurance and (b) condemnation awards (and payments in lieu thereof); provided, however, that, so long as no Event of Default has occurred and is continuing, an Extraordinary Receipt shall not include any cash receipts that do not exceed, individually or in the aggregate in any fiscal year, $10,000,000.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the

Business Day next succeeding such day, provided that (a) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the US Administrative Agent on such day on such transactions as determined by the US Administrative Agent.

“Fee Letter” shall mean that certain letter agreement from Wachovia and JPMorgan to the Borrowers dated December 6, 2004, concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

“Financial Statements” shall mean the financial statement or statements of Holdings and its Consolidated Subsidiaries described or referred to in Section 7.02.

“First Rate” shall have the meaning assigned such term in Section 3.02(b)(i).

“Foreign Credit Facility” shall mean any credit facility (other than pursuant to this Agreement) of any Subsidiary of Holdings (i) whose jurisdiction of incorporation is other than the United States of America, any State thereof, the District of Columbia or any possession thereof and (ii) which derives substantially all of its income from jurisdictions other than the United States of America.

“Foreign Subsidiary” shall mean each Subsidiary of Holdings that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, or any territory thereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” shall include the country, state, province, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person’s Property.  Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, Holdings, its Subsidiaries or any of their Property or any Administrative Agent, any Lender or any Applicable Lending Office.

“Governmental Requirement” shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantee and Collateral Agreement” shall mean that certain Guarantee and Collateral Agreement that may be executed by Significant Domestic Subsidiaries in favor of the US

Administrative Agent as required by Section 9.09(a) in a form to be agreed upon by the US Borrowers and the US Administrative Agent, as amended, modified or restated from time to time.

“Guaranteed Obligations” shall have the meaning assigned such term in Section 14.01(a).

“Guaranty” shall mean the guaranty by the US Borrowers contained in ARTICLE XIV.

“Hedging Agreements” shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction entered into from time to time.

“Highest Lawful Rate” shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other Indebtedness under the Loan Documents under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Indebtedness” shall mean (without duplication), unless the context indicates otherwise, any and all amounts owing or to be owing by the Borrowers to any of the Administrative Agents, the Issuing Banks, the Lenders and/or any Lender Affiliate in connection with the Loan Documents and the Letter of Credit Applications, and any Hedging Agreements now or hereafter arising between any Borrower or any Subsidiary of a Borrower and any Lender or any Lender Affiliate and permitted by the terms of this Agreement, excluding any Hedging Agreements now or hereafter arising in connection with the ABS Facility, and all renewals, extensions and/or rearrangements of any of the foregoing.

“Indemnified Parties” shall have the meaning assigned such term in Section 13.03(a)(ii).

“Indemnity Matters” shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

“Index Debt” shall mean the senior secured indebtedness for borrowed money of either Holdings or UCI that is not guaranteed by any other Person except for Holdings, UCI or a Subsidiary Guarantor or subject to any other credit enhancement; provided, that if Holdings or UCI does not have any such indebtedness, Index Debt shall be the Indebtedness under the Revolving Credit Facility and the Term Loan B Facility.

“Interest Coverage Ratio” shall mean the ratio of (a) EBITDA for the applicable Testing Period to (b) Total Interest Expense for the applicable Testing Period excluding gains or losses as a result of the early retirement of Debt; provided, however, for the (i) first fiscal quarter period ending on March 31, 2005, the interest expense for such quarter times four (4) shall be utilized; (ii) second fiscal quarter period commencing on April 1, 2005 and ending on June 30, 2005, the interest expense for such fiscal quarter times four (4) shall be utilized; (iii) third fiscal quarter period commencing on April 1, 2005 and ending on September 30, 2005, the interest expense for such six month period times two (2) shall be utilized; and (iv) fourth fiscal quarter period commencing on April 1, 2005 and ending on December 31, 2005, the interest expense for such nine month period divided by three (3) then multiplied times four (4) shall be utilized.

“Interest Period” shall mean with respect to any US Dollar LIBOR Loan, the period commencing on the date such US Dollar LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Applicable Borrower may select as provided in Section 2.02 (or such longer period as may be requested by the Applicable Borrower and agreed to by all Lenders), except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing:  (a) no Interest Period for a Revolving Borrowing may end after the Revolving Credit Maturity Date; (b) no Interest Period for a Term Loan Borrowing may end after the Term Loan Maturity Date; (c) no Interest Period for a Term Loan Borrowing shall be selected which extends beyond any date upon which an installment of the Term Loan will be due if such Term Loan Borrowing must be used to make such installment; (d) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (e) no Interest Period shall have a duration of less than one month and, if the Interest Period for any US Dollar LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder; (f) the first interest period commencing on the Term Loan Funding Date shall be for a period from the Term Loan Funding Date until February 28, 2005; and (g) the last Interest Period may be such shorter period as to end on the Term Loan Maturity Date.  “Interest Period” shall mean with respect to any Bankers’ Acceptance or BA Equivalent Loan, the period selected by the Canadian Borrower as provided in Section 2.12(a) commencing on the day on which such Borrowing is made and ending on the applicable BA Maturity Date.

“Investment” shall mean, as applied to any Person, any direct or indirect (a) purchase or other acquisition by such Person of any Capital Stock, Debt or other securities (including any option, warrant or other right to acquire any of the foregoing) of any other Person, (b) loan or advance made by such Person to any other Person, (c) guarantee, assumption or other incurrence of liability by such Person of or for any Debt or other obligation of any other Person, (d) creation of any Debt owed to such Person by any other Person, (e) capital contribution or other investment by such Person in any other Person or (f) purchase or other acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit.  The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment or interest earned on such Investment.  “Investment” shall exclude extensions of trade credit by the US Borrowers and their Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the US Borrowers or such Subsidiary, as the case may be.

“Issuing Banks” shall mean, for any Letters of Credit issued on or after the Closing Date, Wachovia, JPMorgan or any other Lender agreed to among the US Borrowers, the US Administrative Agent and such US Tranche Revolving Lender to issue Letters of Credit.  As to the Existing Letters of Credit, the Issuing Bank for each Existing Letter of Credit shall be as set forth on Schedule 2.01(b).

“JPMorgan” shall mean JPMorgan Chase Bank, N.A. and its successors.

“LC Exposure” shall mean at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of the US Borrowers at such time, plus (b) the aggregate amount of all disbursements that the US Borrowers are obligated to reimburse (other than pursuant to the Guaranty) but which have not yet been reimbursed by or on behalf of the US Borrowers at such time.  The LC Exposure of any US Tranche Revolving Lender at any time shall be equal to its applicable US Tranche Percentage of the total LC Exposure at such time.

“Lender Affiliate” shall mean (a) with respect to any Lender (i) an Affiliate of such Lender or (ii) any entity (whether a corporate, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lender Termination Date” shall have the meaning assigned such term in Section 5.06(c).

“Letter of Credit Application” shall mean a letter of credit application, in the form of Exhibit F, delivered to the US Administrative Agent requesting the issuance, reissuance, extension or renewal of any Letter of Credit and containing the information set forth in Section 2.02(g).

“Letters of Credit” shall mean the Existing Letters of Credit, and the letters of credit issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and “Letter of Credit” shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto, and shall include Offshore Currency Letters of Credit.

“Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.  For the purposes of this Agreement, Holdings or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” shall mean this Agreement, the Notes and the Security Instruments.

“Loans” shall mean the loans as provided for by Section 2.01 and Section 2.12.

“Major Project” shall mean any transaction contemplated to be entered into by Holdings or any Subsidiary equal to or in excess of $5,000,000.

“Major Schedule I Lenders” shall mean collectively, The Bank of Montreal, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce and Royal Bank of Canada.

“Majority Lenders” shall mean, at any time, Lenders having more than 50% of the Aggregate Credit Exposure plus the unused Aggregate Commitments.

“Market Value” shall have the meaning assigned such term in Section 10.13(c).

“Material Adverse Effect” shall mean any material and adverse effect on (a) the assets, liabilities, financial condition, business, operations or prospects of Holdings and its Subsidiaries taken as a whole as reflected in the Financial Statements or (b) the ability of Holdings and its Subsidiaries taken as a whole to perform their obligations under the Loan Documents on a timely basis.

“Material Foreign Subsidiary” shall mean any Foreign Subsidiary with gross assets, excluding the value of the stock of all of its Subsidiaries, exceeding $20,000,000.

“Material Subsidiary” shall mean any Domestic Subsidiary with gross assets, excluding the value of the stock of all of its Subsidiaries, exceeding $5,000,000.

“Moody’s” shall mean Moody’s Investors Services, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” shall mean, with respect to any Disposition, issuance of Debt or Extraordinary Receipts, the gross amount received by Holdings or any of its Subsidiaries from such Disposition, issuance of Debt or Extraordinary Receipts, minus the sum of (a) the amount, if any, of all taxes paid or payable by Holdings or any of its Subsidiaries directly resulting from such Disposition, issuance of Debt or Extraordinary Receipts (including the amount, if any, estimated by Holdings in good faith at the time of such Disposition, issuance of Debt or Extraordinary Receipts for taxes payable by Holdings or any of its Subsidiaries on or measured by net income or gain resulting from such Disposition, issuance of Debt or Extraordinary Receipts), (b) the reasonable out-of-pocket costs and expenses incurred by Holdings or such Subsidiary in connection with such Disposition, issuance of Debt or Extraordinary Receipts (including, without limitation, reasonable brokerage fees paid to a Person other than an Affiliate of Holdings, but excluding any fees or expenses paid to an Affiliate of Holdings), (c) appropriate amounts required to be reserved (in accordance with GAAP) for post-closing adjustments by Holdings or any of its Subsidiaries in connection with such Disposition, against any liabilities retained by Holdings or any of its Subsidiaries after such Disposition, which liabilities are associated with the Property being disposed, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Disposition and (d) deduction for Debt secured by the Property being disposed, which Debt is repaid as a result of such Disposition.  Any proceeds received in a currency other than US Dollars shall, for purposes of the calculation of the amount of Net Proceeds, be in an amount equal to the US Dollar Equivalent thereof as of the date of receipt thereof by Holdings or any of its Subsidiaries.

“Notes” shall mean the promissory notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

“Notice of Termination” shall have the meaning assigned such term in Section 5.06(a).

“Offering Memorandum” shall mean that certain Offering Memorandum dated December 2004 and pertaining to the $650,000,000 senior secured facilities, consisting of the Revolving Credit Facility and the Term Loan B Facility.

“Offshore Currency” shall mean any lawful currency (other than US Dollars) that the relevant Issuing Bank with respect to any Offshore Currency Letter of Credit, in its sole reasonable opinion, at any time determines to be (a) freely traded in the offshore interbank foreign exchange markets, (b) freely transferable and (c) freely convertible into US Dollars.

“Offshore Currency Letter of Credit” shall mean any Letter of Credit denominated in an Offshore Currency.

“OPA” shall have the meaning assigned such term in the definition of Environmental Laws.

“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” shall have the meaning assigned such term in Section 4.06(b).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Percentage Share” shall mean for each US Tranche Revolving Lender, its US Tranche Percentage, for each Canadian Tranche Revolving Lender, its Canadian Tranche Percentage and for each Term Loan Lender, its Term Loan Percentage.

“Permitted Acquisition Category 1” shall mean an acquisition by Holdings or any of its Subsidiaries (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit or the Capital Stock of any Person, if after giving effect to such acquisition on a pro forma basis as if such acquisition (and all other acquisitions made during such period) had been made and the Debt financing such acquisition (and all other Debt financing all other acquisitions made during such period) had been incurred at the beginning of the four quarter Testing Period most recently ended, the Total Leverage Ratio for such Testing Period would equal or exceed 3.50 to 1.00.

“Permitted Acquisition Category 2” shall mean an acquisition by Holdings or any of its Subsidiaries (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit or the Capital Stock of any Person, if after giving effect to such acquisition on a pro forma basis as if such acquisition (and all other acquisitions made during such period) had been made and the Debt financing such acquisition (and all other Debt financing all other acquisitions made during such period) had been incurred at the beginning of the four quarter Testing Period most recently ended, the Total Leverage Ratio for such Testing Period would be less than 3.50 to 1.00.

“Permitted Acquisition Debt” means Debt of Holdings or any of its Subsidiaries, the proceeds of which are used for either a Permitted Acquisition Category 1 or Permitted Acquisition Category 2; provided that such Debt exceeding $25,000,000 in the aggregate has a scheduled maturity date that is later than the Term Loan Maturity Date and does not contain financial covenant ratios more restrictive or events of default that are materially more restrictive than those contained herein; provided further that for any Permitted Acquisition Category 1, the principal amount of Permitted Acquisition Debt of the US Borrowers shall not exceed $150,000,000 outstanding at any time.

“Permitted Liens” shall have the meaning assigned such term in Section 10.02.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Holdings, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Default Rate” shall mean, in respect of any principal of any Loan or any other amount payable by a Borrower under this Agreement or any other Loan Document, a rate per annum during the period equal to 2% per annum above the US Dollar Base Rate for US Tranche Loans and the Canadian Prime Rate for Canadian Tranche Loans as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided however, for US Dollar LIBOR Loans, the “Post-Default Rate” for such principal shall be, for the period commencing on the date of occurrence of an Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

“Price” shall have the meaning assigned such term in the definition of BA Net Proceeds.

“Principal Amount” shall mean for a Bankers’ Acceptance, the face amount thereof, for a BA Equivalent Loan, the principal amount thereof determined in accordance with Section 2.12(g) and for any other Loans and the LC Exposure, the outstanding principal amount thereof.

“Principal Offices” shall mean collectively, the Canadian Principal Office and the US Principal Office.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Money Indebtedness” shall mean debt, the proceeds of which are used to finance the acquisition, construction or improvement of inventory, equipment or other property in the ordinary course of business.

“Quarterly Date” shall mean the last day of each March, June, September and December, in each year, the first of which shall be March 31, 2005; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the immediately preceding Business Day.

“RCRA” shall have the meaning assigned such term in the definition of Environmental Laws.

“Recipient” shall have the meaning assigned such term in Section 4.06(a).

“Register” shall have the meaning assigned such term in Section 13.06(b).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

“Regulatory Change” shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

“Related Fund” shall mean, with respect to any Term Loan Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Term Loan Lender or by an Affiliate (as defined in clause (a) only of the definition of “Affiliate”) of such investment advisor.

“Replacement Lenders” shall have the meaning assigned such term in Section 5.06(b).

“Requesting Borrower” shall mean either the US Borrowers or the Canadian Borrower, as applicable, requesting a Loan.

“Reserve Account” shall have the meaning assigned such term in Section 11.03(a).

“Reserve Requirement” shall mean, for any Interest Period for any US Dollar LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion US Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D).  Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which US LIBOR is to be determined as provided in the definition of “US LIBOR” or (b) any category of extensions of credit or other assets which include a US Dollar LIBOR Loan.

“Responsible Officer” shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term “Responsible Officer” shall include the Chief Financial Officer and Vice President of Financial Services of such Person.  Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of any Borrower.

“Restricted Person” shall have the meaning assigned such term in Section 13.15.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Credit Facility” shall mean collectively, the US Tranche and the Canadian Tranche.

“Revolving Credit Maturity Date” shall mean the earlier to occur of (a) January 14, 2010 or (b) the date that the Aggregate Revolving Commitments are sooner terminated pursuant to Sections 2.03(b) or 11.02.

“Revolving Existing Indebtedness” shall mean all indebtedness under the Existing Credit Agreement and the Existing Tranche B Loan Facility.

“Revolving Loans” shall mean Loans made under the Revolving Credit Facility.

“Revolving Notes” shall mean Notes issued pursuant to Section 2.06 evidencing Loans under the Revolving Credit Facility.

“SEC” shall mean the Securities and Exchange Commission or any successor Governmental Authority.

“Security Instruments” shall mean the Letters of Credit, the Fee Letter, the agreements or instruments described or referred to in Exhibit D, and any and all other agreements or instruments now or hereafter executed and delivered by a Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Notes, or this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

“7 ¼% Notes” shall mean those certain unsecured 7 ¼% senior notes due 2010 issued pursuant to that certain Indenture dated as of May 27, 2003 between UCI and The Bank of New York, as amended, modified, supplemented or restated from time to time.

“Significant Domestic Subsidiary” shall mean each wholly-owned Domestic Subsidiary with gross assets, excluding the value of the stock of all of its Subsidiaries, exceeding $50,000,000.  If the gross asset value of the Domestic Subsidiaries that are not Subsidiary Guarantors exceeds $75,000,000 in the aggregate, those Domestic Subsidiaries holding a majority of those assets shall each be a Significant Domestic Subsidiary.  Notwithstanding the foregoing to the contrary, any Subsidiary involved in or created in connection with or as a requirement of and still used in connection with the ABS Facility shall be excluded from the application of this definition of a Significant Domestic Subsidiary.

“Special Entity” shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which Holdings or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law.  For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to “control” such second Person (e.g. a sole general partner controls a limited partnership).

“S&P” shall mean Standard & Poors Ratings Group, a division of The McGraw-Hill Companies, Inc.

“Subsidiary” shall mean (a) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by Holdings or one or more of its Subsidiaries and (b) any Special Entity.

“Subsidiary Guarantors” shall mean all Significant Domestic Subsidiaries required to execute the Guarantee and Collateral Agreement pursuant to Section 9.09.

“Taxes” shall have the meaning assigned such term in Section 4.06(a).

“Term” shall mean with respect to Bankers’ Acceptances and BA Equivalent Loans, the number of days from the Acceptance Date up to but not including the BA Maturity Date.

“Term Commitments” shall mean with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make Term Loans, expressed as an amount representing the maximum aggregate amount of such Term Loan Lender’s Term Credit Exposure hereunder.  The amount of each Term Loan Lender’s Term Commitment is set forth on Annex III attached hereto.  Each Term Loan Lender’s Term Commitment shall terminate immediately after the Term Loan Funding Date.  The aggregate amount of the Term Loan Lenders’ Term Commitments is $400,000,000.

“Term Credit Exposure” shall mean with respect to any Term Loan Lender at any time, the Principal Amount of such Term Loan Lender’s Term Loans.

“Term Loan” shall have the meaning assigned such term in Section 2.01(a)(v).

“Term Loan B Existing Indebtedness” shall mean the indebtedness under the 8 7/8% Notes.

“Term Loan B Facility” shall mean the Term Commitments and the Term Loans.

“Term Loan Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Loan Funding Date” shall mean February 15, 2005.

“Term Loan Lender” shall mean a Lender with an outstanding Term Loan. Those Persons listed on Annex III and any other Person that shall have become a party hereto pursuant to an Assignment, other than any such Person that ceases to be a party hereto pursuant to an Assignment.

“Term Loan Maturity Date” shall mean the earlier to occur of (a) February 15, 2012 or (b) the date the Term Loans are accelerated pursuant to Section 11.02.

“Term Loan Percentages” shall mean with respect to any Term Loan Lender, the percentage set forth in the column titled “Term Loan Percentage” on Annex III for such Term Loan Lender or in the Assignment pursuant to which such Term Loan Lender becomes a party hereto, as applicable.

“Term Notes” shall mean Notes issued pursuant to Section 2.06 evidencing Loans under the Term Loan B Facility.

“Term Tranche” shall mean the Term Commitments and the Term Loans.

“Terminated Lender” shall have the meaning assigned such term in Section 5.06(a).

“Testing Period” shall mean a single period consisting of the four consecutive fiscal quarters of Holdings then last ended (whether or not such quarters are all within the same fiscal year); provided, however, that if a particular provision of this Agreement indicates that a Testing Period shall be a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended which are so indicated in such provision.

“Total Debt” shall mean, at any time (without duplication), the sum of (a) 100% of Debt reflected as debt on the consolidated balance sheet of Holdings in accordance with GAAP, plus (b) any Debt that is not reflected on the consolidated balance sheet of Holdings which has been used to finance assets that generate income included in EBITDA.

“Total Interest Expense” shall mean, for any period, the total consolidated interest expense net of cash interest income of Holdings and its Consolidated Subsidiaries for such period (including, without limitation, the cash equivalent of the interest expense associated with Capital Lease Obligations, but excluding (a) upfront fees paid in connection with this Agreement, the ABS Facility, the Existing Tranche B Loan Facility, the 8 7/8% Notes or the 7 ¼% Notes, (b) Debt or lease issuance costs which have to be amortized, (c) lease payments on any office equipment or real property and (d) any principal components paid on all lease payments) plus rental payments made in connection with the ABS Facility (excluding any principal amortization components).

“Total Leverage Ratio” shall mean the ratio of Total Debt to EBITDA.

“Tranches” shall mean collectively, the Canadian Tranche, the US Tranche and the Term Tranche.

“Type” as to any Loan or Borrowing, its nature as a US Dollar Base Rate Loan or a US Dollar Base Rate Borrowing, a US Dollar LIBOR Loan or a US Dollar LIBO Rate Borrowing, a Canadian Prime Rate Loan or a Canadian Prime Rate Borrowing, a Bankers’ Acceptance or a BA Equivalent Loan, a Revolving Loan or Revolving Borrowing or a Term Loan or Term Loan Borrowing.

“US” or “United States” shall mean the United States of America, its fifty states, and the District of Columbia.

“US Commitment Fee” shall have the meaning assigned such term in Section 2.04(a).

“US Dollar Base Rate” shall mean, with respect to any US Dollar Base Rate Borrowing, for any day, the higher of (a) the Federal Funds Rate for any such day plus 1/2 of 1% or (b) the US Prime Rate for such day.  Each change in any interest rate provided for herein based upon the US Dollar Base Rate resulting from a change in the US Dollar Base Rate shall take effect at the time of such change in the US Dollar Base Rate.

“US Dollar Base Rate Loans” shall mean Loans that bear interest at rates based upon the US Dollar Base Rate.

“US Dollar Equivalent” shall mean, at any time of determination thereof, the amount of US Dollars involved which could be purchased with the applicable amount of the Alternate Currency involved computed at the spot rate of exchange as quoted or utilized by the US Administrative Agent on the date of determination thereof.

“US Dollar Equivalent Amount” shall mean at any Borrowing, conversion or continuation date for any Canadian Tranche Loan, the amount of US Dollars into which such Canadian Tranche Loan may be converted at the Bank of Canada noon spot rate of exchange for such date in Toronto, Canada at approximately 12:00 noon, Eastern time on such date.  In addition, the “US Dollar Equivalent Amount” of all outstanding Canadian Tranche Loans may be calculated at any time in the sole discretion of the US Administrative Agent and shall equal the amount of US Dollars into which all outstanding Canadian Tranche Loans may be converted at the Bank of Canada noon spot rate of exchange for such date in Toronto, Canada at approximately 12:00 noon, Eastern time on such date.

“US Dollar LIBOR Loans” shall mean Loans denominated in US Dollars that bear interest at a rate based upon the US Dollar LIBO Rate.

“US Dollar LIBO Rate” shall mean, with respect to any US Dollar LIBO Rate Borrowing, a rate per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) determined by the US Administrative Agent to be equal to the quotient of (a) US LIBOR for such Loan for the Interest Period for such Loan divided by (b) 1 minus the Reserve Requirement for such Loan for such Interest Period.

“US Dollars” and “$” shall mean lawful money of the United States of America.

“US Lender” shall mean a Lender who is either a US Revolving Tranche Lender or a Term Loan Lender.

“US LIBOR” shall mean the rate of interest determined on the basis of the rate for deposits in US Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Bridge Telerate Service (formerly Dow Jones Market Service) Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period.  In the event that such rate does not appear on Bridge Telerate Service (formerly Dow Jones Market Service) Page 3750, “US LIBOR” shall be determined by the US Administrative Agent to be the rate per annum at which deposits in US Dollars are offered by leading reference banks in the London interbank market to the US Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

“US Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate at its US Principal Office.  Each change in the US Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“US Principal Office” shall mean the principal office of the US Administrative Agent, which on the date of this Agreement is located at 301 South College Street, Charlotte, North Carolina 28288.

“US Tranche” shall mean the US Tranche Commitments, the US Tranche Loans and the LC Exposure.

“US Tranche Commitment” shall mean with respect to each US Tranche Revolving Lender, the commitment of such US Tranche Revolving Lender to make US Tranche Loans pursuant to Sections 2.01(a)(i) and to acquire participations in Letters of Credit pursuant to

Section 2.01(b), as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.03(b), (b) terminated pursuant to Section 5.06 or ARTICLE XI, or (c) modified from time to time to reflect any assignments permitted by Section 13.06(b); provided, during a Canadian Allocation Period, the US Tranche Commitment of any US Tranche Revolving Lender that is or has a branch or Affiliate that is a Canadian Tranche Revolving Lender shall be reduced by the Canadian Allocated Commitment of such Canadian Tranche Revolving Lender.  The initial amount of each US Tranche Revolving Lender’s US Tranche Commitment shall be the amount set forth on Annex I attached hereto.

“US Tranche Credit Exposure” shall mean at any time, the sum of the aggregate Principal Amount of the US Tranche Loans and LC Exposure outstanding at such time.  The US Tranche Credit Exposure of any US Tranche Revolving Lender at any time shall be such US Tranche Revolving Lender’s US Tranche Percentage of the total US Tranche Credit Exposure at such time.

“US Tranche Loans” shall mean the Revolving Loans pursuant to Section 2.01(a)(i).  Each US Tranche Loan shall be either a US Dollar LIBOR Loan or a US Dollar Base Rate Loan.

“US Tranche Percentage” shall mean:

(a)                                  at any time the US Tranche Commitments remain outstanding, a fraction (expressed as a percentage, carried out to the sixth decimal place), the numerator of which is the amount of the US Tranche Commitment of such US Tranche Revolving Lender at such time and the denominator of which is the amount of the Aggregate US Tranche Commitments at such time; and

(b)                                 upon the termination or expiration of the Aggregate Revolving Commitments, a fraction (expressed as a percentage, carried out to the sixth decimal place), the numerator of which is:

the sum of

(i)                                     the outstanding amount of US Tranche Loans of such US Tranche Revolving Lender plus

(ii)                                  an amount equal to (A) the outstanding amount of US Tranche Loans of such US Tranche Revolving Lender, divided by (B) the outstanding amount of US Tranche Loans of all US Tranche Revolving Lenders, times (C) the LC Exposure, and the denominator of which is the US Tranche Credit Exposure; provided that if such calculation results in a number that is zero, then the US Tranche Percentage shall be deemed to be the most recent US Tranche Percentage immediately prior to the termination or expiration of the Aggregate Revolving Commitments.

The initial US Tranche Percentage of each US Tranche Revolving Lender is the percentage set forth in the column titled “US Tranche Percentage” opposite the name of such US Tranche Revolving Lender on Annex I attached hereto or in the Assignment pursuant to which such US Tranche Revolving Lender becomes a party hereto, as applicable.

“US Tranche Revolving Lender” shall mean a Lender with a US Tranche Commitment or with outstanding US Tranche Credit Exposure.

“USA Patriot Act” shall have the meaning assigned such in Section 13.19.

“Wachovia” shall mean Wachovia Bank, National Associate and its successors.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.03                                Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agents or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of Holdings and its Consolidated Subsidiaries referred to in Section 7.02 (except for changes concurred with by Holdings and its Consolidated Subsidiaries’ independent public accountants); provided that, if Holdings notifies the US Administrative Agent that it requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP (including but not limited to any Statement of Financial Accounting Standards) affecting the calculation of any financial covenant (or if the US Administrative Agent notifies Holdings that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP affecting the calculation of any financial covenant, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

Section 1.04                                References and Titles.  All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivision.  The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur.  The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation.”  Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

ARTICLE II
Commitments

Section 2.01                                Loans and Letters of Credit.

(a)                                  Loans.

(i)                                     US Tranche Loans.  Each US Tranche Revolving Lender severally agrees, on the terms and conditions of this Agreement, to make Revolving Loans to the US Borrowers during the period from and including (A) the Closing Date or (B) such later date that such Lender becomes a party to this Agreement as provided in Section 13.06(b), to and up to, but excluding, the Revolving Credit Maturity Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender’s US Tranche Commitment as then in effect, minus the LC Exposure of such Lender.  Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Revolving Credit Maturity Date, the US Borrowers may borrow, repay and reborrow the amount described in this Section 2.01(a)(i).

(ii)                                  Reserved.

(iii)                               Canadian Tranche Loans.  Subject to Section 2.12, during the period from and including (A) the Closing Date or (B) such later date that such Lender becomes a party to this Agreement as provided in Section 13.06(b), to and up to, but excluding, the Revolving Credit Maturity Date, each Canadian Tranche Revolving Lender severally agrees, on the terms and conditions of this Agreement, (1) to make Canadian Tranche Loans to the Canadian Borrower in Canadian Dollars or US Dollars at the election of the Canadian Borrower and (2) to accept and purchase Bankers’ Acceptances from (or, at the option of the Canadian Tranche Revolving Lender, make BA Equivalent Loans in lieu of purchasing a Bankers’ Acceptance to) the Canadian Borrower.  The Canadian Tranche Loans, if in US Dollars, will be either US Dollar LIBOR Loans or US Dollar Base Rate Loans and, if in Canadian Dollars, will be either Canadian Prime Rate Loans, Bankers’ Acceptances or BA Equivalent Loans.  Each Canadian Tranche Revolving Lender’s Canadian Tranche Credit Exposure shall not exceed the amount of such Lender’s Canadian Allocated Commitment as then in effect; provided, however, that the aggregate principal amount of all such Canadian Tranche Loans by all Canadian Tranche Revolving Lenders hereunder at any one time outstanding shall not exceed the Canadian Allocated Total Commitments as then in effect.  Within the foregoing limits, the Canadian Borrower may use the Canadian Allocated Total Commitments by borrowing, repaying and (except for Bankers’ Acceptances and BA Equivalent Loans) prepaying the Canadian Tranche Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(iv)                              Maximum Amount of Loans.  The Combined Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitments at any time.

(v)                                 Term Loans.  Each Term Loan Lender severally agrees, subject to the terms and conditions set forth herein, to make a senior secured amortizing term loan (collectively, the “Term Loans”) to the US Borrowers on the Term Loan Funding Date in

the principal amount of such Term Loan Lender’s Term Commitment.  Once repaid or prepaid, Term Loans may not be reborrowed.

(b)                                 Letters of Credit.  During the period from and including the Closing Date to, but excluding, the 30th day prior to the Revolving Credit Maturity Date, the Issuing Banks, as issuing bank for the US Tranche Revolving Lenders, agree to extend credit for the account of the US Borrowers at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed $125,000,000.  The US Tranche Revolving Lenders shall participate in such Letters of Credit according to their respective US Tranche Percentages.  Each of the Letters of Credit shall (1) be issued by the Issuing Banks on a sight basis only, (2) contain such terms and provisions as are reasonably required by the Issuing Banks, (3) be for the account of such US Borrower and (4) expire not later than (A) 30 days before the Revolving Credit Maturity Date, with respect to commercial letters of credit, and (B) 10 days before the Revolving Credit Maturity Date, with respect to standby letters of credit.  The US Borrowers may request that one or more Letters of Credit be issued in an Offshore Currency denomination as part of the LC Exposure.  The aggregate US Dollar Equivalent of all Offshore Currency Letters of Credit, as of the issuance date of any such Offshore Currency Letter of Credit, shall not exceed $50,000,000.  No Issuing Bank shall be obligated to issue an Offshore Currency Letter of Credit if such Issuing Bank has determined, in its sole discretion, that it is unable to fund obligations in the requested Offshore Currency; provided, however, the US Administrative Agent shall use its best efforts to locate suitable issuers if no Issuing Banks are able to fund obligations in the requested Offshore Currency.  From and after the Closing Date, the Existing Letters of Credit shall be deemed to be Letters of Credit issued pursuant to this Section 2.01(b).  The Existing Letters of Credit are described on Schedule 2.01(b).

Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, this Section 2.01(b), the expiration date of one or more Letters of Credit may extend beyond the Revolving Credit Maturity Date; provided, however, it is hereby expressly agreed and understood that:

(i)                                     the aggregate face amount of all such Letters of Credit shall not at any time exceed $25,000,000;

(ii)                                  the expiration dates of such Letters of Credit shall not extend more than three (3) years beyond the Revolving Credit Maturity Date;

(iii)                               the US Borrowers shall, not later than five (5) Business Days prior to the Revolving Credit Maturity Date, deposit in an account with the US Administrative Agent, in the name of the US Administrative Agent for the benefit of the US Administrative Agent and the Issuing Banks, an amount in cash equal to the aggregate face amount of all such Letters of Credit as of such date; provided that for all Offshore Currency Letters of Credit, the US Borrowers shall deposit an amount in cash equal to 110% of the aggregate face amount of all such Offshore Currency Letters of Credit and will have a continuing obligation to maintain in such account at least an amount in cash equal to 110% of the aggregate face amount of all such Offshore Currency Letters of Credit based on the then US Dollar Equivalent, and the US Administrative Agent shall have exclusive dominion and control (including the exclusive right of withdrawal) over such account;

(iv)                              if the Issuing Banks make any disbursement in connection with a Letter of Credit after the Revolving Credit Maturity Date, such disbursement shall be an advance on behalf of the US Borrowers under this Agreement and shall be reimbursed to the Issuing Banks either (A) by the US Administrative Agent applying amounts in the cash collateral account referred to in clause (iii) above until reimbursed in full, or (B) by the US Borrowers pursuant to Section 2.10 (except that the US Borrowers shall not have the right to request that the US Tranche Revolving Lenders make, and the US Tranche Revolving Lenders shall not have any obligation to make, a Loan under this Agreement after the Revolving Credit Maturity Date to fund any such disbursement); and

(v)                                 all such disbursements referred to in clause (iv) of this paragraph shall be secured only by the cash collateral referred to in clause (iii) of this paragraph and the US Borrowers herby grant, and by each deposit of such cash collateral with the US Administrative Agent grant, to the US Administrative Agent a first-priority security interest in all such cash collateral, without any further action on the part of the Issuing Banks, the US Borrowers, the US Administrative Agent, any US Tranche Revolving Lender or any other Person now or hereafter party hereto (other than any action the US Administrative Agent reasonably deems necessary to perfect such security interest, which action the US Borrowers hereby authorize the US Administrative Agent to take), until same are reimbursed in full.

If, on the later of the Revolving Credit Maturity Date or the Term Loan Maturity Date (A) the US Tranche Commitments have been terminated, (B) the Loans, all interest thereon and all other amounts payable by the Borrowers hereunder or in connection herewith (other than the LC Exposure in connection with any Letter of Credit having an expiration date extending beyond the Revolving Credit Maturity Date as permitted by Section 2.01(b)) have been paid in full, and (C) the conditions set forth in clause (iii) above have been fully satisfied, then from and after such date the following provisions of this Agreement shall not be operative: Sections 9.01 (other than Section 9.01(a), which shall remain operative), 9.02 (except as the same may affect a Letter of Credit), 9.03(b), 9.04, 9.09, 9.10, 9.11, 10.01, 10.02 (except for cash collateral securing Letters of Credit), 10.03, 10.04, 10.06, 10.08, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.17 and 10.18.

If, after payment in full of all Indebtedness of the Borrowers under the Loan Documents (including without limitation, reimbursement obligations with respect to Letters of Credit) and the expiration or cancellation of all outstanding Letters of Credit, there remains any amount on deposit in the cash collateral account referred to in clause (iii) above, the US Administrative Agent shall, within three (3) Business Days after all such Indebtedness is paid in full and all outstanding Letters of Credit have expired or been cancelled, return such amount to the US Borrowers.

(c)                                  Limitation on Types of Loans.  Subject to the other terms and provisions of this Agreement, at the option of the US Borrowers, the US Tranche Loans may be US Dollar Base Rate Loans or US Dollar LIBOR Loans, and at the option of the Canadian Borrower, the Canadian Tranche Loans may be Canadian Prime Rate Loans, Bankers’ Acceptances, BA Equivalent Loans, US Dollar Base Rate Loans or US Dollar LIBOR Loans; provided that, without the prior written consent of the Majority Lenders, no more than ten (10) US Dollar LIBO Rate Borrowings and five (5) Bankers’ Acceptances or BA Equivalent Loans may be outstanding at any time with respect to the Revolving Credit Facility.  Subject to the other terms and provisions of this Agreement, at the option of the US Borrowers, the Term Loans may be US Dollar Base Rate Loans or US Dollar LIBOR Loans; provided that, without the prior written consent of the Majority Lenders, no more than ten (10) US Dollar LIBO Rate Borrowings may be outstanding at any time with respect to the Term Loan B Facility.

Section 2.02                                Borrowings, Continuations and Conversions, Letters of Credit.

(a)                                  Borrowings.  The Borrowers shall give the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) advance notice as hereinafter provided of each Borrowing hereunder, which shall specify (i) the aggregate amount of such Borrowing, (ii) the Type (in each case stating the amounts and currency requested), (iii) the date (which shall be a Business Day) of the Loans to be borrowed, (iv) (in the case of US Dollar LIBOR Loans) the duration of the Interest Period therefore and (v) the location and number of the Requesting Borrower’s account.  Notwithstanding the foregoing, all Borrowings by way of Bankers’ Acceptances and BA Equivalent Loans shall be made pursuant to Section 2.12.

(b)                                 Minimum Amounts.  All US Dollar Base Rate Borrowings and Canadian Prime Rate Borrowings shall be in amounts of at least $250,000 or with respect to any Revolving Borrowing, the remaining balance of the Aggregate US Tranche Commitments or the Canadian Allocated Total Commitments, as applicable, if less, or the amount of a Borrowing to fund a Letter of Credit pursuant to Section 2.10(b), if less, or any whole multiple of $250,000 in excess thereof, and all US Dollar LIBO Rate Borrowings shall be in amounts of at least $1,000,000 or the amount of a Borrowing to fund a Letter of Credit pursuant to Section 2.10(b), if less, or any whole multiple of $500,000 in excess thereof.

(c)                                  Notices.  The initial Borrowing and all subsequent Borrowings, continuations and conversions shall require advance written notice to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) in the form of Exhibits B-1 and B-2, as applicable (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Requesting Borrower to be received by the US Administrative Agent not later than (i) 12:00 p.m. Eastern time on the date of each US Dollar Base Rate Borrowing, (ii) 12:00 p.m. Eastern time one (1) Business Day prior to the date of each Canadian Prime Rate Borrowing and (iii) three (3) Business Days prior to the date of each US Dollar LIBO Rate Borrowing, continuation or conversion.  Without in any way limiting the Requesting Borrower’s obligation to confirm in writing any telephonic notice, the US Administrative Agent may act without liability upon the basis of telephonic notice believed by the US Administrative Agent in good faith to be from the Requesting Borrower prior to receipt of written confirmation.  In each such case, the Requesting Borrower hereby waives the right to dispute the US Administrative Agent’s record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the US Administrative Agent, its officers, employees, agents or representatives.  Either US Borrower may give notice for both US Borrowers.

(d)                                 Continuation Options.  Subject to the provisions made in this Section 2.02(d), the Borrowers may elect to continue all or any part of any US Dollar LIBO Rate Borrowing beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of such election, specifying the amount of such Borrowing to be continued and the Interest Period therefor.  In the absence of such a timely and proper election, the Borrowers shall be deemed to have elected to convert such US Dollar LIBO Rate Borrowing to a US Dollar Base Rate Borrowing, pursuant to Section 2.02(e).  All or any part of any US Dollar LIBO Rate Borrowing may be continued as provided herein, provided that (i) any continuation of any such Borrowing shall be (as to each Borrowing as continued for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and (ii) no Default shall have occurred and be continuing.  If a Default shall have occurred and be continuing, each US Dollar LIBO Rate Borrowing shall be converted to a US Dollar Base Rate Borrowing on the last day of the Interest Period applicable thereto.

(e)                                  Conversion Options.  The Borrowers may elect to convert all or any part of any US Dollar LIBO Rate Borrowing on the last day of the then current Interest Period relating thereto to (i) for the US Tranche, a US Dollar Base Rate Borrowing and (ii) for the Canadian Tranche, a US Dollar Base Rate Borrowing, a Canadian Prime Rate Borrowing or (subject to Section 2.12) a Bankers’ Acceptance or BA Equivalent Borrowing by giving advance notice to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of such election.  Subject to the provisions made in this Section 2.02(e), the Borrowers may elect to convert all or any part of any US Dollar Base Rate Borrowing at any time and from time to time to (A) for the US Tranche, a US Dollar LIBO Rate Borrowing and (B) for the Canadian Tranche, a US Dollar LIBO Rate Borrowing, a Canadian Prime Rate Borrowing or (subject to Section 2.12) a Bankers’ Acceptance or BA Equivalent Borrowing by giving advance notice as provided in Section 2.02(c) to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of such election.  Subject to the provisions made in this Section 2.02(e), the Canadian Borrower may elect to convert all or any part of any Canadian Prime Rate Borrowing at any time and from time to time to a US Dollar LIBO Rate Borrowing, a US Dollar Base Rate Borrowing or (subject to Section 2.12) a Bankers’ Acceptance or BA Equivalent Borrowing by giving advance notice as provided in Section 2.02(c) to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of such election.  All or any part of any outstanding Borrowing may be converted as provided herein, provided that (x) any conversion of any US Dollar Base Rate Borrowing into a US Dollar LIBO Rate Borrowing shall be (as to each such Borrowing into which there is a conversion for an applicable Interest Period) in amounts of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and (y) no Default shall have occurred and be continuing.  If a Default shall have occurred and be continuing, no US Dollar Base Rate Borrowing may be converted into a US Dollar LIBO Rate Borrowing.

(f)                                    Advances.  Not later than 1:00 p.m. Eastern time on the date specified for each Borrowing hereunder, each Applicable Lender shall make available the amount of the Loan to be made by it on such date to the Applicable Administrative Agent, to an account which such Administrative Agent shall specify, in immediately available funds, for the account of the Requesting Borrower.  The amounts so received by the Applicable Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Requesting Borrower by depositing the same, in immediately available funds, in an account of the Requesting Borrower, designated by such Borrower and maintained at its principal office.

(g)                                 Letters of Credit.  Any US Borrower shall submit to the US Administrative Agent and the Issuing Bank a Letter of Credit Application not later than 11:00 a.m. Eastern time, not less than three (3) Business Days prior to the proposed date of issuance (or such shorter period as may be agreed to by the US Administrative Agent and the Issuing Bank) and at least thirty (30) Business Days prior to the date of amendment, renewal or extension (or such shorter period as may be agreed to by the US Administrative Agent and the Issuing Bank) of a Letter of Credit hereunder.  Each Letter of Credit Application shall specify (i) the amount of such Letter of Credit, (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, amended, renewed or extended, (iii) the duration thereof, (iv) the name and address of the beneficiary thereof, (v) the form of the Letter of Credit, (vi) the name of the elected Issuing Bank and (vii) such other information as the US Administrative Agent and the Issuing Bank may reasonably request, all of which shall be reasonably satisfactory to the US Administrative Agent and such Issuing Bank.  Subject to the terms and conditions of this Agreement, on the date specified for the issuance, amendment, renewal or extension of a Letter of Credit, the Issuing Bank shall issue, amend, renew or extend such Letter of Credit to the beneficiary thereof.  Promptly thereafter, the Issuing Bank shall notify the US Administrative Agent and the applicable US Borrower, in writing, of such issuance, amendment, renewal or extension, and such notice shall be accompanied by a copy of such issuance, amendment, renewal or extension.  Promptly after receipt of such notice, the US Administrative Agent shall notify each US Tranche Revolving Lender, in writing, of such issuance, amendment, renewal or extension and if any US Tranche Revolving Lender so requests, the US Administrative Agent shall provide such Lender with copies of such issuance, amendment, renewal or extension.

Section 2.03                                Changes of Commitments.

(a)                                  The US Borrowers shall have the right to terminate or to reduce the amount of the Aggregate Term Commitments at any time prior to the Term Loan Funding Date, upon not less than three (3) Business Days’ prior notice to the US Administrative Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $500,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the US Administrative Agent.

(b)                                 The US Borrowers shall have the right to terminate or to reduce the amount of the Aggregate US Tranche Commitments at any time, or from time to time, upon not less than three (3) Business Days’ prior notice to the US Administrative Agent (which shall promptly notify the Lenders including the Canadian Administrative Agent) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $1,000,000 or any whole multiple of $500,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the US Administrative Agent; provided that, any termination in full of the Aggregate US Tranche Commitments pursuant to Section 2.03(b) shall automatically terminate in full the Canadian Allocated Maximum Total Commitments.

(c)                                  The US Borrowers shall have the right to allocate (or reallocate, if previously allocated) a portion of the Aggregate US Tranche Commitments as the Canadian Allocated Total Commitments by notice to the US Administrative Agent; provided that (i) any such notice shall be received by the US Administrative Agent not later than 11:00 a.m. Eastern time five (5) Business Days prior to the date such allocation or reallocation shall become effective which effective date may only be at the end of each fiscal quarter or prior to a Major Project, (ii) any such allocation or reallocation shall be in an aggregate amount of $5,000,000 or any whole multiple in excess thereof, not to exceed the Canadian Allocated Maximum Total Commitments, or shall be a reallocation to zero, (iii) the US Borrowers shall not allocate or reallocate any portion of the Aggregate US Tranche Commitments if, after giving effect thereto and to any concurrent prepayments hereunder (A) the US Tranche Credit Exposure would exceed the Aggregate US Tranche Commitments, (B) the Canadian Tranche Credit Exposure would exceed the Canadian Allocated Total Commitments and (C) any US Tranche Revolving Lender’s US Tranche Commitment would not equal or exceed its US Tranche Credit Exposure or any Canadian Tranche Revolving Lender’s Canadian Allocated Commitment would not equal or exceed its Canadian Tranche Credit Exposure.  The allocation will be effected by reducing the US Tranche Commitment of each US Tranche Revolving Lender that is or has a branch or an Affiliate that is a Canadian Tranche Revolving Lender by the amount that its or its branch’s or Affiliate’s Canadian Allocated Commitment is increased.  For any reallocation, its or its branch’s or Affiliate’s Canadian Allocated Commitment will be reduced by the amount that its US Tranche Commitment is increased.  Any US Tranche Revolving Lender that is not or has no branch or Affiliate that is a Canadian Tranche Revolving Lender will not have its US Tranche Commitment affected.  The US Administrative Agent will (x) promptly notify the Canadian Administrative Agent and the US Tranche Revolving Lenders and the Canadian Tranche Revolving Lenders of any such notice of allocation or reallocation of the Aggregate US Tranche Commitments and the amount of their respective Canadian Allocated Commitments, (y) prepare and provide to the Borrowers, the Canadian Administrative Agent and the other Lenders a new Annex I giving effect to such allocation or reallocation and (z) notify all Lenders of the Aggregate US Tranche Commitments and Canadian Allocated Total Commitments upon the effectiveness of such allocation or reallocation, which effectiveness shall require no vote or consent of any Lender.

(d)                                 At any time during which no Canadian Allocation Period exists, the US Borrowers may at such time permanently terminate their right to allocate a portion of the Aggregate US Tranche Commitments as the Canadian Allocated Total Commitments, at which time the obligations of the Canadian Borrower hereunder and each Guaranty pursuant to ARTICLE XIV shall automatically terminate, and thereafter no US Tranche Revolving Lender nor any Canadian Tranche Revolving Lender shall have any Canadian Allocated Commitment.

(e)                                  The Aggregate Term Commitments and the Aggregate US Tranche Commitments once terminated or reduced pursuant to Sections 2.03(a) and (b), respectively may not be reinstated.

Section 2.04                                Fees.

(a)                                  Commitment Fee.

(i)                                     The US Borrowers shall pay to the US Administrative Agent for the account of each US Tranche Revolving Lender a commitment fee, which shall accrue at the Applicable Margin (a “US Commitment Fee”), on the daily average unused amount (after deducting any LC Exposure) of each US Tranche Revolving Lender’s US Tranche Commitment for the period from and including the Closing Date up to, but excluding, the Revolving Credit Maturity Date.

(ii)                                  During a Canadian Allocation Period, in consideration of each Canadian Tranche Revolving Lender’s Canadian Allocated Commitment, the Canadian Borrower shall pay to the US Administrative Agent in US Dollars for the account of each Canadian Tranche Revolving Lender a commitment fee, which shall accrue at the Applicable Margin (a “Canadian Commitment Fee”), on the daily average unused amount of each Canadian Tranche Revolving Lender’s Canadian Allocated Commitment for the Canadian Allocation Period.

(iii)                               Accrued Commitment Fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Revolving Commitments are terminated or the Revolving Credit Maturity Date.

(b)                                 Letter of Credit Fees.

(i)                                     The US Borrowers shall pay to the US Administrative Agent, for the account of each US Tranche Revolving Lender and the Issuing Banks, commissions for issuing the Letters of Credit on the daily outstanding amount of the maximum liability of the Issuing Banks existing from time under such Letter of Credit (including the US Dollar Equivalent of the face amount of the outstanding Offshore Currency Letter of Credit) (calculated separately for each Letter of Credit) at a rate equal to the Applicable Margin for US Dollar LIBOR Loans under the Revolving Credit Facility, in effect from time to time during the term of each Letter of Credit.  Each Letter of Credit shall be deemed outstanding up to the available face amount of the Letter of Credit (including the US Dollar Equivalent of the face amount of the outstanding Offshore Currency Letter of Credit) until the Issuing Banks have received from the beneficiary a written cancellation authorization, in form and substance reasonably acceptable to the Issuing Banks or until the date the Letter of Credit expires by its terms.  Such commissions are payable quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

(ii)                                  Out of the fees described in Section 2.04(b)(i), the US Administrative Agent shall pay to the Issuing Bank, for such Issuing Bank’s account, 0.125% per annum of each such fee as an issuing fee and shall pay to the US Tranche Revolving Lenders a pro rata share of the remaining portion of such fees.

(iii)                               The US Borrowers shall pay to the Issuing Bank for its own account, upon each drawing or payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and reasonable out-of-pocket expenses which the Issuing Bank or its Affiliate is generally imposing in connection with such occurrence with respect to letters of credit.

(c)                                  Ticking Fees.  The US Borrowers shall pay to the US Administrative Agent for the account of each Term Loan Lender a ticking fee which shall accrue at 0.35% on the daily average amount of such Term Loan Lender’s Term Commitment for the period from and including the Closing Date up to the Term Loan Funding Date.  Ticking fees shall be payable on the Term Loan Funding Date.

(d)                                 Other Fees.  The US Borrowers shall pay to the US Administrative Agent for its own account such other fees as are set forth in the Fee Letter on the dates specified therein to the extent not paid prior to the Closing Date.

Section 2.05                                Several Obligations.  The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

Section 2.06                                Notes.  Any Lender may request that the Loans made by it be evidenced by a promissory note.  In such event, the Applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender, substantially in the form of Exhibit A-1, with respect to Revolving Loans made to the US Borrowers, Exhibit A-2 with respect to Revolving Loans made to the Canadian Borrower and Exhibit A-3 with respect to Term Loans, as applicable, dated (a) the Closing Date or (b) the effective date of an Assignment pursuant to Section 13.06(b), in a principal amount equal to its Percentage Share of the Aggregate US Tranche Commitments, Canadian Allocated Maximum Total Commitments or Aggregate Term Commitments as the case may be, as originally in effect and otherwise duly completed and such substitute Notes as required by Section 13.06(b); provided that promissory notes requested in amounts less than $1,000,000 shall require the consent of the Applicable Borrower, such consent not to be unreasonably withheld or delayed.  The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books and maintained in accordance with its usual practice.  Failure to make such recordation shall not affect any Lender’s or any Borrower’s rights or obligations in respect of such Loans.

Section 2.07                                Prepayments.

(a)                                  Voluntary Prepayments.  The Borrowers may prepay the US Dollar Base Rate Loans and the Canadian Borrower may prepay the Canadian Prime Rate Loans, as applicable, upon the same Business Day’s prior notice to the US Administrative Agent (which shall promptly notify the Lenders, including the Canadian Administrative Agent), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000,000 or the remaining aggregate principal balance outstanding on the applicable Notes) and shall be irrevocable and effective only upon receipt by the US Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date.  The Borrowers may prepay US Dollar LIBOR Loans on the same conditions as for US Dollar Base Rate Loans (except that prior notice to the US Administrative Agent shall not be less than three (3) Business Days for US Dollar LIBOR Loans) and in addition such prepayments of US Dollar LIBOR Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the US Dollar LIBOR Loans for the Interest Period prepaid.  Any prepayments made to the Term Loans shall be applied inversely to the remaining installments owed pursuant to Section 3.01(b).  Notwithstanding the foregoing, the Canadian Borrower shall not be permitted to prepay any Bankers’ Acceptances or BA Equivalent Loans at any time.

(b)                                 Mandatory Prepayments.

(i)                                     If, after giving effect to any termination, reduction or allocation of the Aggregate US Tranche Commitments pursuant to Sections 2.03(b) and (c), (A) the US Tranche Credit Exposure exceeds the Aggregate US Tranche Commitments or (B) any US Tranche Revolving Lender’s US Tranche Credit Exposure exceeds its US Tranche Commitment, (1) the US Borrowers shall prepay the US Tranche Loans on the date of such termination, reduction or allocation in an aggregate principal amount, together with interest on the principal amount paid accrued to the date of such prepayment, equal to the excess to be applied first to clause (A) above and then any remaining to clause (B) above for the applicable US Tranche Revolving Lender and (2) if any excess remains after prepaying all of the US Tranche Loans because of the LC Exposure, the US Borrowers shall pay to the US Administrative Agent on behalf of the Issuing Bank and the US Tranche Revolving Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.

(ii)                                  If, after giving effect to any reallocation of the Canadian Allocated Commitment pursuant to Section 2.03(c) or any termination or reduction pursuant to Section 2.03(b), (A) the outstanding aggregate principal amount of the Canadian Tranche Credit Exposure exceeds the Canadian Allocated Total Commitments or (B) any Canadian Tranche Revolving Lender’s Canadian Tranche Credit Exposure exceeds its Canadian Allocated Commitment, the Canadian Borrower shall prepay the Canadian Tranche Loans (other than Bankers’ Acceptances and BA Equivalent Loans) on the date of such reallocation in an aggregate principal amount, together with interest on the principal amount paid accrued to the date of such prepayment equal to the excess to be applied first to clause (A) above and then any remaining to clause (B) above for the applicable Canadian Tranche Revolving Lender.

(iii)                               Upon the incurrence or issuance by any Subsidiary of Holdings of any increase in the amount of Debt permitted by Section 10.01(e) in excess of $200,000,000 outstanding, and any subsequent increases over the previous highest amount outstanding permitted under Section 10.01(e), the US Borrowers shall prepay an amount equal to 75% of all Net Proceeds received from each such increase within ten (10) Business Days after receipt thereof by Holdings or such Subsidiary.  Each prepayment of Loans pursuant to this Section 2.07(b)(iii) shall be applied pursuant to Section 2.07(b)(vi).

(iv)                              Upon the Disposition of any Property by Holdings or any of its Domestic Subsidiaries which in the aggregate results in the realization by Holdings or such Domestic Subsidiary of Net Proceeds (determined as of the date of such Disposition, whether or not such Net Proceeds are then received by Holdings or such Domestic Subsidiary and which Net Proceeds are not reinvested in the business of Holdings or its Domestic Subsidiaries within 180 days from the time of such Disposition), the US Borrowers shall prepay an amount equal to 100% of all Net Proceeds received therefrom and not reinvested within five (5) Business Days after such 180 day period.  Each prepayment of Loans pursuant to this Section 2.07(b)(iv) shall be applied pursuant to Section 2.07(b)(vi).

(v)                                 Upon the receipt by Holdings or any of its Domestic Subsidiaries of an Extraordinary Receipt and not otherwise included in clause (iii) or (iv) of this Section, which in the aggregate results in the realization by Holdings or such Domestic Subsidiary of Net Proceeds and such Net Proceeds are not subject to a plan of reinvestment in the business of Holdings or its Domestic Subsidiaries within 180 days from the time of such receipt, Holdings shall prepay an amount equal to 100% of all Net Proceeds received therefrom and not reinvested within fifteen (15) Business Days after such 180 day period.  Each prepayment of Loans pursuant to this Section 2.07(b)(v) shall be applied pursuant to Section 2.07(b)(vi).

(vi)                              With respect to subsections (iii), (iv) and (v) above, if no Event of Default exists and is continuing, the US Borrowers shall first prepay the Term Loans in an aggregate principal amount, together with interest on the principal amount paid accrued to the date of such prepayment, equal to the Net Proceeds required to be prepaid pursuant to such subsections which shall be applied inversely to the remaining installments owed pursuant to Section 3.01(b), and if any excess remains after prepaying all of the Term Loans, the Borrowers shall apply the remaining Net Proceeds to (A) prepay the US Tranche Loans, together with interest on the principal amount paid accrued to the date of such prepayment and/or (B) the Canadian Borrower shall prepay the Canadian Tranche Loans (other than Bankers’ Acceptances and BA Equivalent Loans), together with interest on the principal amount paid accrued to the date of such prepayment, and (C) if any excess remains after prepaying all of the Term Loans and the Revolving Loans because of the LC Exposure, the US Borrowers shall pay to the US Administrative Agent on behalf of the US Tranche Revolving Lenders an amount equal to the excess to be held as cash collateral as provided in Section 2.10(b) hereof.

(c)                                  Generally.  Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of US Dollar LIBOR Loans.  Any prepayments on the Revolving Loans may be reborrowed subject to the then effective Aggregate US Tranche Commitments and the Canadian Allocated Total Commitments, as applicable.  Any prepayments on the Term Loans may not be reborrowed.  Notwithstanding Section 2.07(b), any prepayments made if an Event of Default exists and is continuing shall be applied pari passu to the Aggregate Credit Exposure.  In the event of a mandatory prepayment pursuant to this Section 2.07 which would cause Bankers’ Acceptances and BA Equivalent Notes to be prepaid but for the prohibition on prepayment contained herein, the US Administrative Agent shall deposit with the Canadian Administrative Agent an amount equal to the Principal Amount that would have been prepaid for such Bankers’ Acceptances and BA Equivalent Notes on behalf of the Canadian Revolving Lenders holding such Bankers’ Acceptances and BA Equivalent Notes to be held pursuant to the terms in Section 2.12(i) except that on the BA Maturity Date for such Bankers’ Acceptances and BA Equivalent Notes, the Canadian Administrative Agent shall apply such amounts against such Bankers’ Acceptances and BA Equivalent Notes.

Section 2.08                                Reserved.

Section 2.09                                Assumption of Risks.  Each US Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit.  Neither the Issuing Bank (except in the case of gross negligence or willful misconduct on the part of the Issuing Bank or any of its officers, employees, agents or representatives as determined by final and non appealable judgment of a court of competent jurisdiction), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank’s control or the control of the Issuing Bank’s correspondents.  In addition, neither the Issuing Bank, the US Administrative Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank’s correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank’s, the US Administrative Agent’s or any Lender’s rights or powers hereunder, all of which rights shall be cumulative.  The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary.  In furtherance and not in limitation of the foregoing provisions, each US Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrowers and shall not put the Issuing Bank or its correspondents under any resulting liability to the Borrowers.

Section 2.10                                Obligation to Reimburse and to Prepay.

(a)                                  In connection with any Letter of Credit, the US Borrowers may make funds available for disbursement by the Issuing Bank in connection with such Letter of Credit.  In such cases, the Issuing Bank shall use such funds which the US Borrowers have made available to fund such Letter of Credit.  In addition, the US Borrowers may give written instructions to the Issuing Bank and the US Administrative Agent to make a Loan under this Agreement to fund any Letters of Credit which may be drawn.  In all such cases, the US Borrowers shall give the appropriate notices required under this Agreement for a US Dollar Base Rate Loan or a US Dollar LIBOR Loan.  If a disbursement by the Issuing Bank is made under any Letter of Credit, in cases in which the US Borrowers have not either provided their own funds to fund a draw on a Letter of Credit or given the US Administrative Agent prior notice for a Loan under this Agreement, then the US Borrowers shall pay to the US Administrative Agent within two (2) Business Days after notice of any such disbursement is received by the US Borrowers, the amount and, in the case of any Offshore Currency Letters of Credit, the US Dollar Equivalent determined on the date of such disbursement, of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for US

Dollar Base Rate Loans through the second Business Day after notice of such disbursement is received by such US Borrower and (ii) thereafter, the Post-Default Rate for US Dollar Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount.  The obligations of each US Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances:  (A) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (B) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (C) the existence of any claim, set-off, defense or other rights which either US Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the US Administrative Agent, any US Tranche Revolving Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (D) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (E) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (F) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, the US Borrowers will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank or its officers, employees, agents or representatives, except where the US Borrowers or any Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct, except for reasonable costs and expenses associated with such recovery.

(b)                                 In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.07(b) or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure, except for all Offshore Currency Letters of Credit which shall equal an amount equal to 110% of the aggregate face amount of all such Offshore Currency Letters of Credit based on the then US Dollar Equivalent, shall be deemed to be forthwith due and owing by the US Borrowers to the Issuing Bank, the US Administrative Agent and the US Tranche Revolving Lenders as of the date of any such occurrence; and each US Borrower’s obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the US Borrowers may now or hereafter have against any such beneficiary, the Issuing Bank, the US Administrative Agent, the US Tranche Revolving Lenders or any other Person for any reason whatsoever.  The US Borrowers will have a continuing obligation to maintain in such account at least an amount in cash equal to 110% of the aggregate face amount of all such Offshore Currency Letters of Credit based on the then US Dollar Equivalent.  Such payments shall be held by the Issuing Bank on behalf of the US Tranche Revolving Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the US Borrowers hereby grant to, and by their deposit with the US Administrative Agent grants to, the US Administrative Agent a security interest in such cash collateral.  In the event of any such payment by the US Borrowers of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the US Administrative Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the US Borrowers (i) amounts for which the contingent obligations evidenced by the Letters of Credit have ceased and (ii) amounts on deposit as cash collateral for Letters of Credit.

(c)                                  Each US Tranche Revolving Lender severally and unconditionally agrees that it shall promptly reimburse the Issuing Bank in US Dollars an amount equal to such Lender’s participation in any Letter of Credit as provided in Section 2.01(b) of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed according to this Section 2.10 and such obligation to reimburse is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  If the US Borrowers fail to make such payment when due, the US Administrative Agent shall notify each US Tranche Revolving Lender of the applicable disbursement, the payment then due from the US Borrowers in respect thereof and such Lender’s applicable percentage thereof.  Promptly following receipt of such notice, each US Tranche Revolving Lender shall pay to the US Administrative Agent its applicable percentage of the payment then due from the US Borrowers, in the same manner as provided in Section 2.02(f) with respect to Loans made by such Lender (and Section 2.02(f) shall apply, mutatis mutandis, to the payment obligations of the US Tranche Revolving Lenders), and the US Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the US Tranche Revolving Lenders.  Promptly following receipt by the US Administrative Agent of any payment from the US Borrowers pursuant to this paragraph, the US Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that US Tranche Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such US Tranche Revolving Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any disbursement shall constitute a Loan and shall not relieve the US Borrowers of their obligation to reimburse such disbursement.

(d)                                 Notwithstanding anything to the contrary contained herein, if no Event of Default has occurred and is continuing, and subject to availability under the Aggregate Revolving Commitments (after reduction for the LC Exposure), to the extent the US Borrowers have not reimbursed the Issuing Bank for any drawn upon Letter of Credit within one (1) Business Day after notice of such disbursement has been received by the US Borrowers, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the US Tranche Revolving Lenders as a Loan hereunder and used by such Lenders to pay such Letter of Credit reimbursement obligation in the percentages referenced in clause (c) above.  If an Event of Default has occurred and is continuing, or if the funding of such Letter of Credit reimbursement obligation as a Loan would cause the aggregate amount of all Loans outstanding to exceed the Aggregate Revolving Commitments (after reduction for the LC Exposure), such Letter of Credit reimbursement obligation shall not be funded as a Loan, but instead shall accrue interest as provided in Section 2.10(a).

Section 2.11                                Lending Offices.  The Loans of each Type made by each Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type.

Section 2.12                                Bankers’ Acceptances and BA Equivalent Loans.

(a)                                  Subject to the terms and conditions of this Agreement, the Canadian Allocated Commitments may be utilized, upon the request of the Canadian Borrower, in addition to Canadian Prime Rate Loans, US Dollar Base Rate Loans and US Dollar LIBOR Loans provided for by Section 2.01(a)(iii), for the acceptance and purchase by the Canadian Tranche Revolving Lenders of Bankers’ Acceptances issued by the Canadian Borrower or the making of BA Equivalent Loans, provided that (i) in no event shall the US Dollar Equivalent Amount of the aggregate amount of the Canadian Prime Rate Loans, Bankers’ Acceptances and BA Equivalent Loans and the aggregate amount of the US Dollar Base Rate Loans and the US Dollar LIBOR Loans owing to the Canadian Tranche Revolving Lenders exceed the Canadian Allocated Total Commitments, (ii) all Bankers’ Acceptances and BA Equivalent Notes shall have maturities which fall on a Business Day and are an integral multiple of thirty (30) days, and are not less than thirty (30) days or more than 180 days, from the Acceptance Date (and shall in no event mature on a date after the Revolving Credit Maturity Date) and (iii) in no event shall the face amount of any Borrowing by way of Bankers’ Acceptance or BA Equivalent Loan be less than C$1,000,000 and other than in multiples of C$100,000 for any amounts in excess thereof.  Whenever the Canadian Borrower is required to furnish a notice to the Canadian Administrative Agent pursuant to the following additional provisions of this Section 2.12, it shall give a copy of such notice to the US Administrative Agent.

(b)                                 To facilitate the acceptance of Bankers’ Acceptances and the issuance of BA Equivalent Notes under this Agreement, the Canadian Borrower shall, from time to time as required, provide to the Canadian Administrative Agent Drafts and BA Equivalent Notes duly executed and endorsed in blank by the Canadian Borrower in quantities sufficient for each Canadian Tranche Revolving Lender to fulfill its obligations hereunder.  In addition, the Canadian Borrower hereby appoints each Canadian Tranche Revolving Lender as its attorney, with respect to Drafts and BA Equivalent Notes for which the Canadian Borrower has provided a Bankers’ Acceptance or BA Equivalent Loan notice:

(i)                                     to complete and sign on behalf of the Canadian Borrower, either manually or by facsimile or mechanical signature, the Drafts to create the Bankers’ Acceptances (with, in each Canadian Tranche Revolving Lender’s discretion, the inscription “This is a depository bill subject to the Depository Bills and Notes Act (Canada)”) or the BA Equivalent Notes, as applicable;

(ii)                                  after the acceptance thereof by any Canadian Tranche Revolving Lender, to endorse on behalf of the Canadian Borrower, either manually or by facsimile or mechanical signature, such Bankers’ Acceptance in favor of the applicable purchaser or endorsee thereof including, in such Canadian Tranche Revolving Lender’s discretion, such Canadian Tranche Revolving Lender or a clearing house (as defined by the DBNA);

(iii)                               to deliver such Bankers’ Acceptances to such purchaser or to deposit such Bankers’ Acceptances with such clearing house; and

(iv)                              to comply with the procedures and requirements established from time to time by such Canadian Tranche Revolving Lender or such clearing house in respect of the delivery, transfer and collection of Drafts and Bankers’ Acceptances.

The Canadian Borrower recognizes and agrees that all Drafts, Bankers’ Acceptances and BA Equivalent Notes signed, endorsed, delivered or deposited on its behalf by a Canadian Tranche Revolving Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued, delivered or deposited by the proper signing officer of the Canadian Borrower.  Each Canadian Tranche Revolving Lender is hereby authorized to accept such Drafts or issue such Bankers’ Acceptances endorsed in blank or issue BA Equivalent Notes in such face amounts as may be determined by such Canadian Tranche Revolving Lender in accordance with the terms of this Agreement, provided that the aggregate amount thereof is less than or equal to the aggregate amount of Bankers’ Acceptances required to be accepted by or BA Equivalent Loans made by such Canadian Tranche Revolving Lender.  No Canadian Tranche Revolving Lender shall be responsible or liable for its failure to accept a Bankers’ Acceptance or make a BA Equivalent Loan if the cause of such failure is, in whole or in part, due to the failure of the Canadian Borrower to provide duly executed and endorsed Drafts or BA Equivalent Notes to the Canadian Administrative Agent on a timely basis, nor shall any Canadian Tranche Revolving Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct of such Canadian Tranche Revolving Lender, its officers, employees, agents or representatives. The Canadian Administrative Agent and each Canadian Tranche Revolving Lender shall exercise such care in the custody and safekeeping of Drafts and BA Equivalent Notes as it would exercise in the custody and safekeeping of similar property owned by it. Each Canadian Tranche Revolving Lender will, upon the request of the Canadian Borrower, promptly advise the Canadian Borrower of the number and designation, if any, of Drafts and BA Equivalent Notes then held by it for the Canadian Borrower. Each Canadian Tranche Revolving Lender shall maintain a record with respect to Drafts and Bankers’ Acceptances (A) received by it from the Canadian Administrative Agent in blank hereunder, (B) voided by it for any reason, (C) accepted by it hereunder, (D) purchased by it hereunder and (E) canceled at their respective maturities and of BA Equivalent Notes (1) received by it from the Canadian Administrative Agent in blank hereunder, (2) voided by it for any reason and (3) canceled at their respective maturities. Each Canadian Tranche Revolving Lender further agrees to retain such records in the manner and for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Canadian Tranche Revolving Lender.

(c)                                  When the Canadian Borrower wishes to make a Borrowing by way of Bankers’ Acceptances or BA Equivalent Loans, the Canadian Borrower shall give the Administrative Agents a borrowing notice in the form of Exhibit B-2 with respect to the issuance of the Bankers’ Acceptances or BA Equivalent Notes by not later than 1:00 p.m. Eastern time, three (3)

Business Days’ prior to the Acceptance Date.  Each borrowing notice shall be irrevocable and binding on the Canadian Borrower.  The Canadian Borrower shall indemnify each Canadian Tranche Revolving Lender against any loss or expense incurred by such Lender as a result of any failure by the Canadian Borrower to fulfill or honor before the date specified as the Acceptance Date, the applicable conditions set forth in ARTICLE VI, if, as a result of such failure the requested Bankers’ Acceptance or a BA Equivalent Loan is not made on such date.  Unless otherwise agreed among the Administrative Agents and the Canadian Tranche Revolving Lenders, the aggregate amount of all Bankers’ Acceptances or BA Equivalent Notes issued on any Acceptance Date hereunder shall be accepted pro rata, subject to Section 2.12(g), by all Canadian Tranche Revolving Lenders relative to their respective Canadian Tranche Percentage.  Upon receipt of a borrowing notice, the Canadian Administrative Agent shall advise each Canadian Tranche Revolving Lender of the contents thereof.  Upon the acceptance of a Bankers’ Acceptance or a BA Equivalent Note by a Canadian Tranche Revolving Lender, such Lender shall purchase such Bankers’ Acceptance from or make such BA Equivalent Loan to the Canadian Borrower and pay to the Canadian Administrative Agent not later than 12:00 p.m. Eastern time, on the day of such Borrowing, for the account of the Canadian Borrower, the amount of the BA Net Proceeds in respect of such Bankers’ Acceptance or BA Equivalent Loan.

(d)                                 On each day during the period commencing with the issuance by the Canadian Borrower of any Bankers’ Acceptance and until such BA Exposure shall have been paid by the Canadian Borrower, the Canadian Allocated Commitment of each Accepting Lender that is able to extend credit by way of Bankers’ Acceptances shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the Principal Amount of such Bankers’ Acceptance.  The Canadian Allocated Commitment of any Canadian Tranche Revolving Lender providing a BA Equivalent Loan rather than Bankers’ Acceptances shall be deemed utilized during this period in an amount equal to its Canadian Tranche Percentage of the total amount of Bankers’ Acceptances and BA Equivalent Loans in each borrowing notice.

(e)                                  The Canadian Borrower agrees to pay on the BA Maturity Date for each Bankers’ Acceptance and BA Equivalent Note, to the Canadian Administrative Agent for account of each Accepting Lender, an amount equal to the Principal Amount of such Bankers’ Acceptance or BA Equivalent Note.  The Canadian Borrower hereby waives presentment for payment of Bankers’ Acceptances or BA Equivalent Note by each Accepting Lender and any defense to payment of amounts due to an Accepting Lender in respect of a Bankers’ Acceptance or BA Equivalent Note which might exist by reason of such Bankers’ Acceptance or BA Equivalent Note being held at maturity by the Accepting Lender which accepted it and agree not to claim from such Lender any days of grace for the payment at maturity of Bankers’ Acceptances or BA Equivalent Notes.

(f)                                    If the Canadian Borrower fails to notify the Canadian Administrative Agent in writing not later than 1:00 p.m. Eastern time, on the Business Day prior to any BA Maturity Date that the Canadian Borrower intends to pay the Bankers’ Acceptances and BA Equivalent Loans due on such BA Maturity Date, or fails to make such payment, the Canadian Borrower shall be deemed, for all purposes to have given the Canadian Administrative Agent notice of a borrowing of a Canadian Prime Rate Loan pursuant to Section 2.02(a) for an amount equal to the Principal Amount of such Bankers’ Acceptance and BA Equivalent Loan; provided that:

(i)                                     the BA Maturity Date for such Bankers’ Acceptances shall be considered to be the date of such Borrowing;

(ii)                                  the proceeds of such Canadian Prime Rate Loan shall be used to pay the Principal Amount of the Bankers’ Acceptance due on such BA Maturity Date;

(iii)                               each Canadian Tranche Revolving Lender which has made a maturing BA Equivalent Loan (in accordance with Section 2.12(g) hereof) shall continue to extend credit to the Canadian Borrower (without further advance of funds to the Canadian Borrower) by way of a Canadian Prime Rate Loan in the Principal Amount equal to its maturing BA Equivalent Loan; and

(iv)                              the Canadian Administrative Agent shall promptly and in any event within three (3) Business Days following the BA Maturity Date of such Bankers’ Acceptances and such BA Equivalent Loans, notify the Canadian Borrower in writing of the making of or converting to such Canadian Prime Rate Loan pursuant to this Section 2.12(f).

(g)                                 If, in the sole judgment of a Canadian Tranche Revolving Lender, such Lender is unable, as a result of applicable law, customary market practice, or otherwise, to extend credit by way of Bankers’ Acceptances in accordance with this Agreement, such Lender shall give notice to such effect to the Canadian Administrative Agent and the Canadian Borrower prior to 11:00 a.m. Eastern time, on the date of the requested credit extension (which notice may, if so stated therein, remain in effect with respect to subsequent requests for extension of credit by way of Bankers’ Acceptances until revoked by notice to the Administrative Agents and the Canadian Borrower) and shall make available to the Canadian Administrative Agent, in accordance with this Section 2.12 hereof prior to 2:00 p.m. Eastern time, on the date of such requested credit extension, a BA Equivalent Loan in an amount equal to the BA Net Proceeds equivalent to such Lender’s Canadian Tranche Percentage of the total amount of credit requested to be extended by way of Bankers’ Acceptances.

(h)                                 It is the intention of the Canadian Administrative Agent, the Canadian Tranche Revolving Lenders, and the Canadian Borrower that, except to the extent a Canadian Tranche Revolving Lender advises otherwise, pursuant to the DBNA, all Bankers’ Acceptances accepted by the Canadian Tranche Revolving Lenders under this Agreement shall be issued in the form of a “depository bill” (as defined in the DBNA), deposited with the Canadian Depository for Securities Ltd. and made payable to CDS & Co.

(i)                                     If any Event of Default shall have occurred and be continuing, on the Business Day that the Canadian Borrower receives notice from the Canadian Tranche Revolving Lenders with BA Exposure representing greater than 66 2/3% of the total BA Exposure or, if the maturity of the Loans has been accelerated, from the Canadian Administrative Agent, the US Administrative Agent, or the Majority Lenders, demanding the deposit of cash collateral pursuant to this paragraph, the Canadian Borrower shall deposit in an account with the Canadian Administrative Agent, in the name of the Canadian Administrative Agent and for the benefit of the Canadian Tranche Revolving Lenders, an amount in cash equal to the BA Exposure of the Canadian Borrower as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 11.01(f) or Section 11.01(g).  Any such deposit shall be held by the Canadian Administrative Agent as collateral for the payment and performance of the obligations of the Canadian Borrower under this Agreement.

The Canadian Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Canadian Administrative Agent and at the Canadian Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Canadian Administrative Agent for the satisfaction of the obligations of the Canadian Borrower with respect to the BA Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Canadian Borrower under this Agreement (but subject to the consent of Canadian Tranche Revolving Lenders with BA Exposure representing greater than 50% of the total BA Exposure).  If the Canadian Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Canadian Borrower within three (3) Business Days after all Events of Default have been cured or waived.

(j)                                     Drafts of the Canadian Borrower to be accepted as Bankers’ Acceptances and BA Equivalent Notes hereunder shall be duly executed on behalf of the Canadian Borrower. Notwithstanding that any person whose signature appears on any Bankers’ Acceptance or BA Equivalent Note as a signatory for the Canadian Borrower may no longer be an authorized signatory for the Canadian Borrower at the date of issuance of a Bankers’ Acceptance or advance of a BA Equivalent Loan, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance or advance, and any such Bankers’ Acceptance or BA Equivalent Note so signed shall be binding on the Canadian Borrower.

(k)                                  Each Canadian Tranche Revolving Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it.

Section 2.13                                Joint and Several Liability of the US Borrowers.  Subject to Section 2.14:

(a)                                  Each of the US Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the US Borrowers and in consideration of the undertakings of each of the US Borrowers to accept joint and several liability for the obligations of each of them.

(b)                                 Each of the US Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other US Borrower with respect to the payment and performance of all of the obligations arising under this Agreement and the other Loan Documents, it being the intention of the parties hereto that all of the obligations hereunder and under the other Loan Documents shall be the joint and several obligations of each of the US Borrowers without preferences or distinction between them.

(c)                                  If and to the extent that either of the US Borrowers shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other US Borrower will make such payment with respect to, or perform, such obligation.

(d)                                 The provisions of this Section 2.13 are made for the benefit of the Lenders and their successors and assigns and may be enforced by them from time to time against either of the US Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders first to marshall any of its claims or to exercise any of its rights against the other US Borrower or to exhaust any remedies available to it against the other US Borrower or to resort to any other source or means of obtaining payment of any to the obligations hereunder or to elect any other remedy.  The provisions of this Section 2.13 shall remain in effect until all the obligations hereunder shall have been paid in full or otherwise fully satisfied.  If at any time, any payment, or any part thereof, made in respect of any of the obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the US Borrowers, or otherwise, the provisions of this Section 2.13 will forthwith be reinstated an in effect as though such payment had not been made.

(e)                                  Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of either US Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such US Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

(f)                                    Each US Borrower hereby appoints the other US Borrower to act as its agent for all purposes under this Agreement (including, without limitation, with respect to all matters relating to the borrowing, conversion, continuance and repayment of Loans and the applications for the issuance, renewal, extensions or reissuance of a Letter of Credit) and agrees that (i) any notice or communication delivered by the US Administrative Agent or a Lender to a US Borrower shall be deemed delivered to both US Borrowers and (ii) the US Administrative Agent and the Lenders may accept, and be permitted to rely on, any notice, document, instrument or agreement executed by one US Borrower on behalf of the other US Borrower.

Section 2.14                                Conditions for Holdings to Become Sole US Borrower.  Notwithstanding anything in this Agreement or in the other Loan Documents to the contrary, including without limitation, Section 2.13:

(a)                                  Holdings shall have the right to elect to become the sole US Borrower after (i) the Debt described in Sections 10.01(b), (d), (f) and (k) (excluding performance guaranties and bonds) are refinanced, paid off or assumed by Holdings and UCI is released from such Debt except for unsecured guaranties by UCI of such Debt and except that UCI may remain the primary obligor on up to $10,000,000 of such Debt and (ii) UCI shall have executed the Guarantee and Collateral Agreement guaranteeing the performance and payment obligations of Holdings under the Loan Documents.

(b)                                 Holdings shall submit a certificate to the US Administrative Agent substantially in the form of Exhibit G of its election described in subsection (a) above and upon the delivery of such certificate Holdings shall irrevocably have all of the rights and obligations of the sole US

Borrower under the Loan Documents (including, without limitation, any Loans made prior to such notification) and UCI shall be automatically released as a Borrower under this Agreement and the other Loan Documents, including, without limitation,  any Letter of Credit Application.

(c)                                  Notwithstanding the use of the term “US Borrowers” as set forth in the Loan Documents:  (i) prior to Holdings having sole rights or obligations as a US Borrower, as set forth in clause (a) above, the terms “US Borrowers” or “a US Borrower” as used in the Loan Documents shall mean a reference to Holdings and UCI and (ii) on and after the date that Holdings becomes the sole US Borrower, in accordance with clause (b) above, the terms “US Borrowers” or “a US Borrower” as used in the Loan Documents, including without limitation, any Letter of Credit Application shall only mean a reference to Holdings.

ARTICLE III
Payments of Principal and Interest

Section 3.01                                Repayment of Loans.

(a)                                  Revolving Loans.  On the Revolving Credit Maturity Date the Borrowers shall pay to the Applicable Administrative Agent, for the account of each Applicable Lender, the outstanding aggregate principal and accrued and unpaid interest under the Revolving Loans.

(b)                                 Term Loans.  The US Borrowers shall pay to the US Administrative Agent, for the account of each Applicable Lender, the Term Loans in an initial installment on or before June 30, 2005 and thereafter in consecutive quarterly installments on or before each Quarterly Date, as set forth below:

Payment Date	Principal Installment
June 30, 2005	$1,000,000.00
September 30, 2005	$1,000,000.00
December 31, 2005	$1,000,000.00
March 31, 2006	$1,000,000.00
June 30, 2006	$1,000,000.00
September 30, 2006	$1,000,000.00
December 31, 2006	$1,000,000.00
March 31, 2007	$1,000,000.00
June 30, 2007	$1,000,000.00
September 30, 2007	$1,000,000.00
December 31, 2007	$1,000,000.00
March 31, 2008	$1,000,000.00
June 30, 2008	$1,000,000.00
September 30, 2008	$1,000,000.00
December 31, 2008	$1,000,000.00
March 31, 2009	$1,000,000.00
June 30, 2009	$1,000,000.00
September 30, 2009	$1,000,000.00
December 31, 2009	$1,000,000.00
March 31, 2010	$1,000,000.00
June 30, 2010	$1,000,000.00
September 30, 2010	$1,000,000.00
December 31, 2010	$1,000,000.00
March 31, 2011	$1,000,000.00
June 30, 2011	$94,000,000.00
September 30, 2011	$94,000,000.00
December 31, 2011	$94,000,000.00
Term Loan Maturity Date	$94,000,000.00
Total	$400,000,000.00

; provided that upon any partial prepayment pursuant to Section 2.07, such prepayment shall be applied inversely to the remaining installments in accordance with Section 2.07.

If not sooner paid, the US Borrowers promise to repay in full the Term Loans on the Term Loan Maturity Date.

Section 3.02                                Interest.

(a)                                  Interest Rates.  The Borrowers will pay to the Applicable Administrative Agent, for the account of each Applicable Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

(i)                                     with respect to the Revolving Credit Facility, if such a Loan is a US Dollar Base Rate Loan, the US Dollar Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate;

(ii)                                  with respect to the Revolving Credit Facility, if such a Loan is a US Dollar LIBOR Loan, for each Interest Period relating thereto, the US Dollar LIBO Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate;

(iii)                               with respect to the Revolving Credit Facility, if such a Loan is a Canadian Prime Rate Loan, the Canadian Prime Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate;

(iv)                              with respect to the Term Loan B Facility, if such Loan is a US Dollar Base Rate Loan, the US Dollar Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

(v)                                 with respect to the Term Loan B Facility, if such Loan is a US Dollar LIBOR Loan, for each Interest Period relating thereto, the US Dollar LIBO Rate for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)                                 Canadian Interest.

(i)                                     For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant Section 3.02(a)(iii) at a rate based upon a 360, 365 or 366 day year, as the case may be, (the “First Rate”), it is hereby agreed that the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by 360, 365 or 366, as applicable.

(ii)                                  Notwithstanding the provisions of this Section 3.02 or any other provision of this Agreement, in no event shall the aggregate “interest” (as that term is defined in Section 347 of the Criminal Code (Canada)) exceed the effective annual rate of interest on the “credit advanced” (as defined therein) lawfully permitted under Section 347 of the Criminal Code (Canada).  The effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Canadian Tranche Loan, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries qualified for a period of ten (10) years appointed by the Canadian Administrative Agent and approved by the Canadian Borrower, such approval shall not be unreasonably withheld or delayed, will be conclusive for the purposes of such determination absent manifest error.

(iii)                               A certificate of an authorized signing officer of the US Administrative Agent as to each amount and/or each rate of interest payable hereunder from time to time shall be conclusive evidence of such amount and of such rate, absent manifest error.

(iv)                              Wherever in this Agreement reference is made to a rate of interest “per annum” or a similar expression is used, such interest shall be calculated using the nominal rate method of calculation and shall not be calculated using the effective rate method of calculation or any other basis that gives effect to the principal of deemed reinvestment of interest.

(c)                                  Post-Default Rate.  Notwithstanding the foregoing, each Borrower will pay to the Applicable Administrative Agent, for the account of each Applicable Lender interest at the applicable Post-Default Rate on any principal of any Loan (excluding Bankers’ Acceptances and BA Equivalent Loans) made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by each Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

(d)                                 Due Dates.  Accrued interest on US Dollar Base Rate Loans and Canadian Prime Rate Loans shall be payable on each Quarterly Date, and accrued interest on each US Dollar LIBOR Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any US Dollar LIBOR Loan that is converted into a US Dollar Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).  Any accrued and unpaid interest on the Revolving Loans shall be paid on the Revolving Credit Maturity Date.  Any accrued and unpaid interest on the Term Loans shall be paid on the Term Loan Maturity Date.

(e)                                  Determination of Rates.  Promptly after the determination of any interest rate provided for herein or any change therein, the US Administrative Agent shall notify the Lenders (including the Canadian Administrative Agent) to which such interest is payable and the Applicable Borrower thereof.  Each determination by the US Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

ARTICLE IV
Payments; Pro Rata Treatment; Computations; Etc.

Section 4.01                                Payments.  Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by each Borrower under this Agreement and the Notes shall be made in US Dollars in the case of US Tranche Loans, and in Canadian Dollars or US Dollars, as the case may be, in the case of Canadian Tranche Loans, in immediately available funds, to the Applicable Administrative Agent at such account as such Applicable Administrative Agent shall specify by notice to the Applicable Borrower from time to time, not later than 1:00 p.m. Eastern time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim.  Each such payment so received by the Applicable Administrative Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds.  Except as otherwise provided in the definition of “Interest Period”, if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.  At the time of each payment to the Applicable Administrative Agent of any principal of or interest on any Borrowing, the Applicable Borrower shall notify the Applicable Administrative Agent of the Loans to which such payment shall apply.  In the absence of such notice, the Administrative Agents may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of US Dollar Base Rate Loans or Canadian Prime Rate Loans.

Section 4.02                                Pro Rata Treatment.  Except to the extent otherwise provided herein, each Lender agrees that:  (a) each Borrowing from the Lenders under Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Applicable Lenders pro rata in accordance with their US Tranche Percentages, Canadian Tranche Percentages or Term Loan Percentages, as the case may be, each payment of fees under Section 2.04 shall be made for account of the Applicable Lenders pro rata in accordance with such same percentages; (b) each termination or reduction of the amount of the Aggregate US Tranche Commitments under Section 2.03(b) shall be applied to the US Tranche Commitment of each Applicable Lender, pro rata in accordance with its US Tranche Percentage; (c) each allocation and reallocation of the Aggregate US Tranche Commitments and the Canadian Allocated Commitments under Section 2.03(c) shall be made for the account of each US Tranche Revolving Lender and each Canadian Tranche Revolving Lender according to its respective Percentage Share; (d) each payment of commitment fees under Section 2.04(a) shall be made to each US Tranche Revolving Lender and Canadian Tranche Revolving Lender in accordance with their respective Percentage Shares; (e) each payment or prepayment of principal of Loans by each Borrower shall be made for account of the Applicable Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Applicable Lenders; (f) each payment of interest on Loans by each Borrower shall be made for account of the Applicable Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (g) each reimbursement by the US Borrowers of disbursements under Letters of Credit shall be made for account of the Issuing Bank or, if funded by the US Tranche Revolving Lenders, pro rata for the account of the

US Tranche Revolving Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective US Tranche Revolving Lender.

Section 4.03                                Computations.  Interest on US Dollar LIBOR Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be.  Interest on US Dollar Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Interest on Canadian Prime Rate Loans shall be computed as provided in Section 3.02(b).

Section 4.04                                Agent Reliance.  Unless the US Administrative Agent shall have received notice from a Lender before the date of any Borrowing of the proceeds of the Loan that such Lender will not make available to the Applicable Administrative Agent such Lender’s Percentage Share of such advance, such Applicable Administrative Agent may assume that such Lender has made its Percentage Share of such Borrowing available to such Applicable Administrative Agent on the date of such Borrowing in accordance with Section 2.02(c) and such Applicable Administrative Agent may, in reliance upon such assumption, make available to the Applicable Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made its Percentage Share of such Borrowing available to such Applicable Administrative Agent, such Lender agrees to immediately pay to such Applicable Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Applicable Borrower until the date such amount is paid to the Applicable Administrative Agent, at the overnight Federal Funds Rate.  If such Lender shall pay to the Applicable Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so paid shall constitute such Lender’s advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other advances comprising such Borrowing.

Section 4.05                                Set-off, Sharing of Payments, Etc.

(a)                                  Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the US Administrative Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Applicable Borrower at any of its offices, in US Dollars or in any other currency, against any principal of or interest on any of such Lender’s Loans, or any other amount payable to such Lender hereunder, which is not paid when due (including applicable grace periods) (regardless of whether such balances are then due to such Borrower), in which case it shall promptly notify the Applicable Borrower and the US Administrative Agent thereof, provided that such Lender’s failure to give such notice shall not affect the validity thereof.

(b)                                 If any Lender shall obtain payment of any principal of or interest on any Loan made by it to a Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Applicable Borrower to such Lender than the percentage received by any other Applicable Lenders, it shall promptly (i) notify the US Administrative Agent and each other Lender (including the Canadian Administrative Agent) thereof and (ii) purchase from such other Applicable Lenders participations in (or, if and to the extent specified by such Applicable Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Applicable Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Applicable Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Applicable Lenders (or reimbursements of Letters of Credit).  To such end all the Applicable Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.  Each Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of each Borrower.  If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Applicable Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, the Lenders hereby agree that they shall not set off any funds in any lock boxes whatsoever in connection with this Agreement, except for such lock boxes which may be established in connection with this Agreement.

Section 4.06                                Taxes.

(a)                                  Payments Free and Clear.  Any and all payments by each Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the Administrative Agents (each a “Recipient”), taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which such Recipient is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which such Recipient is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Recipient is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to a Recipient, (A) except as provided in Section 13.06(b), the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Recipient shall receive an amount equal to the sum it would have received had no such deductions been made, (B) such Borrower shall make such deductions and (C) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

(b)                                 Other Taxes.  In addition, to the fullest extent permitted by applicable law, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any Security Instrument (hereinafter referred to as “Other Taxes”).

(c)                                  Indemnification.  To the fullest extent permitted by applicable law, the US Borrowers will indemnify each Lender and the Issuing Bank and the Administrative Agents for the full amount of Taxes and Other Taxes (including, but not limited to, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 4.06) paid by such Lender, the Issuing Bank or the Administrative Agents (on their behalf or on behalf of any Lender), as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted unless the payment of such Taxes was not correctly or legally asserted and such Lender’s payment of such Taxes or Other Taxes was the result of its or its officers’, employees’, agents’ or representatives’ gross negligence or willful misconduct.  Any payment pursuant to such indemnification shall be made within thirty (30) days after the date any Lender, the Issuing Bank or the Administrative Agents, as the case may be, make written demand therefor.  If any Lender, Issuing Bank, the US Administrative Agent or the Canadian Administrative Agent receives a refund or credit in respect of any Taxes or Other Taxes for which such Lender, Issuing Bank, the US Administrative Agent or the Canadian Administrative Agent has received payment from the Applicable Borrower it shall promptly notify the Applicable Borrower of such refund or credit and shall, if no default has occurred and is continuing, within thirty (30) days after receipt of a request by the Applicable Borrower (or promptly upon receipt, if the Applicable Borrower has requested application for such refund or credit pursuant hereto), pay an amount equal to such refund or credit to the Applicable Borrower without interest (but with any interest so refunded or credited), provided that the Applicable Borrower, upon the request of such Lender, Issuing Bank, the US Administrative Agent or the Canadian Administrative Agent, agrees to return such refund or credit (plus penalties, interest or other charges) to such Lender, Issuing Bank, the US Administrative Agent or the Canadian Administrative Agent in the event such Lender, Issuing Bank or Administrative Agent is required to repay such refund or credit.

(d)                                 Lender Representations.

(i)                                     Each US Lender represents that it is either (A) a “United States person” (as such term is defined in Code Section 7701(a)(30)) or (B) is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (1) under an applicable provision of a tax convention to which the United States of America is a party, (2) pursuant to Code Sections 871(h) or 881(c), or (3) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America.  Each US Lender that is not a “United States person” (as such term is defined in Code Section 7701(a)(30)) agrees to provide to the US Borrowers and the US Administrative Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a US Tranche Revolving Lender or Term Loan Lender, and at such other times as required by United States law or as a US Borrower or the US Administrative Agent shall reasonably request, two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI or W-8IMY (or successor or other applicable forms prescribed by the IRS) certifying to such US Lender’s entitlement to a complete exemption from United States withholding tax on interest payments to be made under this Agreement; provided, however, that no such US Lender shall be required to deliver an IRS Form W-8BEN, W-8ECI, or W-8IMY to the extent that the delivery of such form is not authorized by law due to a change in a Governmental Requirement occurring subsequent to the date on which a form was originally required to be provided; provided further, however, that in the event that a US Lender provides the US Borrowers or the US Administrative Agent with an IRS Form W-8-IMY (or substitute form) indicating that it is a “flow through” entity, as defined in Treasury Regulations promulgated under Code Section 1441, or otherwise, not a beneficial owner of interest payments under this Agreement, such US Lender agrees, on or prior to the Closing Date, or the date of Assignment to such US Lender, as applicable, to take any actions necessary, and to deliver to the US Borrowers and the US Administrative Agent all forms necessary, to establish such US Lender’s entitlement to a complete exemption from United States withholding tax on payments of interest to be made under this Agreement, including causing its partners, members, beneficiaries, beneficial owners, and their beneficial owners, if any, to take any actions and deliver any forms necessary to establish such exemption.  Notwithstanding the foregoing, a withholding foreign partnership, withholding foreign trust, and qualified intermediary shall only provide such information as is required by Treasury Regulations promulgated under Code Section 1441.  For purposes of this Agreement, the term “forms” shall include any attachments to IRS Forms W-8IMY required to be filed by the US Lender.

(ii)                                  Each US Lender that is a “United States person” (as such term is defined in Code Section 7701(a)(30)) shall provide two properly completed and duly executed copies of IRS Form W-9, or any successor or other applicable form.  Each such US Lender shall deliver to the US Borrower and the US Administrative Agent (provided that such US Lender remains lawfully able to do so), two further duly executed copies of such form or statement, properly completed in all material respects, at or before the time any such form or statement expires or becomes obsolete, or otherwise as reasonably requested by the US Borrowers.  Each such US Lender shall promptly notify the US Borrowers at any time it determines that it is no longer in a position to provide any previously delivered form or statement to the US Borrowers and the US Administrative Agent (or any other form or statement adopted by U.S. taxing authorities for such purpose).

(iii)                               Each US Lender also agrees to deliver to the US Borrowers and the US Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such US Lender at the relevant time and applicable laws permit it to do so.  If a US Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the US Borrowers and the US Administrative Agent of such fact.  Except as provided in Section 4.06(d)(iv), each US Lender agrees to indemnify and hold harmless the US Borrowers or the US Administrative Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (A) the US Borrowers or the US Administrative Agent as a result of such US Lender’s failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (B) the US Borrowers or the US Administrative Agent as a result of their reliance on any such form or certificate which such US Lender has provided to them pursuant to this Section 4.06.

(iv)                              For any period with respect to which a US Lender has failed to provide the US Borrowers with the form required pursuant to this Section 4.06, if any (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided, in which case, such US Lender shall be entitled to indemnification under this Section 4.06 (including, without limitation, the right to receive additional amounts pursuant to Section 4.06(a)(A)) and shall not be required to indemnify the US Borrowers or the US Administrative Agent pursuant to Section 4.06(d)(iii)(A)), such US Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that if a US Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to taxes because of its failure to deliver a form required hereunder, the US Borrowers shall take such steps as such US Lender shall reasonably request to assist such US Lender to recover such taxes.

(v)                                 Any US Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the US Borrowers or the US Administrative Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such US Lender, be otherwise disadvantageous to such US Lender.

(vi)                              Each Canadian Tranche Revolving Lender represents that it is (A) either (x) not a non-resident of Canada for purposes of the Income Tax Act (Canada) or (y) a deemed resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) and (B) an Affiliate of a US Tranche Revolving Lender.  Each Canadian Tranche Revolving Lender agrees to indemnify and hold harmless the Canadian Borrower or the Canadian Administrative Agent, as applicable, from any Canadian taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Canadian Borrower or the Canadian Administrative Agent as a result of its reliance on any representation in this

Section 4.06(d)(vi) (other than if such misrepresentation is due to a change in a Governmental Requirement occurring subsequent to the date on which such representation was made, in which case, such Canadian Tranche Revolving Lender shall be entitled to indemnification under this Section 4.06 (including, without limitation, the right to receive additional amounts pursuant to Section 4.06(a)(A)) and shall not be required to indemnify the Canadian Borrower or the Canadian Administrative Agent pursuant to Section 4.06(d)(vi)).

ARTICLE V
Capital Adequacy

Section 5.01                                Additional Costs.

(a)                                  Regulations, etc.  The Borrowers shall pay directly to each Applicable Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any US Dollar LIBOR Loans, accepting and purchasing Bankers’ Acceptances, making or maintaining BA Equivalent Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any US Dollar LIBOR Loans, purchase any Bankers’ Acceptances, make any BA Equivalent Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such US Dollar LIBOR Loans, Bankers’ Acceptances, BA Equivalent Loans, Letters of Credit or such obligation, resulting from any Regulatory Change which:  (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note or BA Equivalent Note in respect of any of such US Dollar LIBOR Loans, Bankers’ Acceptances, BA Equivalent Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such US Dollar LIBOR Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the US Tranche Commitment, Canadian Allocated Commitment, Term Commitment or Loans of such Lender or the London interbank market; or (iii) imposes any other condition affecting this Agreement or any Note or BA Equivalent Note (or any of such extensions of credit or liabilities) or such Lender’s US Tranche Commitment, Canadian Allocated Commitment, Term Commitment or Loans.  Each Lender will notify the US Administrative Agent and the Applicable Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States.  If any Lender requests compensation from any Borrower under this Section 5.01(a), such Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

(b)                                 Regulatory Change.  Without limiting the effect of the provisions of Section 5.01(a), in the event that at any time (by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting (i) any Lender, (ii) the London interbank market or (iii) such Lender’s position in such market), the US Dollar LIBO Rate, as determined in good faith by such Lender, will not adequately and fairly reflect the cost to such Lender of funding its US Dollar LIBOR Loans, then, if such Lender so elects, by notice to the US Borrowers and the US Administrative Agent, the obligation of such Lender to make additional US Dollar LIBOR Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

(c)                                  Capital Adequacy.  Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrowers shall pay directly to any Applicable Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its US Tranche Commitments, its Canadian Allocated Commitments, its Term Commitments, its Note, its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement.  Such Lender will notify the Applicable Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

(d)                                 Compensation Procedure.  Any Lender notifying the Applicable Borrower of the incurrence of additional costs under this Section 5.01 shall in such notice to such Borrower and the US Administrative Agent set forth in reasonable detail the basis and amount of its request for compensation.  Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis.  Any request for additional compensation under this Section 5.01 shall be paid by the Applicable Borrower within thirty (30) days of the receipt by such Borrower of the notice described in this Section 5.01(d).

Section 5.02                                Limitation on US Dollar LIBOR Loans.  Anything herein to the contrary notwithstanding, if, on or prior to the determination of any US Dollar LIBO Rate for any Interest Period:

(a)                                  the US Administrative Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the applicable definition of “US Dollar LIBO Rate” in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for US Dollar LIBOR Loans as provided herein; or

(b)                                 the US Administrative Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the applicable definition of “US Dollar LIBO Rate” in Section 1.02 upon the basis of which the rate of interest for US Dollar LIBOR Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining US Dollar LIBOR Loans;

then the US Administrative Agent shall give the US Borrowers prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional US Dollar LIBOR Loans.

Section 5.03                                Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain US Dollar LIBOR Loans hereunder, then such Lender shall promptly notify the US Borrowers thereof and such Lender’s obligation to make US Dollar LIBOR Loans shall be suspended until such time as such Lender may again make and maintain US Dollar LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).

Section 5.04                                US Dollar Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03.  If the obligation of any Lender to make US Dollar LIBOR Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 (“Affected Loans”), all Affected Loans which would otherwise be made by such Lender shall be made instead as US Dollar Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the US Borrowers, all Affected Loans of such Lender then outstanding shall be automatically converted into US Dollar Base Rate Loans on the date specified by the Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) US Dollar Base Rate Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its respective US Dollar Base Rate Loans.

Section 5.05                                Compensation.

(a)                                  The Borrowers shall pay to each Applicable Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

(i)                                     any payment, prepayment or conversion of a US Dollar LIBOR Loan properly made by such Lender or any Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 11.02) on a date other than the last day of the Interest Period for such Loan; or

(ii)                                  any failure by a Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in ARTICLE VI to be satisfied) to borrow, continue or convert a US Dollar LIBOR Loan from such Lender on the date for such Borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such Borrowing) at the applicable rate of interest for such Loan provided for herein over (B) the interest component of the amount such Lender would have bid in the London interbank market for US Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

(b)                                 In the event of (i) the payment of any Principal Amount of any BA Equivalent Loan or Bankers’ Acceptance other than on the applicable BA Maturity Date (including as a result of an Event of Default), (ii) the continuation of any BA Equivalent Loan other than on the applicable BA Maturity Date, (iii) the failure to borrow any such Bankers’ Acceptance or borrow or continue BA Equivalent Loan on the date specified in any notice delivered pursuant hereto, (iv) the assignment of any BA Equivalent Loan or Bankers’ Acceptance other than on the applicable BA Maturity Date as a result of a request by the Canadian Borrower, then, in any such event, the Canadian Borrower shall compensate each Applicable Lender for the loss, cost and expense attributable to such event.  A certificate of any such Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.05(b) shall be delivered to the Canadian Borrower and the Administrative Agents and shall be conclusive absent manifest error.  The Canadian Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.  Notwithstanding anything to the contrary contained herein, nothing in this Section 5.05(b) shall be construed as giving rise to any right of the Canadian Borrower to prepay any Bankers’ Acceptance or BA Equivalent Loan.

Section 5.06                                Replacement Lenders.

(a)                                  If any Lender has notified the Borrowers and the US Administrative Agent of its incurring additional costs under Section 5.01 or has required the Borrowers to make payments for Taxes under Section 4.06, then the Borrowers may, unless such Lender has notified the Borrowers and the US Administrative Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the US Tranche Commitment, Canadian Allocated Commitment and Term Loans, if any, of any Lender (other than the Administrative Agents) (the “Terminated Lender”) at any time upon five (5) Business Days’ prior written notice to the Terminated Lender and the US Administrative Agent (such notice referred to herein as a “Notice of Termination”).

(b)                                 In order to effect the termination of the US Tranche Commitment, the Canadian Allocated Commitment and the Term Loans, as applicable, of the Terminated Lender, the Borrowers shall:  (i) obtain an agreement with one or more Lenders to increase their US Tranche Commitment or US Tranche Commitments, their Canadian Allocated Commitment or Canadian Allocated Commitments and their Term Loans, as applicable and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such

Terminated Lender and agree to accept such commitment or commitments; provided, however, that such one or more other banking institutions are reasonably acceptable to the Administrative Agents and become parties by executing an Assignment and that any replacement of a terminated Canadian Tranche Revolving Lender shall satisfy the Canadian residency requirements of a Canadian Tranche Revolving Lender (the Lenders or other banking institutions that agree to accept in whole or in part the US Tranche Commitment, Canadian Allocated Commitment and Term Loans, if any, of the Terminated Lender being referred to herein as the “Replacement Lenders”), such that the aggregate increased and/or accepted commitments and the Term Loans of the Replacement Lenders under clauses (i) and (ii) above equal the US Tranche Commitment, the Canadian Allocated Commitment and the Term Loans, if any, of the Terminated Lender.

(c)                                  The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the “Lender Termination Date”), and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its US Tranche Commitment, Canadian Allocated Commitment and Term Loans, if any, and, if there will be more than one Replacement Lender, the portion of the Terminated Lender’s US Tranche Commitment, Canadian Allocated Commitment and Term Loans, if any, to be assigned to each Replacement Lender.

(d)                                 On the Lender Termination Date (i) the Terminated Lender shall by execution and delivery of an Assignment assign its US Tranche Commitment, Canadian Allocated Commitment and Term Loans, if any, to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender’s US Tranche Commitment, Canadian Allocated Commitment and Term Loans, if any, to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Note(s), Bankers’ Acceptances and BA Equivalent Notes, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note(s), Bankers’ Acceptances and BA Equivalent Notes held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to the Lender Termination Date, and (iv) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 13.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 13.06(b).  To the extent not in conflict, the terms of Section 13.06(b) shall supplement the provisions of this Section 5.06(d).  For each assignment made under this Section 5.06, the Replacement Lender shall pay to the Applicable Administrative Agent the processing fee provided for in Section 13.06(b).  The Borrowers will be responsible for the payment of any breakage costs incurred in connection with the sale of Loans by Terminated Lenders to Replacement Lenders, as if such Loans had been prepaid and breakage costs had accrued thereto in accordance with Section 5.05.

ARTICLE VI
Conditions Precedent

Section 6.01                                Effectiveness.

The effectiveness of this Agreement and the obligation of the Lenders to make Revolving Loans and of the Issuing Banks to issue Letters of Credit are subject to the receipt by the US Administrative Agent and the Lenders of all fees payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the US Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the US Administrative Agent in form and substance:

(a)                                  A certificate of the Secretary or an Assistant Secretary of UCI setting forth (i) resolutions of its board of directors with respect to the authorization of UCI to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of UCI (A) who are authorized to sign the Loan Documents to which UCI is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws, certified as being true and complete.  The Administrative Agents and the Lenders may conclusively rely on such certificate until the Administrative Agents receive notice in writing from UCI to the contrary.

(b)                                 A certificate of the Secretary or an Assistant Secretary of the Canadian Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Canadian Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Canadian Borrower (A) who are authorized to sign the Loan Documents to which the Canadian Borrower is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of amalgamation or its equivalent and bylaws or its equivalent, certified as being true and complete.  The Administrative Agents and the Lenders may conclusively rely on such certificate until the Administrative Agents receive notice in writing from the Canadian Borrower to the contrary.

(c)                                  A certificate of the Secretary or an Assistant Secretary of Holdings setting forth (i) resolutions of its board of directors with respect to the authorization of Holdings to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of Holdings (A) who are authorized to sign the Loan Documents to which Holdings is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of incorporation and bylaws, certified as being true and complete.  The Administrative Agents and the Lenders may conclusively rely on such certificate until the Administrative Agents receive notice in writing from Holdings to the contrary.

(d)                                 A certificate of the Secretary or an Assistant Secretary (or its equivalent) of each Subsidiary party to a Loan Document, setting forth (i) resolutions of its board of directors (or its equivalent) with respect to the authorization of such Subsidiary to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers (or its equivalent) of such Subsidiary (A) who are authorized to sign the Loan Documents to which such Subsidiary is a party and (B) who will, until replaced by another officer or officers (or its equivalent) duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers (or its equivalent), and (iv) the Organization Documents, certified as being true and complete.  The Administrative Agents and the Lenders may conclusively rely on such certificate until they receive notice in writing from any Borrower or such Subsidiary to the contrary.

(e)                                  Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of UCI, Holdings and each Subsidiary party to a Loan Document.

(f)                                    A compliance certificate which shall be substantially in the form of Exhibit C-1, duly and properly executed by a Responsible Officer of each US Borrower and dated as of the Closing Date.

(g)                                 (i) A counterpart of this Agreement signed on behalf of each party hereto or (ii) written evidence satisfactory to the US Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(h)                                 The Revolving Notes duly completed and executed.

(i)                                     The Security Instruments, including those described on Exhibit D, duly completed and executed in sufficient number of counterparts for recording, if necessary.

(j)                                     An opinion of Gardere Wynne Sewell LLP, counsel to the US Borrowers and the Subsidiaries party to a Loan Document, in form and substance satisfactory to the US Administrative Agent, as to such matters incident to the transactions herein contemplated and as the US Administrative Agent may reasonably request.

(k)                                  A summary of insurance coverage of the US Borrowers evidencing that each US Borrower is carrying insurance in accordance with Section 7.19.

(l)                                     Copies of Requests for Information or Copies (Form UCC-11) or equivalent commercially obtained reports, listing all effective financing statements which name any of Holdings or any Subsidiary party to a Loan Document (under their present names and any previous names) as debtor and which are filed in all jurisdictions in which such Persons are organized, together with copies of such financing statements.

(m)                               A borrowing notice in the form of Exhibit B-1, or Exhibit B-2, as applicable duly completed and executed by the Applicable Borrower.

(n)                                 A Letter of Credit Application pertaining to each new Letter of Credit to be issued on the Closing Date, if any, duly completed and executed by the US Borrowers.

(o)                                 All costs, fees, expenses (including, without limitation, reasonable legal fees and expenses and recording taxes and fees) and other compensation contemplated by this Agreement and the other Loan Documents, and for which statements or invoices have been submitted to the US Borrowers, payable to the Lenders through the Closing Date shall have been paid.

(p)                                 Except as set forth on Schedule 6.01(q), all Property in which the US Administrative Agent shall, at such time, be entitled to have a Lien pursuant to this Agreement or any other Security Instrument shall have been physically delivered to the possession of the US Administrative Agent or any bailee accepted by the US Administrative Agent to the extent that such possession is necessary for the purpose of perfecting the US Administrative Agent’s Lien in such Collateral.

(q)                                 Each document (including any Uniform Commercial Code financing statement) required by this Agreement or under law or reasonably requested by the US Administrative Agent to be filed, registered or recorded in order to create in favor of the US Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), shall be in proper form for filing, registration or recordation.

(r)                                    A rating of Ba2 from Moody’s and BB from S&P on the Revolving Credit Facility and the Term Loan B Facility.

(s)                                  Concurrently with the initial funding of the Revolving Loans, the US Borrowers shall have repaid (i) the Existing Credit Agreement and all of the agreements evidencing and securing such Debt shall have been terminated and the related financing statements released, amended or assigned as required by the US Administrative Agent and (ii) all of the Existing Tranche B Loan Facility.

(t)                                    An Appraisal demonstrating the ratio of Compression Collateral to Aggregate Credit Exposure to not be less than 1.25 to 1.00.

(u)                                 Such other documents as the US Administrative Agent or any Lender or special counsel to the US Administrative Agent may reasonably request.

Section 6.02                                Loans and Letters of Credit.  The obligation of the Lenders to make Revolving Loans to each of the Borrowers upon the occasion of each Revolving Borrowing hereunder and to issue, renew, extend, increase or reissue Letters of Credit for the account of the US Borrowers is subject to the further conditions precedent that:

(a)                                  no Default shall have occurred and be continuing;

(b)                                 no Material Adverse Effect shall have occurred and be continuing; and

(c)                                  the representations and warranties made by each Borrower in ARTICLE VII and ARTICLE VIII and in the Security Instruments shall be true on and as of the date of the making of such Revolving Loans or issuance, renewal, extension, increase or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new Revolving Borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary.

Each request for a Revolving Borrowing by the Borrowers or issuance, renewal, extension, increase or reissuance of a Letter of Credit by the US Borrowers hereunder shall constitute a certification by such Borrower to the effect set forth in Section 6.02(c) (both as of the date of such notice and, unless such Borrower otherwise notifies the US Administrative Agent prior to the date of and immediately following such Revolving Borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

Section 6.03                                Conditions Precedent for the Benefit of Lenders.  All conditions precedent to the obligations of the Lenders to make any Loan are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan in the absence of strict compliance with such conditions precedent.

Section 6.04                                Conditions Precedent to the Term Loans.  The obligation of the Term Loan Lenders to make Term Loans under this Agreement is subject to the receipt by the US Administrative Agent and the Term Loan Lenders of all fees payable pursuant to Section 2.04(c) on or before the Term Loan Funding Date and the receipt by the US Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 6.04, each of which shall be reasonably satisfactory to the US Administrative Agent in form and substance:

(a)                                  All reasonable costs, fees, expenses (including, without limitation, legal fees and expenses and recording taxes and fees) and other compensation contemplated by this Agreement and the other Loan Documents payable to the Term Loan Lenders through the Term Loan Funding Date, to the extent invoices and statements have been received, shall have been paid.

(b)                                 Evidence delivered simultaneously with the funding of the Term Loans that (i) the Term Loan B Existing Indebtedness has been prepaid and (ii) the Liens evidencing such Debt shall have been released.  The US Administrative Agent shall have received a copy of the notice of redemption with respect to the Term Loan B Existing Indebtedness.

(c)                                  The Term Notes duly completed and executed.

(d)                                 Except as set forth on Schedule 6.01(q), as updated, the stock of UCI and all such other property in which the US Administrative Agent shall, at such time, be entitled to have a Lien pursuant to this Agreement or any other Security Document shall have been physically delivered to the possession of the US Administrative Agent or any bailee accepted by the US Administrative Agent to the extent that such possession is necessary for the purpose of perfecting the US Administrative Agent’s Lien in such Collateral.

(e)                                  Each document (including any Uniform Commercial Code financing statement) required by the Security Instruments then in effect or under law or reasonably requested by the US Administrative Agent to be filed, registered or recorded in order to create in favor of the US

Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Liens), all of which shall be in proper form for filing, registration or recordation.

(f)                                    Such other documents as the US Administrative Agent or any Lender or special counsel to the US Administrative Agent may reasonably request.

(g)                                 An executed mortgage on all real property related to the US Borrowers’ chief executive offices at 4444 Brittmoore Road, Houston, Texas 77041 in which the US Administrative Agent shall be entitled to have a Lien pursuant to this Agreement or any other Security Instrument.

Section 6.05                                No Waiver.  No waiver of any condition precedent shall preclude the US Administrative Agent or the Lenders from requiring such condition to be met prior to making any subsequent Revolving Loan or preclude the Lenders from thereafter declaring that the failure of such Borrower to satisfy such condition precedent constitutes a Default.

Section 6.06                                Canadian Tranche Borrowings.  The obligation of the Lenders to make the initial Canadian Tranche Loan to the Canadian Borrower under this Agreement is subject to the receipt by the Applicable Administrative Agent of the following documents:

(a)                                  Twenty (20) Drafts and BA Equivalent Notes duly executed and endorsed in blank by the Canadian Borrower for the account of each Canadian Tranche Revolving Lender in form and substance as each Canadian Tranche Revolving Lender may reasonably request.

(b)                                 An opinion of Cox Hanson O’Reilly Matheson, Nova Scotia, counsel to the Canadian Borrower, in form and substance reasonably satisfactory to the US Administrative Agent, as to such matters incident to the transactions herein contemplated and as the US Administrative Agent may reasonably request.

ARTICLE VII
Representations and Warranties of US Borrowers

Each US Borrower represents and warrants with respect to itself, as applicable, to each of the Administrative Agents and the Lenders (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each Borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02):

Section 7.01                                Legal Existence.  With respect to itself and each of its Material Subsidiaries:  (a) is a legal entity duly organized, legally existing and in good standing (if applicable) under the laws of the jurisdiction of its formation, except as permitted by Section 9.03; (b) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would result in a Material Adverse Effect.

Section 7.02                                Financial Condition.  With respect to Holdings, the audited consolidated balance sheet of Holdings and its Consolidated Subsidiaries as at March 31, 2004 and the related consolidated statement of income, stockholders’ equity and cash flow of Holdings and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte Touche heretofore furnished to each of the Lenders and the unaudited consolidated balance sheet of Holdings and its Consolidated Subsidiaries as at September 30, 2004 and their related consolidated statements of income, stockholders’ equity and cash flow of Holdings and its Consolidated Subsidiaries for the six (6) month period ended on such date heretofore furnished to the US Administrative Agent, are complete and correct and fairly present the consolidated financial condition of Holdings and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the six (6) month period on said dates in all material respects, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments).  Neither Holdings nor any of its Subsidiaries has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or in Schedule 7.02.  Since September 30, 2004, there has been no change or event having a Material Adverse Effect.

Section 7.03                                Litigation.  Except as disclosed to the Lenders in Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to its knowledge threatened against or affecting it or any of its Subsidiaries which involves the possibility of any judgment or liability against it or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

Section 7.04                                No Breach.  Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of it or any of its Subsidiaries, or any Governmental Requirement or any agreement or instrument to which it or any of its Subsidiaries is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of it or any of its Subsidiaries pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

Section 7.05                                Authority.  It and each of its Subsidiaries have all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by it and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Loan Documents constitute the legal, valid and binding obligations of it and each of its Subsidiaries, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 7.06                                Approvals.  No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by it or any of its Subsidiaries of the Loan Documents or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

Section 7.07                                Use of Loans.

(a)                                  Revolving Loans.  The US Borrowers will use the proceeds of the Revolving Loans for repayment of Revolving Existing Indebtedness, working capital, letters of credit and other general corporate purposes not in contravention of any Governmental Requirement or of any Loan Document.

(b)                                 Term Loans.  The US Borrowers will use the proceeds of the Term Loans for repayment of the Term Loan B Existing Indebtedness.

(c)                                  Margin Stock.  No US Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

Section 7.08                                ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.

Section 7.09                                Taxes.  Except as set out in Schedule 7.09, it and its Domestic Subsidiaries have filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by it or any of its Domestic Subsidiaries, except where the failure to file such tax returns and pay such taxes would not result in a liability in excess of $5,000,000 in the aggregate.  The charges, accruals and reserves on the books of it and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the US Borrowers, adequate.  No tax lien has been filed and, to the knowledge of the US Borrowers, no claim is being asserted with respect to any such tax, fee or other charge which would result in a liability in excess of $5,000,000 in the aggregate.

Section 7.10                                Titles, Etc.

(a)                                  Except as set out in Schedule 7.10, it and its Subsidiaries have good and marketable title to their material Properties, (i) except in cases where the failure to have said good and marketable title would not result in a Material Adverse Effect and (ii) free and clear of all Liens, except Liens permitted by Section 10.02.

(b)                                 All leases and agreements necessary for the conduct of the business of it and its Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or agreement and which default, event or circumstance would result in a Material Adverse Effect.

Section 7.11                                No Material Misstatements.  No written information, statement, exhibit, certificate, document or report furnished to the Administrative Agents and the Lenders (or any of them) by it or any of its Subsidiaries in connection with the negotiation of this Agreement, including the Offering Memorandum, or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state a material fact necessary to make the statements contained therein not materially misleading in the light of the circumstances in which made and with respect to it and its Subsidiaries taken as a whole.  To each US Borrower’s knowledge, there is no fact peculiar to it or any of its Subsidiaries which has a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agents by or on behalf of it or any of its Subsidiaries or otherwise prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

Section 7.12                                Investment Company Act.  Neither it nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.13                                Public Utility Holding Company Act.  Neither it nor any of its Subsidiaries is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” or a “public utility” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 7.14                                Subsidiaries.  Except as set forth on Schedule 7.14, as of the Closing Date, it has no Subsidiaries.

Section 7.15                                Location of Business and Offices.  Each US Borrower’s principal place of business and chief executive office is located at the addresses stated on the signature page of this Agreement.

Section 7.16                                Defaults.  Neither it nor any of its Subsidiaries is in material default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a material default under any material agreement or instrument to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound, which default would result in a Material Adverse Effect.  No Default hereunder has occurred and is continuing.

Section 7.17                                Environmental Matters.  Except (a) as provided in Schedule 7.17 or (b) as would not have a Material Adverse Effect:

(i)            Neither any Property of it or any of its Subsidiaries nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

(ii)           Without limitation of clause (i) above, no Property of it or any of its Subsidiaries nor the operations currently conducted thereon or, to the best knowledge of it, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

(iii)          All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of it and each of its Subsidiaries, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and it and each of its Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(iv)          All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of it or any of its Subsidiaries have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of it, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(v)           It has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of it or any of its Subsidiaries except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

(vi)          To the extent applicable, all Property of it and each of its Subsidiaries currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and it does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

(vii)         Neither it nor any of its Subsidiaries has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

Section 7.18                                Compliance with the Law.  Neither it nor any of its Subsidiaries has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would (in the event such violation or failure were asserted by any Person through appropriate action) result in a Material Adverse Effect.

Section 7.19                                Insurance.  Schedule 7.19 attached hereto contains an accurate description of all material policies of fire, liability, workmen’s compensation and other forms of insurance owned or held by it and each Material Subsidiary and Material Foreign Subsidiary.  All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy.  Such policies are sufficient for compliance with all requirements of law and of all agreements to which it or any Material Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of it and each Subsidiary; will remain in full force and effect through the respective dates set forth in the binders for said insurance without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.  Neither it nor any Material Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

Section 7.20                                Hedging Agreements.  Schedule 7.20 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of it and each of its Subsidiaries or issued pursuant to the ABS Facility, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement.

Section 7.21                                Restriction on Liens.  Except as set forth on Schedule 7.21, neither it nor any of its Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens pursuant to this Agreement and the Security Instruments to other Persons on or in respect of its material Properties.

ARTICLE VIII
Representations and Warranties of Canadian Borrower

The Canadian Borrower represents and warrants to each of the Administrative Agents and the Lenders (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each Borrowing as provided in Section 6.02) with respect to the Canadian Tranche:

Section 8.01                                Legal Existence.  The Canadian Borrower:  (a) is a legal entity duly organized, legally existing and in good standing (if applicable) under the laws of the jurisdiction of its formation; (b) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would result in a Material Adverse Effect.

Section 8.02                                No Breach.  Neither the execution and delivery of the Loan Documents nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the Memorandum of Association or Articles of Association of the Canadian Borrower, or any Governmental Requirement or any agreement or instrument to which the Canadian Borrower is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Canadian Borrower pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

Section 8.03                                Authority.  The Canadian Borrower has all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Canadian Borrower of the Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Canadian Borrower, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 8.04                                Approvals.  No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Canadian Borrower of the Loan Documents or for the validity or enforceability thereof.

Section 8.05                                Defaults.  The Canadian Borrower is not in material default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a material default under any material agreement or instrument to which the Canadian Borrower is a party or by which the Canadian Borrower is bound, which default would result in a Material Adverse Effect.

Section 8.06                                Income Tax Act (Canada).  The Canadian Borrower is either not a non-resident of Canada for purposes of the Income Tax Act (Canada) or is deemed a resident of Canada for purposes of Part XIII of the Income Tax Act (Canada).

Section 8.07                                Use of Loans.  The Canadian Borrower will use the proceeds of the Revolving Loans for working capital, letters of credit and other general corporate purposes not in contravention of any Governmental Requirement or of any Loan Document.

ARTICLE IX
Affirmative Covenants

Holdings covenants and agrees that, so long as any of the Aggregate Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Borrowers hereunder:

Section 9.01                                Reporting Requirements.  The US Borrowers shall deliver, or shall cause to be delivered, to the US Administrative Agent:

(a)                                  Financial Statements.  (i) Within 30 days after the same is required to be filed with the SEC or any successor agency (but in any event within 90 days of the end of each fiscal year of Holdings), a copy of each annual report and any amendment to a report filed with the SEC or any successor agency pursuant to Section 13 or 15(d) of the Exchange Act (currently Form 10-K), as the same may be amended from time to time, (ii) within 30 days after the same is required to be filed with the SEC or any successor agency (but in any event within 60 days after the end of each of the first three fiscal quarters of Holdings), a copy of each quarterly report and any amendment to any quarterly report filed with the SEC or any successor agency pursuant to Section 13 or 15(d) of the Exchange Act (currently Form 10-Q), as the same may be amended from time to time, and (iii) promptly after the same become available, but in any event within 15 days following the date the same are required to be filed with the SEC, all other reports, notices, proxy statements or other documents that are distributed by Holdings to its shareholders and all regular and periodic final reports (including, without limitation, reports on Form 8-K) filed by Holdings with the SEC, which are publicly available; provided, however, that the US Borrowers shall be deemed to have furnished the information required by this Section 9.01(a) if Holdings shall have timely made the same available on “EDGAR” and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.universalcompression.com); provided, further, however, that if the US Administrative Agent is unable to access EDGAR or Holdings’ home page on the worldwide web, the US Borrowers agree to provide the US Administrative Agent with paper copies of the information required to be furnished pursuant to this Section 9.01(a) promptly following notice from the US Administrative Agent.  Information required to be delivered pursuant to this Section 9.01(a) shall be deemed to have been delivered on the date on which the US Borrowers provide notice to the US Administrative Agent that such information has been posted on “EDGAR” or Holdings’ website or another website identified in such notice and accessible by the US Administrative Agent without charge (and the US Borrowers hereby agrees to provide such notice).

(b)                                 Budget, Projections.  Commencing on June 30, 2005, as soon as available and in any event within 90 days following the end of each fiscal year of Holdings, a copy of the projections of the operating budget and cash flow budget of Holdings and its Subsidiaries prepared on a consolidated basis for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of reasonable assumptions and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect.

(c)                                  Notice of Default, Etc.  Promptly after either US Borrower knows that any Default or Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action such US Borrower proposes to take with respect thereto, and at the US Administrative Agent’s option, a copy of the notice of such Default or Material Adverse Effect.

(d)                                 Management Letters.  Promptly after it or any Material Subsidiary’s receipt thereof, a copy of any “management letter” addressed to the board of directors of it or such Material Subsidiary from its certified public accountants and any internal control memoranda relating thereto.

(e)                                  Other Matters.  From time to time such other information regarding the business, affairs or financial condition of it or any Material Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the US Administrative Agent may reasonably request.

(f)                                    Rating Change.  Promptly after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for the Revolving Credit Facility and the Term Loan B Facility, a notice of such change describing the same in detail.

(g)                                 Labor Disputes.  Promptly upon becoming aware of any labor dispute which would result in a Material Adverse Effect, a notice of such dispute describing same in detail and the action such US Borrower proposes to take with respect thereto.

(h)                                 Compliance Certificate.  The US Borrowers, at the time of any deemed delivery of any annual report or quarterly report pursuant to paragraph (a) above, will furnish to the US Administrative Agent (i) a certificate substantially in the form of Exhibit C-2 executed by a Responsible Officer of one of the US Borrowers (A) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail) and (B) setting forth in reasonable detail the computations necessary to determine whether the US Borrowers are in compliance with Section 10.13(a), (b) and (c) as of the end of the respective fiscal quarter or fiscal year; and (ii) a report, in form and substance satisfactory to the US Administrative Agent, setting forth as of such Quarterly Date a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of it, each of its Subsidiaries or pursuant to the ABS Facility, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counter party to each such agreement.

Section 9.02                                Litigation.  It shall promptly give to the US Administrative Agent notice of any litigation or governmental investigation or proceeding pending against it or any of its Subsidiaries which would result in a Material Adverse Effect.

Section 9.03                                Maintenance, Etc.

(a)                                  Generally.  Except as otherwise permitted by Section 10.08, it shall and shall cause each Material Subsidiary to:  preserve and maintain its legal entity existence and all of its material rights, privileges, franchises, patents, trademarks, copyrights and licenses; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Administrative Agents, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Administrative Agent.

(b)                                 Proof of Insurance.  It shall and shall cause each Material Subsidiary to maintain, with financially sound and reputable insurance companies, insurance policies which (i) are sufficient for compliance with all requirements of law and of all agreements to which it or any Material Subsidiary is a party; (ii) are valid, outstanding and enforceable policies; and (iii) provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of it and each Material Subsidiary.  Within 90 days of the end of each fiscal year, the US Borrower will furnish or cause to be furnished to the US Administrative Agent a certificate of insurance coverage from the insurer in form and substance satisfactory to the US Administrative Agent and, if requested, will furnish the US Administrative Agent copies of the applicable policies.

(c)                                  Operation of Properties.  It will and will cause each of its Subsidiaries to operate its Properties or cause such Properties to be operated in a careful and efficient manner (i) in compliance with the practices of the industry, (ii) in compliance with all applicable contracts and agreements and (iii) in compliance in all material respects with all Governmental Requirements, except where the noncompliance therewith would not result in a Material Adverse Effect.

Section 9.04                                Environmental Matters.

(a)                                  Establishment of Procedures.  It will and will cause each of its Subsidiaries to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect:  (i) all Property of it and its Subsidiaries and the operations conducted thereon and other activities of it and its Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

(b)                                 Notice of Action.  The US Borrowers will promptly notify the US Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental

Authority of which such US Borrower has knowledge in connection with any Environmental Laws, which would result in a Material Adverse Effect.

Section 9.05                                Further Assurances.  It will and will cause each of its Subsidiaries to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement.  It at its expense will and will cause each of its Subsidiaries to promptly execute and deliver to the Applicable Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of it or any of its Subsidiaries, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

Section 9.06                                Performance of Obligations.  The Borrowers will pay their Notes according to the reading, tenor and effect thereof; and it will and will cause each of its Subsidiaries to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments and this Agreement, at the time or times and in the manner specified.

Section 9.07                                Reserved.

Section 9.08                                Reserved.

Section 9.09                                Collateral.

(a)                                  Guarantees and Collateral.  It shall and it shall cause each Subsidiary Guarantor to grant a Lien pursuant to the Security Instruments on substantially all of its following described Properties now owned or at any time hereafter acquired by it or a Subsidiary Guarantor located in the United States: all Equipment, Accounts, Chattel Paper, Documents, General Intangibles, Instruments, Inventory, the real property related to the US Borrowers’ chief executive offices located at 4444 Brittmoore Road, Houston, Texas 77041; provided that it and any Subsidiary Guarantor will have ninety (90) days to perfect Liens on Property acquired in an acquisition.  It shall promptly cause each Significant Domestic Subsidiary now existing or hereafter formed to guarantee the Indebtedness pursuant to the execution and delivery of the Guarantee and Collateral Agreement or a supplement thereto.  UCI will guarantee the Indebtedness pursuant to the execution and delivery of the Guarantee and Collateral Agreement or a supplement thereto on or before the date that Holdings becomes the sole Borrower pursuant to Section 2.14.  Holdings shall cause to be pledged by the appropriate Person all of the capital stock of each Domestic Subsidiary (excluding any Subsidiary involved in the ABS Facility), and 65% of the capital stock of each first tier Foreign Subsidiary (including, without limitation, to the extent certificated, delivery of original stock certificates or other certificates evidencing the capital stock of such Domestic Subsidiary or 65% of the capital stock of such Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof) and execute and deliver such other additional documents and certificates as shall reasonably be requested by the US Administrative Agent.  Notwithstanding the foregoing to the contrary, the UCI stock will be pledged and the real property required pursuant to this Section 9.09(a) shall be secured by a Lien on the Term Loan Funding Date.

(b)                                 Releases.  The US Borrowers and the Subsidiary Guarantors are authorized to release any Collateral that is sold, leased, assigned, conveyed, transferred or otherwise disposed of in compliance with Sections 10.08, 10.11 and 10.14.

Section 9.10                                Notice of an ERISA Event.  It will promptly furnish to the US Administrative Agent written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of it and its Subsidiaries in an aggregate amount exceeding $100,000.

Section 9.11                                Compression Collateral Appraisals.

(a)                                  In addition to the initial Appraisal required under Section 6.01, it will provide or will cause to be provided to the US Administrative Agent an Appraisal on the second anniversary of this Agreement and each subsequent 2-year anniversary thereafter on the then current fleet of Compression Collateral.

(b)                                 It will provide or will cause to be provided to the US Administrative Agent an update to the most recent Appraisal, in form and scope reasonably satisfactory to the US Administrative Agent, on the first anniversary of this Agreement and each subsequent 2-year anniversary thereafter.

ARTICLE X
Negative Covenants

Holdings covenants and agrees that, so long as any of the Aggregate Revolving Commitments and Aggregate Term Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrowers hereunder, without the prior written consent of the Majority Lenders:

Section 10.01                          Debt.  Neither it nor any of its Subsidiaries will incur, create, assume or permit to exist any Debt, except:

(a)                                  the Notes, the BA Equivalent Notes, the Bankers’ Acceptances or other Indebtedness or any guaranty of or suretyship arrangement for the Notes, the BA Equivalent Notes, the Bankers’ Acceptances or other Indebtedness;

(b)                                 Debt (including unfunded commitments) of it or its Subsidiaries existing on the Closing Date which is reflected in the Financial Statements or is disclosed in Schedule 10.01, and any renewals, extensions, refinancings and modifications (but not increases) thereof;

(c)                                  accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

(d)                                 Debt of it and its Subsidiaries under Hedging Agreements which are for bona fide business purposes and are not speculative;

(e)                                  Any extensions or increases of the ABS Facility, not to exceed an additional $200,000,000 (or $400,000,000 in the aggregate) and any refinancing or replacement thereof; provided that no US Borrower or any Domestic Subsidiary is liable for such Debt.

(f)                                    other Debt of it and the Domestic Subsidiaries incurred, not to exceed $125,000,000 in the aggregate;

(g)                                 Debt evidenced by Capital Lease Obligations and Purchase Money Indebtedness; provided that in no event shall the aggregate principal amount of Capital Lease Obligations and Purchase Money Indebtedness permitted by this clause (g) exceed $30,000,000 at any time outstanding;

(h)                                 Debt with respect to surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of Holdings or any of its Subsidiaries or in connection with judgments that do not result in a Default or an Event of Default, provided that the aggregate outstanding amount of all cash surety bonds, appeal bonds and custom bonds permitted by this clause (h) shall not at any time exceed $15,000,000;

(i)                                     Debt of any Foreign Subsidiary used for such Foreign Subsidiary’s and/or its Foreign Subsidiaries’ working capital and general business purposes; provided that no US Borrower nor any Domestic Subsidiary is liable for such Foreign Subsidiary Debt in excess of $50,000,000 outstanding in the aggregate;

(j)                                     Debt for borrowed money assumed by Holdings or one of its Subsidiaries, or of a Subsidiary of Holdings acquired, pursuant to an acquisition or merger permitted pursuant to the terms of this Agreement, provided that such Debt shall not exceed $150,000,000 in the aggregate at any time and such Debt was not incurred in connection with, or in anticipation or contemplation of such permitted acquisition or merger; and provided further that the aggregate amount of Debt permitted pursuant to this clause (j) that has a scheduled maturity date that is earlier than the later to occur of the scheduled Revolving Credit Maturity Date or Term Loan Maturity Date shall not exceed $50,000,000; and

(k)                                  Permitted Acquisition Debt.

Section 10.02                          Liens.  Neither it nor any of its Subsidiaries will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except (herein referred to as “Permitted Liens”):

(a)                                  Liens arising under the Security Instruments securing the payment of any Indebtedness;

(b)                                 Liens disclosed on Schedule 10.02;

(c)                                  Excepted Liens;

(d)                                 Liens on Property held or pledged in connection with the ABS Facility, provided that such Liens do not extend to or cover any Property of Holdings or any of its Subsidiaries other than the Property of Subsidiaries involved in the ABS Facility;

(e)                                  Liens securing acquired Debt permitted under Section 10.01(j); provided, that the aggregate amount of Debt secured by such Liens shall not exceed $75,000,000 and do not extend to or cover any Property other than the Property that secured such Debt prior to the time it was acquired or assumed;

(f)                                    Liens relating to Debt permitted under Sections 10.01(f), (j) or (k), provided that the aggregate amount of Debt secured by such Liens shall not exceed $25,000,000; provided further that such Liens permitted under Section 10.01(j) do not extend to or cover any Property other than the Property that secured such Debt prior to the time it was acquired or assumed and this shall be in addition to the Liens permitted by Section 10.02(e);

(g)                                 Liens securing Capital Lease Obligations and Purchase Money Indebtedness allowed under Section 10.01(g), but only on the Property under lease or purchased; and

(h)                                 Liens on assets of Foreign Subsidiaries under Foreign Credit Facilities.

Section 10.03                          Investments.  Neither it nor any of its Subsidiaries will make any Investments in any Person, except that, so long as no Event of Default has occurred and is continuing, the foregoing restriction shall not apply to:

(a)                                  Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 10.03;

(b)                                 accounts receivable arising in the ordinary course of business;

(c)                                  direct obligations of the United States or Canada or any agency thereof, or obligations guaranteed by the United States or Canada or any agency thereof, in each case maturing within one year from the date of creation thereof;

(d)                                 commercial paper maturing within one year from the date of creation thereof rated no lower than A2 or P2 as such rating is set forth by S&P or Moody’s, respectively;

(e)                                  deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States or Canada of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender’s or bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;

(f)                                    deposits in money market funds which invest 95% or more of its funds in Investments described in Section 10.03(c), 10.03(d) or 10.03(e);

(g)                                 Permitted Acquisition Category 1 not to exceed $200,000,000 in any one fiscal year or $300,000,000 in the aggregate at any time outstanding;

(h)                                 Permitted Acquisition Category 2; provided, however, at the time of the completion of any Permitted Acquisition Category 2, all previous Permitted Acquisition Category 1 shall be deemed to be Permitted Acquisition Category 2 and the limitations of the amount of Permitted Acquisition Category 1 and corresponding Permitted Acquisition Debt shall be reset.  In other words, the amount of Permitted Acquisition Category 1 and related outstanding Debt shall be deemed to be reduced to zero as of such date;

(i)                                     payroll advances and employee loans up to $5,000,000;

(j)                                     Investments by it or by any of its Subsidiaries in any other Subsidiary;

(k)                                  Investments otherwise permitted by Sections 10.01 or 10.14; and

(l)                                     other Investments not to exceed $25,000,000 in the aggregate.

Section 10.04                          Dividends, Distributions and Redemptions.  Holdings will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of their assets to its stockholders; except that so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), (a)  Holdings may purchase shares of common stock or options to purchase shares of common stock of Holdings held by former employees of UCI or any of its Subsidiaries following the termination of their employment by UCI or any of its Subsidiaries, provided that the aggregate amount of cash dividends paid pursuant to this Section 10.04(a) shall not during any fiscal year of Holdings exceed $10,000,000; (b) Holdings may make other distributions, purchases or redemptions, provided that the aggregate amount of such distributions paid pursuant to this Section 10.04(b) shall not exceed $15,000,000 during any fiscal year; and (c) Holdings may purchase common stock of Holdings held by Weatherford International Ltd. not to exceed (i) $100,000,000 in the aggregate during the term of this Agreement if the Total Leverage Ratio is less than 3.5 to 1.0 for the most recent Testing Period at the time of such purchase and (ii) $35,000,000 in the aggregate during the term of this Agreement if the Total Leverage Ratio is equal to or more than 3.5 to 1.0 for the most recent Testing Period at the time of such purchase.  For purposes of this Section 10.04, the Total Leverage Ratio shall include any Debt incurred to make such purchase.

Section 10.05                          Reserved

Section 10.06                          Nature of Business.  Neither it nor any Material Subsidiary will allow any material change to be made in the character of its business.

Section 10.07                          Reserved.

Section 10.08                          Mergers, Etc.  Neither it nor any of its Subsidiaries will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or stock of any of its Subsidiaries to any other Person except that (a) any Subsidiary of it may be merged into or consolidated with or sell, lease or otherwise dispose of all or substantially all of its Property to (i) a US Borrower, so long as a US Borrower is the surviving business entity, or (ii) another Subsidiary of it, (b) it or UCI, as applicable may merge into or consolidate with any Person provided, in each case (i) immediately thereafter and giving effect thereto, no event shall occur and be continuing which constitutes a Default or Event of Default and (ii) it or UCI, as applicable is the surviving business entity and (c) any Subsidiary of it may liquidate, dissolve or sell so long as it determines in good faith that such liquidation, dissolution or sale is in the best interest of it.

Section 10.09                          Proceeds of Notes; Letters of Credit.  The Borrowers will not permit the proceeds of the Notes, the Bankers’ Acceptances, the BA Equivalent Notes or Letters of Credit to be used for any purpose other than those permitted by Sections 7.07 or 8.07.  Neither US Borrower nor any Person acting on behalf of either US Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

Section 10.10                          Reserved.

Section 10.11                          Sale or Discount of Receivables.  Neither it nor any of its Subsidiaries will discount or sell (with or without recourse) any of its notes receivable or accounts receivable, except in the ordinary course of business.

Section 10.12                          Fiscal Year Change.  It will not permit any change in its fiscal year, except to synchronize its fiscal year with the calendar year.

Section 10.13                          Certain Financial Covenants.

(a)                                  Total Debt to EBITDA.  It will not permit its Total Leverage Ratio as of the end of any Testing Period to be greater than 5.00 to 1.0.

(b)                                 Interest Coverage Ratio.  It will not permit its Interest Coverage Ratio as of the end of any Testing Period to be less than 2.50 to 1.00.

(c)                                  Collateral Ratio.  The US Borrowers will not permit the ratio of (i) the Market Value of Compression Collateral to (ii) Aggregate Credit Exposure to be less than 1.25 to 1.0 at any time.  As used herein, “Market Value” of the Compression Collateral shall be determined by the most recent Appraisal or update as required in Section 9.11; provided, however, in the period between the effective date of Appraisals or updates, “Market Value” will also include the cost of any newly added Compression Collateral during such period and will not include the Market Value of any Property that is not Compression Collateral.

Section 10.14                          Sale of Properties.  It will not, and will not permit any of its Subsidiaries to, sell, assign, convey or otherwise transfer (excluding the granting of a Lien) any Property to any Person other than to it or to any of its Subsidiaries, except it and any of its Subsidiaries:

(a)                                  may sell or otherwise dispose of any Property which, in the reasonable judgment of such Person, is obsolete, worn out or otherwise no longer useful in the conduct of such Person’s business;

(b)                                 may sell or lease inventory or equipment in the ordinary course of business;

(c)                                  may sell, lease, assign, convey or otherwise transfer Property so that it may become collateral for the ABS Facility, the 8 7/8% Notes or the Existing Tranche B Loan Facility, in the ordinary course of business;

(d)                                 may sell, lease, assign, convey or otherwise transfer Property so that it may become collateral for extensions and increases of Debt permitted by Section 10.01(e); and

(e)                                  so long as no Event of Default has occurred and is continuing, may sell or otherwise dispose of Property having a value of up to 10% of the book value of the total tangible assets of it on a consolidated basis in any fiscal year.

Section 10.15                          Environmental Matters.  Neither it nor any of its Subsidiaries will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

Section 10.16                          Transactions with Affiliates.  Except as set forth on Schedule 10.16, neither it nor any of its Subsidiaries will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 10.17                          Subsidiaries.  It shall not, and shall not permit any of its Subsidiaries to, create any additional Subsidiaries except for (a) Subsidiaries resulting from future mergers or acquisitions permitted hereunder, (b) new Subsidiaries created by it in compliance with Section 10.03 and (c) Subsidiaries created in connection with the reorganization of it or any Subsidiary.  Upon the creation of any new Subsidiaries, the capital stock (to the extent certificated) shall be pledged as Collateral for this Agreement (subject to the 65% limitation for first-tier Foreign Subsidiaries).

Section 10.18                          Negative Pledge Agreements.  Except as permitted by this Agreement, neither it nor any of its Subsidiaries will create, incur, assume or permit to exist any contract or agreement (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property as may be required in connection with this Agreement or restricts any of its Subsidiaries from paying dividends to the US Borrowers, or which requires the consent of or notice to other Persons in connection therewith, except for any such contract or agreement existing as of the Closing Date and any extensions, renewals or replacements of any contracts or agreements permitted hereunder; provided that such prohibitive terms of such contract or agreement are no more restrictive than the terms reflected in such contract or agreement existing as of the Closing Date.

ARTICLE XI
Events of Default; Remedies

Section 11.01                          Events of Default.  One or more of the following events which continue beyond any applicable cure period shall constitute an “Event of Default”:

(a)                                  any Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of five (5) Business Days; or

(b)                                 any Borrower or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $25,000,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or administrative agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

(c)                                  any representation, warranty or certification made or deemed made herein or in any Security Instrument by any Borrower or any Subsidiary, or any certificate furnished to any Lender or the Administrative Agents pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

(d)                                 any Borrower shall default in the performance of any of its obligations under this Agreement other than under Sections 10.13(c), 10.15 or 10.17 or ARTICLE IX; or any Borrower shall default in the performance of any of its obligations under Sections 10.13(c), 10.15 or 10.17 or ARTICLE IX or any Security Instrument (other than the payment of amounts due which shall be governed by Section 11.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to such Borrower by the Applicable Administrative Agent or any Lender (through the Applicable Administrative Agent), or (ii) such Borrower otherwise becoming aware of such default; or

(e)                                  any Borrower, any Material Subsidiary or Material Foreign Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(f)                                    any Borrower, any Material Subsidiary or Material Foreign Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), as applicable, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, the

Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), as applicable, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(g)                                 a proceeding or case shall be commenced, without the application or consent of a Borrower, Material Subsidiary or Material Foreign Subsidiary, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of a Borrower, Material Subsidiary or Material Foreign Subsidiary of all or any substantial part of its assets, or (iii) similar relief in respect of a Borrower, Material Subsidiary or Material Foreign Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against a Borrower, Material Subsidiary or Material Foreign Subsidiary shall be entered in an involuntary case under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), as applicable; or

(h)                                 a judgment or judgments for the payment of money in excess of insurance coverage aggregating $15,000,000 or more at any one time outstanding shall be rendered by a court against any Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and a Borrower or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(i)                                     the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or, with respect to the Security Instruments, shall cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Borrower or any Subsidiary shall so state in writing; or

(j)                                     a Change of Control shall occur; or

(k)                                  an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of a Borrower and any of its Subsidiaries in an aggregate amount exceeding $5,000,000 for all periods.

Section 11.02                          Remedies.

(a)                                  In the case of an Event of Default other than one referred to in clauses (f) or (g) of Section 11.01, the Applicable Administrative Agent, upon request of the Majority Lenders, shall, by notice to the Borrowers, cancel the Aggregate Revolving Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) and the BA Exposure as provided in Section 2.12(i)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Applicable Borrower.

(b)                                 In the case of the occurrence of an Event of Default referred to in clauses (f) or (g) of Section 11.01, the Aggregate Revolving Commitments and the Aggregate Term Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrowers hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b) and the BA Exposure as provided in Section 2.12(i)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

(c)                                  Notwithstanding anything to the contrary in the Loan Documents, on the CAM Exchange Date, the Lenders shall automatically and without further act be deemed to have exchanged interests in the Aggregate Credit Exposure under the Tranches (including participations in the undrawn amounts of Letters of Credit) such that, in lieu of the interest of each Lender in the Credit Exposure under each Tranche in which it shall participate as of such date (including the principal, reimbursement, interest and fee obligations of each Borrower in respect of each such Tranche and such Lender’s participation in undrawn Letters of Credit), such Lender shall own an interest equal to such Lender’s CAM Percentage in the Aggregate Credit Exposure under the Tranches (including the principal, reimbursement, interest and fee obligations of each Borrower in respect of each such Tranche and hold a participation in the undrawn amount of each outstanding Letter of Credit equal to its CAM Percentage thereof).  Each Lender, each person acquiring a participation from any Lender as contemplated by Section 13.06(c) and each Borrower hereby consents and agrees to the CAM Exchange.  Each Borrower and each Lender agrees from time to time to execute and deliver to the US Administrative Agent all such promissory notes and other instruments and documents as the US Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the US Administrative Agent against delivery of any promissory notes so executed and delivered;  provided, however, that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.  In the event the CAM Exchange Date shall occur, Indebtedness owed by the Borrowers under the Loan Documents denominated in Canadian Dollars (other than, for the avoidance of doubt, obligations in respect of undrawn Offshore Currency Letters of Credit) shall, automatically and with no further act required, be converted to obligations of the same Borrower denominated in US Dollars.  Such conversion shall be effected based upon the exchange rate described in the definition of “US Dollar Equivalent Amount” on the CAM Exchange Date.  On and after any such conversion, all amounts accruing and owed to any Lender in respect of the Indebtedness owed to it under the Loan Documents shall accrue and be payable in US Dollars at the rates otherwise applicable hereunder.  Subject to Section 11.02(d), as a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment or proceeds received by the Applicable Administrative Agent pursuant to or as a result of the execution of any remedy under any Loan Document in respect of the Indebtedness of the Borrowers under the Loan Documents shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages.  Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of set-off, in respect of the Indebtedness under the Loan Documents shall be paid over to the US Administrative Agent for distribution to the Lenders in accordance herewith.

(d)                                 Hedging Agreements between any US Borrower and any of its Subsidiaries and the Administrative Agents or a Lender and/or any Lender Affiliate are secured by the Security Instruments pari passu with all other Indebtedness.  As such, proceeds from Security Instruments shall be shared pro rata on all Indebtedness.  All proceeds received after the Term Loan Maturity Date, whether by acceleration or otherwise, shall be applied first to reimbursement of expenses provided for in the Security Instruments; next, all such proceeds shall be shared pro rata between the Hedging Agreements (which form part of the Indebtedness) on the one hand and all other Indebtedness pursuant to this Agreement and the other Loan Documents on the other hand.  Thereafter, all such proceeds applicable to the Loans and other obligations under this Agreement and the other Loan Documents shall be applied, first to reimbursement of expenses and indemnities provided for in this Agreement and the other Loan Documents; second to accrued interest on the Loans; third to fees; fourth pro rata to principal outstanding on the Loans and other Indebtedness and to serve as cash collateral to be held by the US Administrative Agent to secure the LC Exposure and by the Canadian Administrative Agent to secure outstanding BA Exposure; and any excess shall be paid to the US Borrowers or as otherwise required by any Governmental Requirement.

(e)                                  Acceleration and termination of all Hedging Agreements involving the Administrative Agents or Lenders or the Lender Affiliates shall be governed by the terms of the Hedging Agreements.

Section 11.03                          Letters of Credit.

(a)                                  In the event that on the CAM Exchange Date any LC Exposure shall be outstanding, each US Tranche Revolving Lender shall promptly pay over to the US Administrative Agent, in immediately available funds, an amount in US Dollars equal to such US Tranche Revolving Lender’s US Tranche Percentage of such LC Exposure (or, in the case of any Offshore Currency Letter of Credit, the US Dollar Equivalent of such LC Exposure) together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the US Administrative Agent at the rate that would be applicable at the time to a US Dollar Base Rate Loan in a principal amount equal to such US Lender’s US Tranche Percentage of the LC Exposure.  The US Administrative Agent shall establish a separate account (each, a “Reserve Account”) or accounts for each Lender for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence.  The US Administrative Agent shall have sole dominion and control over each Reserve Account, and the amounts deposited in each Reserve Account shall be held in such Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below.  The US Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each letter of Credit attributable to each Lender’s CAM Percentage.  The amounts held in each Lender’s Reserve

Account shall be held as a reserve against the LC Exposure, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Borrower and shall not give rise to any obligation on the part of the Borrowers to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.10.

(b)                                 In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the US Administrative Agent shall, at the request of the applicable Issuing Bank, withdraw from the Reserve Account of each Lender any amounts, up to the amount of such Lender’s CAM Percentage of such drawing or payment, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to such Issuing Bank in satisfaction of the reimbursement obligations of the US Tranche Revolving Lenders under Section 2.10(c).  In the event that any US Tranche Revolving Lender shall default on its obligation to pay over any amount to the US Administrative Agent as provided in this Section 11.03, the applicable Issuing Bank shall have a claim against such US Tranche Revolving Lender to the same extent as if such US Tranche Revolving Lender had defaulted on its obligations under Section 2.10(c), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the US Borrowers’ reimbursement obligations pursuant to Section 11.02(c).  Each other Lender shall have a claim against such defaulting US Tranche Revolving Lender for any damages sustained by it as a result of such default, including, in the event that such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

(c)                                  In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the US Administrative Agent shall withdraw from the Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit, and distribute such amount to such Lender.

(d)                                 With the prior written approval of the US Administrative Agent (not to be unreasonably withheld), any Lender may withdraw the amount held in its Reserve Account in respect of the undrawn amount of any Letter of Credit.  Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay to the US Administrative Agent, for the account of the Issuing Bank, on demand, its CAM Percentage of such drawing or payment.

(e)                                  Pending the withdrawal by any Lender of any amounts from its Reserve Account as contemplated by the above paragraphs, the US Administrative Agent will, at the direction of such Lender and subject to such rules as the US Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Investments described in Sections 10.03(c), (d), (e) or (f).  Each Lender that has not withdrawn its amounts in its Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the US Administrative Agent, to withdraw the earnings on investments so made by the US Administrative Agent with amounts in its Reserve Account and to retain such earnings for its own account.

ARTICLE XII
The Administrative Agent

Section 12.01                          Appointment, Powers and Immunities of the Administrative Agents.  Each Applicable Lender hereby irrevocably appoints and authorizes the Applicable Administrative Agent to act as its administrative agent hereunder and under the Security Instruments with such powers as are specifically delegated to such Applicable Administrative Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto.  The Applicable Administrative Agent (which term as used in this sentence and in Section 12.05 and the first sentence of Section 12.06 shall include reference to its Affiliates and its and its Affiliates’ officers, directors, employees, attorneys, accountants, experts and administrative agents):  (a) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (b) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrowers or any other Person (other than the Applicable Administrative Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Applicable Borrower, its Subsidiaries or any other obligor or guarantor; (c) except pursuant to Section 12.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its and its officers’, employees’, agents’ and representatives’ gross negligence or willful misconduct; provided, however, the Administrative Agents may employ administrative agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such administrative agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such administrative agents, accountants, attorneys or experts.  The Administrative Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with such Administrative Agents.  The Administrative Agents are authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

Section 12.02                          Reliance by the Administrative Agents.  The Administrative Agents shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agents.

Section 12.03                          Defaults.  The Administrative Agents shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Administrative Agents have received notice from a Lender or a Borrower specifying such Default and stating that such notice is a “Notice of Default.”  In the event that the Administrative Agents receive such a notice of the occurrence of a Default, the Administrative Agents shall give prompt notice thereof to the Applicable Lenders.  In the event of a payment Default, the Administrative Agents shall give each Applicable Lender prompt notice of each such payment Default.

Section 12.04                          Rights as a Lender.  With respect to its US Tranche Commitments or Canadian Allocated Commitments and the Loans made by it and its participation in the issuance of Letters of Credit, each Applicable Administrative Agent (and any successor acting as such Applicable Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Applicable Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Applicable Administrative Agent in its individual capacity.  Each Applicable Administrative Agent (and any successor acting as such Applicable Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Applicable Borrower (and any of its Affiliates) as if it were not acting as the Applicable Administrative Agent, and each Applicable Administrative Agent and its Affiliates may accept fees and other consideration from the Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

Section 12.05                     INDEMNIFICATION.  THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENTS AND THE ISSUING BANK RATABLY IN ACCORDANCE WITH THEIR PERCENTAGE SHARES PRIOR TO THE CAM EXCHANGE DATE AND WITH THEIR CAM PERCENTAGE ON OR AFTER THE CAM EXCHANGE DATE FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 13.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWERS UNDER SECTION 13.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWERS UNDER SAID SECTION 13.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENTS OR THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF:  (a) THIS AGREEMENT, THE SECURITY INSTRUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF THEIR AGENCY DUTIES HEREUNDER OR (b) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY SECURITY INSTRUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 12.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE ADMINISTRATIVE AGENTS OR THE ISSUING BANK, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENTS OR THE ISSUING BANK, AS THE CASE MAY BE; PROVIDED FURTHER THAT THE OBLIGATION TO INDEMNIFY THE ISSUING BANK HEREUNDER

WILL BE THE OBLIGATIONS OF THE US TRANCHE REVOLVING LENDERS PRIOR TO THE CAM EXCHANGE DATE AND ALL OF THE LENDERS ON OR AFTER THE CAM EXCHANGE DATE.

Section 12.06                          Non-Reliance on the Administrative Agents and other Lenders.  Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each US Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement.  The Administrative Agents shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Borrowers.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Applicable Administrative Agent hereunder, such Applicable Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers (or any of its Affiliates) which may come into the possession of such Applicable Administrative Agent or any of its Affiliates.  In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special US counsel to the US Administrative Agent only and Goodmans LLP is acting in this transaction as special Canadian counsel to the Canadian Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document.  Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 12.07                          Action by the Administrative Agents.  Except for action or other matters expressly required of each Applicable Administrative Agent hereunder, each Applicable Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (a) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 13.04) specifying the action to be taken, and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.  The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 13.04) and any action taken or failure to act pursuant thereto by the Applicable Administrative Agent shall be binding on all of the Lenders.  If a Default has occurred and is continuing, each Applicable Administrative Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 13.04) in the written instructions (with indemnities) described in this Section 12.07, provided that, unless and until the Applicable Administrative Agent shall have received such directions, such Applicable Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.  In no event, however, shall the Applicable Administrative Agent be required to take any action which exposes such Applicable Administrative Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.

Section 12.08                          Resignation or Removal of the Administrative Agents.  Subject to the appointment and acceptance of a successor Applicable Administrative Agent as provided below, each Applicable Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers, and each Applicable Administrative Agent may be removed at any time with or without cause by the Majority Lenders.  Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Applicable Administrative Agent.  If no successor Applicable Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Applicable Administrative Agent’s giving of notice of resignation or the Majority Lenders’ removal of the retiring Applicable Administrative Agent, then the retiring Applicable Administrative Agent may, on behalf of the Lenders, appoint a successor Applicable Administrative Agent.  Upon the acceptance of such appointment hereunder by a successor Applicable Administrative Agent, such successor Applicable Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Applicable Administrative Agent, and the retiring Applicable Administrative Agent shall be discharged from its duties and obligations hereunder.  After any retiring Applicable Administrative Agent’s resignation or removal hereunder as Applicable Administrative Agent, the provisions of this ARTICLE XII and Section 13.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Administrative Agent.

Section 12.09                          Notification by US Administrative Agent.  Subject to the provisions herein to the contrary, the US Administrative Agent shall be required to notify only the US Tranche Revolving Lenders of any Borrowings, continuations or conversions or of any other act requiring notice to be provided by the US Administrative Agent hereunder.  Upon each US Tranche Revolving Lender’s receipt of such notice from the US Administrative Agent pursuant to this Section 12.09, such Lender shall notify its respective Canadian counterpart of such notice.

Section 12.10                          Joint Lead Arrangers, Joint Book Runners, Documentation Agent.  The Joint Lead Arrangers, the Joint Book Runners, and the Documentation Agent shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

ARTICLE XIII
Miscellaneous

Section 13.01                          Waiver.  No failure on the part of the Administrative Agents or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 13.02                          Notices.  All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier, U.S. Mail or Canadian Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or in the Loan Documents, except that for notices and other communications to the Administrative Agents other than payment of money, the Borrowers need only send such notices and communications to the US Administrative Agent care of the Houston address of Wachovia and to the Canadian Administrative Agent care of the Toronto, Canada address of Congress Financial; or, as to any party, at such other address as shall be designated by such party in a notice to each other party.  Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

Section 13.03                          Payment of Expenses, Indemnities, etc.

(a)                                  The Borrowers agree:

(i)                                     whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of each Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of each Administrative Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent, whether or not effective, relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of each Administrative Agent, ongoing Collateral monitoring and protection, Collateral releases and workout matters, the cost of environmental audits, surveys and Appraisals, the reasonable fees and disbursements of counsel and other outside consultants for the Administrative Agents limited to one US counsel and one Canadian counsel and, in the case of enforcement, the reasonable fees and disbursements of counsel for the Administrative Agents and any of the Lenders); and promptly reimburse the Administrative Agents for all amounts expended, advanced or incurred by the Administrative Agents or the Lenders to satisfy any obligation of the Borrowers under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

(ii)                                TO INDEMNIFY EACH ADMINISTRATIVE AGENT AND EACH LENDER AND EACH LENDER AFFILIATE AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, ADMINISTRATIVE AGENTS, ATTORNEYS, ACCOUNTANTS, INVESTMENT ADVISORS, AGENTS, TRUSTEES AND EXPERTS (“INDEMNIFIED PARTIES”) FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (A) ANY ACTUAL OR PROPOSED USE BY THE BORROWERS OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT, (B) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (C) THE OPERATIONS OF

THE BUSINESS OF EACH BORROWER AND ITS SUBSIDIARIES, (D) THE FAILURE OF EACH BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY INSTRUMENT OR THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (E) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF A BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS, (F) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (G) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (H) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND AN ADMINISTRATIVE AGENT OR A LENDER’S SHAREHOLDERS AGAINST AN ADMINISTRATIVE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SUCH INDEMNIFIED PARTY; AND

(iii)                            TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (A) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO A BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (B) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY A BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO A BORROWER OR ANY SUBSIDIARY, (C) DUE TO PAST OWNERSHIP BY A BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY A BORROWER OR ANY SUBSIDIARY, OR (D) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS; PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 13.03(a)(iii) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTY AFTER THE DATE WHICH THE APPLICABLE BORROWER OR SUBSIDIARY IS DIVESTED OF OWNERSHIP OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

(b)                                 No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 13.03.

(c)                                  In the case of any indemnification hereunder, an Applicable Administrative Agent or Lender, as appropriate shall give notice to the Borrowers of any such claim or demand being made against the Indemnified Party and the Borrowers shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrowers provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrowers and such Indemnified Party.

(d)                                  THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES.  TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

(e)                                  Each Borrower’s obligations under this Section 13.03 shall be its joint and several obligations and shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

(f)                                    Each Borrower shall pay any amounts due under this Section 13.03 within thirty (30) days of the receipt by such Borrower of notice of the amount due.

Section 13.04                          Amendments, Etc.  Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Borrowers’ and the Majority Lenders’ prior written consent; provided that (a) no amendment, modification or waiver which increases the Aggregate Commitments, forgives or reduces the Principal Amount of any Indebtedness outstanding under this Agreement, releases all or substantially all of the Collateral or the Subsidiary Guarantors, affects Sections 4.02, 4.05, 11.02(d), 13.04 or 13.06(a) or permits an Interest Period with a duration in excess of six months or modifies the definition of “Majority Lenders” shall be effective without consent of all Lenders; (b) no amendment, modification or waiver which extends any scheduled payment date or the final maturity of the Term Loans or reduces the interest rate applicable to the Term Loans or the fees payable to the Term Loan Lenders or extends the time for payment of such interest or fees shall be effective without the consent of all the Term Loan Lenders (in lieu of the consent of the Majority Lenders); (c) no amendment, modification or waiver which extends any scheduled payment date or the final maturity of the Revolving Loans, reduces the interest rate applicable to the Revolving Loans or the fees payable to the US Tranche Revolving Lenders or the Canadian Tranche Revolving Lenders or extends the time for payment of such interest or fees shall be effective without the consent of all the US Tranche Revolving Lenders or the Canadian Tranche Revolving Lenders

(in lieu of the consent of the Majority Lenders); (d) no amendment, modification or waiver which increases the US Tranche Commitment, Canadian Allocated Commitment or Term Commitment of any Lender shall be effective without the consent of such Lender; and (e) no amendment, modification or waiver which modifies the rights, duties or obligations of an Applicable Administrative Agent shall be effective without the consent of such Applicable Administrative Agent.

Section 13.05                          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 13.06                          Assignments and Participations.

(a)                                  No Borrower may assign its rights or obligations hereunder or under the Notes, Bankers’ Acceptances, the BA Equivalent Notes or any Letters of Credit without the prior consent of all of the Lenders and the Administrative Agents.

(b)                                 Any Term Loan Lender may assign all or a portion of its Term Loan to a Related Fund, Affiliate (as defined in clause (a) of the definition of “Affiliate”) or existing Term Loan Lender, and, upon the written consent of the US Administrative Agent, the Issuing Banks (with respect to the Revolving Credit Facility only) and the US Borrowers, which consent shall not be unreasonably withheld, any Lender may assign to one or more assignees, all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit E (an “Assignment”); provided, however, that (i) any such assignment shall be in the amount of at least $5,000,000 of a Tranche with respect to the Revolving Credit Facility and at least $1,000,000 with respect to the Term Loan B Facility or such lesser amount to which such Borrower has consented, with Related Funds treated as one assignee for purposes of determining compliance with such minimum assignment amount; (ii) if the assignor is a Lender, individually or with its Lender Affiliate, in the Revolving Tranches, the same pro rata interest in each Tranche will be assigned; (iii) the assignee or assignor shall pay to the Applicable Administrative Agent a processing and recordation fee of $3,500 for each assignment; provided that only $3,500 shall be paid for pro rata assignments by a Lender and its Canadian Lender Affiliate and only one such fee shall be payable in connection with simultaneous assignments to or by two or more Related Funds; (iv) if such assignment is made at a time when no Event of Default has occurred and is continuing, any assignee of the Canadian Tranche Revolving Lender shall satisfy the Canadian residency requirements of a Canadian Tranche Revolving Lender; (v) any assignee shall not be a competitor of Holdings or any of its Subsidiaries; and (vi) notwithstanding anything to the contrary contained in this Agreement, if such assignment is made at a time when an Event of Default has occurred and is continuing, (A) the written consent of the US Borrowers to such assignment shall not be required, (B) the Borrowers shall have the right to withhold all Taxes required by law to be withheld from payments made hereunder, and shall pay such Taxes to the relevant taxing authority or other Governmental Authority in accordance with applicable law, and (C) any assignee of a Lender shall not be subject to the provisions of Section 4.06(d) (other than subparagraph (ii) thereof, if applicable), and shall not be entitled to receive any additional amounts payable pursuant to Section 4.06(a)(A) or indemnification payments for Taxes pursuant to Section 4.06(c).  Any such assignment will become effective upon the execution and delivery to the US Administrative Agent of the Assignment and the consent, if required above, of the US Administrative Agent, the Issuing Banks and, unless an Event of Default has occurred and is continuing, the US Borrowers.

Promptly after receipt of an executed Assignment, the US Administrative Agent shall send to the Applicable Borrower a copy of such executed Assignment.  Upon receipt of such executed Assignment, such Borrower, will, at its own expense, execute and deliver new Notes, Bankers’ Acceptances or BA Equivalent Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear.  Upon the effectiveness of any assignment pursuant to this Section 13.06(b), the assignee will become a “Lender,” if not already a “Lender,” for all purposes of this Agreement and the Security Instruments.  The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a “Lender” hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 13.03 shall not be affected).  The US Administrative Agent, acting as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount of the Loans and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register.

(c)                                  Each Lender may transfer, grant or assign participations in all or any part of such Lender’s interests hereunder pursuant to this Section 13.06(c) to any Person that satisfies the requirements of Section 13.06(b)(v) and either Section 13.06(b)(iv) or (vi) as applicable, provided that:  (i) such Lender shall remain a “Lender” for all purposes of this Agreement and the transferee of such participation shall not constitute a “Lender” hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents; provided that such participation agreement may provide that such Lender will not, without the consent of the participant, agree to any amendment, modification or waiver described in clauses (a), (b) or (c) of the proviso to Section 13.04 that affects such participant, and all amounts payable by the Applicable Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under ARTICLE V on the same basis as if it were a Lender and be indemnified under Section 13.03 as if it were a Lender.  In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 13.15.

(d)                                 The Lenders may furnish any information concerning a Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 13.15.

(e)                                  Notwithstanding anything in this Section 13.06 to the contrary, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)                                    Notwithstanding any other provisions of this Section 13.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require any Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 13.07                          Invalidity.  In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any Security Instrument.

Section 13.08                          Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 13.09                          Reserved.

Section 13.10                          Survival.  The obligations of the parties under Section 4.06, ARTICLE V, and Sections 12.05 and 13.03 shall survive the repayment of the Loans and the termination of the US Tranche Commitments, Canadian Allocated Commitments and Term Commitments.  To the extent that any payments on the Indebtedness under the Loan Documents or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness under the Loan Documents so satisfied shall be revived and continue as if such payment or proceeds had not been received and each Applicable Administrative Agent’s and Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect.  In such event, each Security Instrument shall be automatically reinstated and the Applicable Borrower shall take such action as may be reasonably requested by the Applicable Administrative Agent and the Lenders to effect such reinstatement.

Section 13.11         Reserved.

Section 13.12                     NO ORAL AGREEMENTS.  THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.  THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 13.13                     GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a)                                  THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY US LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED OR APPLICABLE CANADIAN LAW PERMITS ANY CANADIAN TRANCHE REVOLVING LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE JURISDICTION WHERE SUCH LENDER IS LOCATED.  CH. 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING

CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

(b)                                  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.  EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE ADMINISTRATIVE AGENTS OR ANY LENDER FROM OBTAINING JURISDICTION OVER EACH BORROWER IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c)                                  EACH BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS LOCATED ON THE SIGNATURE PAGE HERETO OR AS UPDATED FROM TIME TO TIME, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.

(d)                                  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENTS OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWERS IN ANY OTHER JURISDICTION.

(e)                                  EACH BORROWER AND EACH LENDER HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENTS OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 13.13.

Section 13.14                          Interest.  It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it.  Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, the Bankers’ Acceptances and the BA Equivalent Notes, it is agreed as follows:  (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness under the Loan Documents (or, to the extent that the principal amount of the Indebtedness under the Loan Documents shall have been or would thereby be paid in full, refunded by such Lender to the Applicable Borrower); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the Principal Amount of the Indebtedness under the Loan Documents (or, to the extent that the Principal Amount of the Indebtedness under the Loan Documents shall have been or would thereby be paid in full, refunded by such Lender to the Applicable Borrower).  All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law.  If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 13.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 13.14.  To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate, such Lender elects to determine the applicable rate ceiling under such Chapter by the indicated weekly rate ceiling from time to time in effect.

Section 13.15                          Confidentiality.  For the purposes of this Section 13.15, “Confidential Information” means information about any Borrower furnished by any Borrower or its Affiliates (collectively, the “Disclosing Parties”) to the Administrative Agents or any of the Lenders, including, but not limited to, any actual or pending agreement, business plans, budgets, projections, ecological data and accounting records, financial statements, or other financial data of any kind, any title documents, reports or other information relating to matters of title, any projects or plans, whether actual or prospective, and any other documents or items embodying any such Confidential Information; provided that such term does not include information that (a) was publicly known or otherwise known prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Administrative Agents or the Lenders or any Person acting on behalf thereof, (c) otherwise becomes known to the Administrative Agents or Lenders other than through disclosure by the Disclosing Parties or a party known to be subject to a confidentiality agreement or (d) constitutes financial statements delivered to the Administrative Agents and the Lenders under Section 9.01(a) that are otherwise publicly available.  The Administrative Agents and the Lenders will maintain the confidentiality of such Confidential Information delivered to (i) such Person, provided that each such Person (a “Restricted Person”) may deliver or disclose Confidential Information to such Restricted Person’s directors, officers, employees, agents, attorneys investment advisors, trustees and Affiliates, who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 13.15, (ii) such Restricted Person’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 13.15, (iii) any other Lender, (iv) any pledgee referred to in Section 13.06(e) or any assignee to which such Restricted Person sells or offers to sell its Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 13.15), (v) any Person from which such Restricted Person offers to purchase any security of the Borrowers (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 13.15), (vi) any Governmental Authority having jurisdiction or any self-regulatory body claiming to have authority over such Restricted Person, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Restricted Person’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any Governmental Requirement applicable to such Restricted Person, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which such Restricted Person is a party or (D) if an Event of Default has occurred and is continuing, to the extent such Restricted Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of its rights and remedies under the Notes and this Agreement.  Each Lender, by its acceptance of a Note or a participation agreement, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 13.15 as though it were a party to this Agreement.  On reasonable request by any Borrower in connection with the delivery to any Lender of information required to be delivered to such Lender under this Agreement or requested by such Lender (other than a Lender that is a party to this Agreement or its nominee), such Lender will enter into an agreement with any Borrower embodying the provisions of this Section 13.15.  Each Borrower waives (on its own behalf and on behalf of its Subsidiaries) any and all other rights it (or its Subsidiaries) may have to confidentiality as against the Administrative Agents and the Lenders arising by or under any contract, agreement, statute or law except as expressly stated in this Section 13.15.

Section 13.16                          Effectiveness.  This Agreement shall be effective on the Closing Date.

Section 13.17                     EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE SECURITY INSTRUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE

TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE SECURITY INSTRUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 13.18                          Hedging Agreements.  Notwithstanding anything to the contrary contained herein, the terms and provisions of this Agreement shall not apply to any Hedging Agreements, except to the extent necessary for all Hedging Agreements with Lenders and/or their Lender Affiliate to be secured by the Security Instruments on a pari passu basis with other Indebtedness and for the proceeds from the Security Instruments to be applied as set forth in Section 11.02(d) hereof.

Section 13.19                          USA Patriot Act Notice.  Each US Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies each US Borrower and its Subsidiaries, which information includes the name and address of each US Borrower and such Subsidiaries and other information that will allow such US Lender to identify each US Borrower and such Subsidiaries in accordance with the USA Patriot Act.

Section 13.20                          Restatement.  This Agreement amends, restates and supercedes the Existing Credit Agreement.  It is the intention of the parties that all Liens and security interests securing the Existing Credit Agreement continue to exist, remain valid and shall not be impaired or released hereby and shall remain in full force and effect as provided in the Security Instruments.

ARTICLE XIV
GUARANTY

Section 14.01                          The Guaranty.

(a)                                  The Guarantors irrevocably and unconditionally, jointly and severally, guarantee to each Canadian Tranche Revolving Lender and the Administrative Agents and their respective successors and permitted assigns the full and punctual payment of principal and interest on each Canadian Tranche Loan when due, whether at maturity, by acceleration, by redemption or otherwise (the “Guaranteed Obligations”).

(b)                                 The Guarantors further agree that this Guaranty constitutes an absolute, irrevocable, complete and continuing guarantee of payment, performance and compliance and not merely of collection.

(c)                                  The obligations of the Guarantors to make any payment hereunder may be satisfied by causing the Canadian Borrower to make such payment.

(d)                                 The Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys’ fees incurred by any Applicable Administrative Agent or any Canadian Tranche Revolving Lender in enforcing any of their respective rights under this Guaranty, laws or otherwise) of each Applicable Administrative Agent or any Canadian Tranche Revolving Lender against the Canadian Borrower or any other Person or against such Applicable Administrative Agent or any Canadian Tranche Revolving Lender for their payments in respect of any amounts to any Canadian Tranche Revolving Lender pursuant to the provisions of this Guaranty.

(e)                                  The Guarantors waive presentment to, demand of payment from and protest to the Canadian Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.  The obligations of the Guarantors hereunder shall not be affected by the failure of either of the Administrative Agents or any Canadian Tranche Revolving Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Canadian Borrower or any other Person under the provisions of this Agreement, any other Loan Document or otherwise.

(f)                                    To the fullest extent permitted by applicable law, the obligations of the Guarantors hereunder are absolute and unconditional and shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of all the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense (other than a defense of payment or performance), set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or any Note, other Loan Document or otherwise.

(g)                                 The Guarantors waive any defense based on or arising out of any defense of the Canadian Borrower or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Canadian Borrower, other than the final payment in full in cash of all the Guaranteed Obligations.

(h)                                 To the fullest extent permitted by applicable law, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded or must otherwise be returned by any of the Canadian Tranche Revolving Lenders upon the insolvency, bankruptcy or reorganization or the Canadian Borrower or otherwise, all as though such payment had not been made.

Section 14.02                          Subrogation.  The Guarantors shall be subrogated to any of the rights (whether contractual, under applicable laws or otherwise) of either of the Administrative Agents or any Canadian Tranche Revolving Lender against the Canadian Borrower or any other Person for the payments in respect of any amounts to any Canadian Tranche Revolving Lender pursuant to the provisions of this Guaranty; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until all other Guaranteed Obligations shall have been paid in full and the Canadian Allocated Total Commitments terminated.

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

US BORROWER AND GUARANTOR:	UNIVERSAL COMPRESSION, INC.

	By:	/s/ J. Michael Anderson
	Name:	J. Michael Anderson
	Title:	Senior Vice President and Chief Financial Officer
Address for Notices:
4444 Brittmoore Road
Houston, Texas 77041

Telecopier No.: (713) 466-6720
Telephone No.: (713) 335-7295
Attention: President

Copy to: General Counsel

Copy to:

Carol M. Burke
Gardere Wynne Sewell LLP
1000 Louisiana, Suite 3400
Houston, Texas 77002
Telecopier No.: (713) 276-6561
Telephone No.: (713) 276-5561

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

US BORROWER AND GUARANTOR:	UNIVERSAL COMPRESSION
HOLDINGS, INC.

	By:	/s/ J. Michael Anderson
	Name:	J. Michael Anderson
	Title:	Senior Vice President and
Chief Financial Officer
Address for Notices:
4444 Brittmoore Road
Houston, Texas 77041

Telecopier No.: (713) 466-6720
Telephone No.: (713) 335-7295
Attention: President

Copy to: General Counsel

Copy to:

Carol M. Burke
Gardere Wynne Sewell LLP
1000 Louisiana, Suite 3400
Houston, Texas 77002
Telecopier No.: (713) 276-6561
Telephone No.: (713) 276-5561

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

CANADIAN BORROWER:	UC CANADIAN PARTNERSHIP
HOLDINGS COMPANY

	By:	/s/ J. Michael Anderson
	Name:	J. Michael Anderson
	Title:	Senior Vice President and
Chief Financial Officer
Address for Notices:
1959 Upper Water Street
Suite 1100
Halifax, Nova Scotia B3J3E5

Telecopier No.: (713) 466-6720
Telephone No.: (713) 335-7295
Attention: Chief Financial Officer

Copy to: General Counsel

Copy to:

Carol M. Burke
Gardere Wynne Sewell LLP
1000 Louisiana, Suite 3400
Houston, Texas 77002
Telecopier No.: (713) 276-6561
Telephone No.: (713) 276-5561

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER AND	WACHOVIA BANK, NATIONAL
US ADMINISTRATIVE AGENT:	ASSOCIATION, Individually and as US
Administrative Agent

	By:	/s/ James Kipp
	Name:	James Kipp
	Title:	Managing Director

Lending Office for US Dollar Base Rate
Loans and LIBOR Loans:

301 South College Street
23rd Floor NC 0680
Charlotte, North Carolina 28288
Telecopier No.: (704) 383-0288

Address for Notices:

301 South College Street
23rd Floor NC 0680
Charlotte, North Carolina 28288
Attention: Syndication Agency Services
Telecopier No.: (704) 383-0288

With copy to:

Wachovia Capital Markets, LLC
1001 Fannin, Suite 2255
Houston, Texas 77002
Attention: David Humphreys
Telecopier No.: 713-605-6354

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER AND CANADIAN	CONGRESS FINANCIAL
ADMINISTRATIVE AGENT:	CORPORATION (CANADA),
Individually and as Canadian Administrative
Agent

	By:	/s/ Niall H. Hamilton
	Name:	Niall H. Hamilton
	Title:	Senior Vice President

Lending Office for Canadian Tranche
Loans:

141 Adelaide St W., Suite 1500
Toronto, Ontario, Canada
M5H 3L9

Address for Notices:

141 Adelaide St W., Suite 1500
Toronto, Ontario, Canada
M5H 3L9

Attention: Sophie Ronan
Telecopier No.: (416) 364-8165

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER AND SYNDICATION AGENT:	JPMORGAN CHASE BANK, N.A.,
Individually and as Syndication Agent

	By:	/s/ J. Charles Freel, Jr.
	Name:	J. Charles Freel, Jr.
	Title:	Vice President

Lending Office for US Dollar Base Rate
Loans and LIBOR Loans:

Address for Notices:

Attention:
Telecopier No.:

With copy to:

Attention:
Telecopier No.:

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

DOCUMENTATION AGENT:	DEUTSCHE BANK SECURITIES INC.,
as Documentation Agent

	By:	/s/	Russell A. Johnson
	Name:		Russell A. Johnson
	Title:		Director

	By:	/s/	Jon R. Marinelli
	Name:		Jon R. Marinelli
	Title:		Vice President

Lending Office for US Dollar Base Rate Loans
and
LIBOR Loans:

Telecopier No.:

Address for Notices:

Attention:
Telecopier No.:

With copy to:

Attention:
Telecopier No.:

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER AND	THE BANK OF NOVA SCOTIA,
DOCUMENTATION AGENT:	Individually and as Documentation Agent

	By:	/s/	Vicki H. Gibson
Name: V. Gibson
Title: Assistant Agent

Lending Office for US Base Rate Loans and
LIBOR Loans:

The Bank of Nova Scotia,
Atlanta Agency
600 Peachtree Street N.E.
Suite 2700
Atlanta, Georgia 30308

Telecopier No.: (404) 888-8998

Address for Notices:

The Bank of Nova Scotia, Atlanta Agency
600 Peachtree Street N.E.
Suite 2700
Atlanta, Georgia 30308

Attention: Donna Gardner
Telecopier No.: (404) 888-8998

With copy to:

The Bank of Nova Scotia
Houston Representative Office
1100 Louisiana, Suite 3000
Houston, Texas 77002

Attention: Jean-Paul Purdy
Telecopier No. (713) 752-2425

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER AND	THE ROYAL BANK OF SCOTLAND PLC,
DOCUMENTATION AGENT:	Individually and as Documentation Agent

	By:	/s/	Matthew J. Main
Name: Matthew J. Main
Title: Senior Vice President

Lending Office for US Base Rate Loans and
LIBOR Loans:

101 Park Avenue, 12th Floor
New York, New York 10178

Attention: Sheila Shaw
Telecopier No.: 212-401-1494

Address for Notices:

101 Park Avenue, 12th Floor
New York, New York 10178

Attention: Sheila Shaw
Telecopier No.: 212-401-1494

With copy to:

The Royal Bank of Scotland plc
600 Travis Street
Suite 6500
Houston, Texas 77002

Attention: Matthew J. Main
Telecopier No.: 713-221-2430

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER: Bank of America, N.A.

	By:	/s/	David A Batson
	Name:		David A. Batson
Title: VP

Lending Office for [US Base Rate Loans and
LIBOR Loans] :

Bank of America NA
700 Louisiana, 7th Floor
Houston, Texas 77002
Attention: Patty Breiner
Telecopier No.: 713-247-7569

Address for Notices:

Bank of America, NA
700 Louisiana, 7th Floor
Houston, Texas 77002
Attention: Patty Breiner
Telecopier No: 713-247-7569

With copy to:

Bank of America, NA
1201 Main Street, 6 Floor
Dallas, Texas 75202-3113
Attention: Glenda Bromley
Telecopier No: 214-508-8419

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER: COMERICA BANK
	By:	/s/	Mona M. Foch
Name: Mona M. Foch
Title: Senior Vice President -Texas Division

Lending Office for US Base Rate Loans and
LIBOR Loans

Attention: Mona M. Foch
Telecopier No.: 713 220 5651

Address for Notices: 910 Louisiana, Suite 410

Houston, TX 77002

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER:	Union Bank of California, N.A.

	By:	/s/	Sean M. Murphy
Name: Sean M. Murphy
Title: Vice President

Lending Office for US Base Rate Loans and
LIBOR Loans:

Union Bank of California, NA.
1980 Saturn Street, Mail Code V03-251
Monterey Park, CA 91755
E-mail: Maria.Suncin@uboc.com
Telephone: (323) 720-2870
Fax: (323) 720-2252/51

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER:	WELLS FARGO BANK, NA

	By:	/s/	T. Alan Smith
	Name:		T. Alan Smith
Title: Vice President

Lending Office for [Base Rate Loans
and LIBOR Loans] [Canadian Prime Rate Loans and
Bankers’ Acceptances ]:

Attention: Patricia Flores
Fax No.: 303.863.2729
Voice: 303.863.5183

Address for Notices:

1740 Broadway
Denver, Colorado 80274

Attention: Patricia Flores
Telecopier No.: 303.863.2729

With copy to: Philip C. Lauinger III and Sally Weir
Fax No: 713.739.1087

Attention:
Telecopier No.:

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

BNP PARIBAS:

	By:	/s/	Larry Robinson
	Name:		Larry Robinson
Title: Director

	By:	/s/	Joe Onischuk
	Name:	Joe Onischuk
Title: Director

Attention: CORY LANTIN
Telecopier No.: (212) 841-2683

Address for Notices:

919 THIRD AVENUE
NEW YORK, NY 10022

Attention: GABRIEL CANDAMO
Telecopier No.: (212) 841-2683

With copy to:

Attention: LARRY ROBINSON
Telecopier No.: 713-659-6915

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER: SunTrust Bank
	By:	/s/	David Edge
	Name:		David Edge
Title: Managing Director

Lending Office for US Base Rate Loans and
LIBOR Loans

Attention: Joe McCreery
Telecopier No.: 404-827-6270

Address for Notices:

303 Peachtree Street, 10th Floor
Atlanta, GA 30308

With copy to:

Tina Marie Edwards
303 Peachtree Street, 10th Floor
Atlanta, GA 30308

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER:	NATIONAL CITY BANK

	By:	/s/	Stephen Monto
Name: Stephen Monto
Title: Assistant Vice President

Lending Office for US Base Rate Loans and
LIBOR Loans

Attention: Stephen Monto
Telecopier No: 216-222-0003

Address for Notices: National City Bank
1900 East 9th Street
Cleveland, OH 44114-3484

Attention:
Telecopier No.:

With copy to:

Attention:
Telecopier No.:

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER: NATEXIS BANQUES POPULAIRES

	By:	/s/ Timothy Polvado
Name: Timothy Polvado
Title: Vice President / Manager

	By	/s/ Louis P. Laville, III
Name: Louis P. Laville, III
Title: Vice President / Manager

Lending Office for US Base Rate Loans and
LIBOR Loans:

Attention: Tanya McAllister
Telecopier No.: 713-571-6165

Address for Notices:

Natexis Banques Populaires
333 Clay Street, #4340
Houston, TX 77002

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER: GUARANTY BANK

	By:	/s/ Jim R. Hamilton
Name: Jim R. Hamilton
Title: Senior Vice President

Lending Office for [US Base Rate Loans and
LIBOR Loans]

Attention: Jim R. Hamilton
Telecopier No.: 210.930.1783

	Address for Notices:	1100 NE Loop 410
Suite 700
San Antonio, TX 78209

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER:

	By:	/s/ Vaughn Buck
Name: Vaughn Buck
Title: Senior Vice-President

	By:	/s/ Rob Moyle
Name : Rob Moyle
Title: Vice-President

Lending Office for Allied Irish Banks, p.l.c.
Allied Irish Banks, p.l.c.
405 Park Avenue, 4th Floor
New York, New York 10022
Attention: David O’Driscoll/Mark Connelly
Telecopier No.: 212.339.8325

Address for Notices:
Allied Irish Banks, p.l.c.
405 Park Avenue, 4th Floor
New York, New York 10022
Attention: David O’Driscoll/Mark Connelly
Telecopier No.: 212.339.8325

With copy to:

Attention:
Telecopier No.:

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER:	Southwest Bank of Texas, N.A.

	By:	/s/ William B. Pyle
Name: William B. Pyle
Title: Senior Vice President

Lending Office for US Base Rate Loans and
LIBOR Loans/Canadian Prime Rate Loans and
Bankers’ Acceptances:

Southwest Bank of Texas
4400 Post Oak Parkway
Houston, Texas 77027

Attention: Maxine Hunter
Telephone: 713-232-6355
Telecopier No.: 713-693-7467

Address for Notices:

Southwest Bank of Texas
P.O. Box 27459
Houston, Texas 77227

Attention: Faye Cain 713-232-6363
Telecopier No.: 713-693-7467

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER:	JPMORGAN CHASE BANK, N.A., Toronto Branch
As Canadian Tranche Revolving Lender

	By:	/s/ J. Charles Freel, Jr.
Name: J. Charles Freel, Jr.
Title: Vice President

Lending Office for Canadian Prime Rate Loans,
Bankers’ Acceptances, US Base Rate Loans, and
LIBOR Loans.

	Attention:	Indrani N. Lazarus

	Telecopier No.:	416-981-9279

200 Bay Street Royal Bank Plaza
South Tower, Suite 1800

Toronto, ON M5J2J2

	With copy to:	Michael Tam

BCE Place, 161 Bay Street
Suite 4240
Toronto, Ontario M5J 2S1

	Telecopier No.:	416-363-7574

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER:	DEUTSCHE BANK AG, CANADA
BRANCH

	By:	/s/ Karyn Curran
Name: Karyn Curran
Title: Credit Product Manager

	By:	/s/ Robert A. Johnston
Name: Robert A. Johnston
Title: Vice-President

Lending Office for Canadian Prime Rate Loans
and Bankers’ Acceptances:

222 Bay Street, Suite 1100
P.O. Box 196
Toronto, Ontario M5K 1H6
Telecopier No.: (416) 682-8484

Address for Notices:

222 Bay Street, Suite 1100
P.O. Box 196
Toronto, Ontario M5K 1H6

Attention: Marcellus Leung/Carmen Lam
Telecopier No.: (416) 682-8484

With copy to:

Attention: Karyn Curran
Telecopier No.: (416) 682-8444

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER:	THE BANK OF NOVA SCOTIA,
Canadian Lender

	By:	/s/ Brian Williamson
Name: Brian Williamson
Title: Director

Lending Office Canadian Prime Rate
Loans and Bankers’ Acceptances:

Scotia Capital
2000, 700 — 2nd Street SW
Calgary, Alberta T2P 2N7

Telecopier No.: (403) 221-6497

Address for Notices:

The Bank of Nova Scotia
Calgary Commercial Banking Center
Transit #10009
240 - 8th Avenue SW
Calgary, Alberta T2P 2N7

Attention: Diane Baker
Telecopier No.: (403) 221-6431

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

Bank of America, N.A.
(Canada Branch)

	By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Assistant Vice-President

Lending Office for Canadian Tranche Loans:

Bank of America NA. Canada Branch
200 Front Street, West, Suite 2700, Toronto,
Ontario, MSV 3L2

Attention: Medina Sales de Andrade
Telecopier No.: 416-349-4283

Address for Notices:

Bank of America NA. Canada Branch
200 Front Street, West, Suite 2700, Toronto,
Ontario, MSV 3L2

Attention: Domingo Braganza
Telecopier No.: 416-349-4283

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER:	COMERICA BANK, CANADA BRANCH

	By:	/s/	Robert Rosen
	Name:		Robert Rosen
Title: Vice-President

Lending Office for Canadian Tranche Loans:

Attention: Robert Rosen
Telecopier No.: 416-367-2460

Address for Notices:

Suite 2210, South Tower,
Royal Bank Plaza
200 Bay Street, P.O. Box 61
Toronto, Ontario. M5J 2J2

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

LENDER:	Union Bank of California, N.A.

	By:	/s/	Dustin Gaspari
	Name:		Dustin Gaspari
Title: Vice President

Lending Office for Canadian Prime Rate Loans
and Bankers’ Acceptances:

Union Bank of California, N.A.
Karen S. Anderson, Vice President
730 – 440 2nd Avenue SW
Calgary, AB T2P 5E9
	Telephone:		403-264-2700
	Fax:		403-264-2770
	Email:		karens.anderson@uboc.com

Also notify 2nd Operations Contact:	Union Bank of California, N.A.
Miriam Hooker, Vice President
601 Potrero Grande Drive
Monterey Park, CA 91754
	Telephone:		323-720-7397
	Fax:		323-278-6173
	Email:		miriam.hooker@uboc.com

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

BNP Paribas (Canada)

	By:	/s/ Edward Pak
Name: Edward Pak
Title: Assistant Vice President

	By:	/s/ Michael Gosselin
Name: Michael Gosselin
Title: Managing Director

Lending Office for Canadian Prime Rate Loans
and Bankers’ Acceptances]:

	Attention:	Paule Fortin
	Telecopier No.:	514-285-2944

Address for Notices:
BNP Paribas (Canada)
1981 Avenue McGill College
Montreal, Quebec H3A 2W8

	Attention:	Paule Fortin
	Telecopier No.:	514-285-2944

With copy to:

BNP PARIBAS
1200 Smith Street, Suite 3100
Houston, Texas 77002

	Attention:	Larry Robinson
	Telecopier No.:	713-659-6915

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

NATIONAL CITY BANK, CANADA BRANCH:
As Canadian Tranche Revolving Lender

	By:		/s/ Caroline Stade /s/ G. William Hines
	Name: Caroline Stade		G. William Hines
	Title:	VP	SVP

Lending Office for [US Base Rate Loans and
LIBOR Loans] [Canadian Prime Rate Loans and
Bankers’ Acceptances]:

Attention: Caroline Stade

Phone No.: 416 361-1744
Fax No.: 416 361-0085

Address for Notices:

National City Bank, Canada Branch
130 King Street West, Suite 2140
P.O. Box 462
Toronto, Ontario, CANADA
M5X 1E4

SIGNATURE PAGE TO SENIOR SECURED CREDIT AGREEMENT

ANNEX I
US TRANCHE COMMITMENTS
AND PERCENTAGE SHARE

US Tranche Revolving Lender	US Tranche Commitment Amount if aggregate is $250M (in $)	Initial US Tranche Commitment Amount (in $)	US Tranche Percentage

Wachovia Bank, National Association	$24,000,000.00	$19,362,903.22	8.605735%
JPMorgan Chase Bank, N.A.	$24,000,000.00	$19,362,903.22	8.605735%
Deutsche Bank Trust Company Americas	$22,000,000.00	$19,043,010.75	8.463560%
The Bank of Nova Scotia	$19,000,000.00	$16,446,236.56	7.309438%
The Royal Bank of Scotland plc	$19,000,000.00	$19,000,000.00	8.444444%
Bank of America, N.A.	$18,000,000.00	$15,580,645.16	6.924731%
Comerica Bank	$17,000,000.00	$14,715,053.76	6.540024%
Union Bank of California, N.A.	$17,000,000.00	$14,715,053.76	6.540024%
Wells Fargo Bank, NA	$17,000,000.00	$17,000,000.00	7.555556%
BNP Paribas	$12,000,000.00	$10,387,096.77	4.616487%
SunTrust Bank	$12,000,000.00	$12,000,000.00	5.333333%
National City Bank	$12,000,000.00	$10,387,096.77	4.616487%
Natexis Banques Populares	$10,000,000.00	$10,000,000.00	4.444444%
Guaranty Bank	$9,000,000.00	$9,000,000.00	4.000000%
Allied Irish Banks, p.l.c.	$9,000,000.00	$9,000,000.00	4.000000%
Southwest Bank of Texas, N.A.	$9,000,000.00	$9,000,000.00	4.000000%
TOTAL	$250,000,000.00	$225,000,000.00	100.000000%

I – 1

ANNEX II
CANADIAN ALLOCATED COMMITMENTS
AND PERCENTAGE SHARE

Canadian Tranche Revolving Lender	Maximum Canadian Allocated Total Commitment Amount (in $)	Canadian Tranche Percentage
Congress Financial Corporation (Canada)	$11,129,032.255	18.548387%
JPMorgan Chase Bank, N.A., Toronto	$11,129,032.255	18.548387%
Deutsche Bank AG, Canada Branch	$7,096,774.19	11.827957%
The Bank of Nova Scotia	$6,129,032.26	10.215054%
Bank of America, N.A.	$5,806,451.61	9.677419%
Comerica Bank, Canada Branch	$5,483,870.97	9.139785%
Union Bank of California, N.A.	$5,483,870.97	9.139785%
BNP Paribas	$3,870,967.74	6.451613%
National City Bank, Canada Branch	$3,870,967.74	6.451613%
TOTAL	$60,000,000.00	100.000000%

II – 1

ANNEX III
TERM COMMITMENTS
AND PERCENTAGE SHARE

Term Loan Lender	Maximum Term Commitment Amount (in $)	Term Loan Percentage
Wachovia Bank, National Association	$357,250,000.00	89.300%
JPMorgan Chase Bank, N.A.	$2,250,000.00	0.575%
The Bank of Nova Scotia	$6,500,000.00	1.625%
The Royal Bank of Scotland plc	$5,000,000.00	1.250%
BNP Paribas	$5,000,000.00	1.250%
SunTrust Bank	$5,000,000.00	1.250%
National City Bank	$5,000,000.00	1.250%
Guaranty Bank	$4,500,000.00	1.125%
Natexis Banques Populares	$3,500,000.00	0.875%
Allied Irish Banks, p.l.c.	$3,000,000.00	0.750%
Southwest Bank of Texas, N.A.	$3,000.000.00	0.750%
TOTAL	$400,000,000.00	100.000%

III – 1

EXHIBIT A-1
FORM OF US REVOLVING NOTE

$	, 2005

FOR VALUE RECEIVED, UNIVERSAL COMPRESSION, INC., a Texas corporation and UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation (collectively, the “US Borrower”), jointly and severally hereby promise to pay to the order of                                (the “Lender”), at the principal office of WACHOVIA BANK, NATIONAL ASSOCIATION, as the US Administrative Agent (the “US Administrative Agent”), at 301 South College Street, Charlotte, North Carolina 28288-0608, the principal sum of                               US Dollars ($            ) (or such lesser amount as shall equal the aggregate unpaid principal amount of the US Tranche Loans made by the Lender to the US Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such US Tranche Loan, at such office, in like money and funds, for the period commencing on the date of such US Tranche Loan until such US Tranche Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each US Tranche Loan made by the Lender to the US Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

This Note is one of the Notes referred to in the Senior Secured Credit Agreement dated as of January 14, 2005, among the US Borrower, UC Canadian Partnership Holdings Company, a Nova Scotia ULC, as the Canadian Borrower, the US Administrative Agent, Congress Financial Corporation (Canada), as the Canadian Administrative Agent and the Lenders which are or become parties thereto (including the Lender) (as the same may be amended or supplemented from time to time, the “Credit Agreement”), and evidences US Tranche Loans made by the Lender thereunder.  Capitalized terms used in this Note and not defined herein have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments.  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of US Tranche Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

A-1 – 1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

UNIVERSAL COMPRESSION, INC.

By:
Name:
Title:

UNIVERSAL COMPRESSION HOLDINGS, INC.

By:
Name:
Title:

A-1 – 2

EXHIBIT A-2
FORM OF CANADIAN REVOLVING NOTE

$	, 2005

FOR VALUE RECEIVED, UC CANADIAN PARTNERSHIP HOLDINGS COMPANY, a Nova Scotia ULC (the “Canadian Borrower”), hereby promises to pay to the order of                                (the “Lender”), at the principal office of CONGRESS FINANCIAL CORPORATION (CANADA), as the Canadian Administrative Agent (the “Canadian Administrative Agent”), at 141 Adelaide Street W., Suite 1500, Toronto, Ontario, Canada M5G 3L9, the principal sum of                                         US Dollars ($            ) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Canadian Tranche Loans made by the Lender to the Canadian Borrower under the Credit Agreement, as hereinafter defined), in lawful money of Canada or the United States, as the case may be, and in immediately available funds, on the dates and in the principal amounts and currency provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Canadian Tranche Loan, at such office, in like money and funds, for the period commencing on the date of such Canadian Tranche Loan until such Canadian Tranche Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period, currency and maturity of each Canadian Tranche Loan made by the Lender to the Canadian Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

This Note is one of the Notes referred to in the Senior Secured Credit Agreement dated as of January 14, 2005, among Universal Compression, Inc., a Texas corporation and Universal Compression Holdings, Inc., a Delaware corporation, collectively, as the US Borrower, the Canadian Borrower, Wachovia Bank, National Association, as the US Administrative Agent, the Canadian Administrative Agent and the Lenders which are or become parties thereto (including the Lender) (as the same may be amended or supplemented from time to time, the “Credit Agreement”), and evidences Canadian Tranche Loans made by the Lender thereunder.  Capitalized terms used in this Note and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments.  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Canadian Tranche Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

A-2 – 1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

UC CANADIAN PARTNERSHIP HOLDINGS COMPANY

By:
Name:
Title:

A-2 – 2

EXHIBIT A-3
FORM OF TERM NOTE

$	, 2005

FOR VALUE RECEIVED, UNIVERSAL COMPRESSION, INC., a Texas corporation and UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation (collectively, the “US Borrower”), jointly and severally hereby promise to pay to the order of                               (the “Lender”), at the principal office of WACHOVIA BANK, NATIONAL ASSOCIATION, as the US Administrative Agent (the “US Administrative Agent”), at 301 South College Street, Charlotte, North Carolina 28288-0608, the principal sum of                              US Dollars ($            ) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Lender to the US Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Term Loan made by the Lender to the US Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

This Note is one of the Notes referred to in the Senior Secured Credit Agreement dated as of January 14, 2005, among the US Borrower, UC Canadian Partnership Holdings Company, a Nova Scotia ULC, as the Canadian Borrower, the US Administrative Agent, Congress Financial Corporation (Canada), as the Canadian Administrative Agent and the Lenders which are or become parties thereto (including the Lender) (as the same may be amended or supplemented from time to time, the “Credit Agreement”), and evidences the Term Loan made by the Lender thereunder.  Capitalized terms used in this Note and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments.  The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Term Loan upon the terms and conditions specified therein and other provisions relevant to this Note.

A-3 – 1

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

UNIVERSAL COMPRESSION, INC.

By:
Name:
Title:

UNIVERSAL COMPRESSION HOLDINGS, INC.

By:
Name:
Title:

A-3 – 2

EXHIBIT A-4
FORM OF BA EQUIVALENT NOTE

$	, 2005

FOR VALUE RECEIVED, UC CANADIAN PARTNERSHIP HOLDINGS COMPANY, a Nova Scotia ULC (the “Canadian Borrower”), hereby promises to pay to the order of                                (the “Lender”), at the principal office of CONGRESS FINANCIAL CORPORATION (CANADA), as the Canadian Administrative Agent (the “Canadian Administrative Agent”), at 141 Adelaide Street W., Suite 1500, Toronto, Ontario, Canada M3H 3L9, the principal sum of                                         Canadian Dollars (C$            ), in lawful money of Canada and in immediately available funds, on                  ,        .

This BA Equivalent Note is one of the BA Equivalent Notes referred to in the Senior Secured Credit Agreement dated as of January 14, 2005, among the Universal Compression, Inc., a Texas corporation and Universal Compression Holdings, Inc., a Delaware corporation, collectively, as US Borrower, the Canadian Borrower, Wachovia Bank, National Association as the US Administrative Agent, the Canadian Administrative Agent and the Lenders which are or become parties thereto (including the Lender) (as the same may be amended or supplemented from time to time, the “Credit Agreement”), and evidences BA Equivalent Loans made by the Lender thereunder.  Capitalized terms used in this BA Equivalent Note and not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

This BA Equivalent Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments.  The Credit Agreement provides for the acceleration of the maturity of this BA Equivalent Note upon the occurrence of certain events and for prepayments of BA Equivalent Loans upon the terms and conditions specified therein.

THIS BA EQUIVALENT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

UC CANADIAN PARTNERSHIP HOLDINGS COMPANY

By:
Name:
Title:

A-4 – 1

EXHIBIT B - 1
FORM OF US BORROWING, CONTINUATION AND CONVERSION REQUEST

               , 20

UNIVERSAL COMPRESSION, INC., a Texas corporation, and UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation (collectively, the “US Borrower”), pursuant to the Senior Secured Credit Agreement dated as of January 14, 2005, among the US Borrower, UC CANADIAN PARTNERSHIP HOLDINGS COMPANY, a Nova Scotia ULC, as Canadian Borrower, WACHOVIA BANK, NATIONAL ASSOCIATION, as US Administrative Agent, CONGRESS FINANCIAL CORPORATION (CANADA), as Canadian Administrative Agent, and such Lenders party thereto (as the same may be amended or supplemented from time to time, the “Credit Agreement”), hereby make the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

1.                                       US Tranche Loans:

(a)                                  Aggregate amount of new US Tranche Loans to be borrowed is $                      ;

(b)                                 Requested funding date is                  ,          ;

(c)                                  $                      of such US Tranche Borrowings are to be US Dollar Base Rate Loans;

(d)                                 $                      of such US Tranche Borrowings are to be US Dollar LIBOR Loans; and

(i)                                     Length of Interest Period for US Dollar LIBOR Loans is:                          .

(e)                                  The location and number of the account is:

                                                                                                                              .

2.                                       US Dollar LIBOR Loan Continuation/Conversion for US Dollar LIBOR Loans maturing on                      :

(a)                                  Aggregate amount to be continued as US Dollar LIBOR Loans is $                    ; and

(i)                                     Length of Interest Period for continued US Dollar LIBOR Loans is                                 .

(b)                                 Aggregate amount to be converted to US Dollar Base Rate Loans is $                             .

B-1 – 1

3.                                       Conversion of outstanding US Dollar Base Rate Loans to US Dollar LIBOR Loans:

(a)                                  Convert $                   of the outstanding US Dollar Base Rate Loans to US Dollar LIBOR Loans on                      with an Interest Period of                       .

The undersigned certifies that he is the                       of                  , and that as such he is authorized to execute this certificate on behalf of                  .  The undersigned further certifies, represents and warrants on behalf of                   that                   is entitled to receive the requested Borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

[UNIVERSAL COMPRESSION, INC./ UNIVERSAL COMPRESSION HOLDINGS, INC.]

By:
Name:
Title:

B-1 – 2

EXHIBIT B - 2
FORM OF CANADIAN BORROWING, CONTINUATION AND CONVERSION REQUEST

               , 20

UC CANADIAN PARTNERSHIP HOLDINGS COMPANY, a Nova Scotia ULC (the “Canadian Borrower”), pursuant to the Senior Secured Credit Agreement dated as of January 14, 2005, among the Canadian Borrower, UNIVERSAL COMPRESSION, INC., a Texas corporation and UNIVERSAL COMPRESSION HOLDINGS, INC. a Delaware corporation, collectively as the US Borrowers, WACHOVIA BANK, NATIONAL ASSOCIATION, as US Administrative Agent, CONGRESS FINANCIAL CORPORATION (CANADA), as Canadian Administrative Agent, and such Lenders party thereto (as the same may be amended or supplemented from time to time, the “Credit Agreement”), hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

1.                                       New Canadian Tranche Loans:

(a)                                  Aggregate amount of new Canadian Tranche Loans to be borrowed is $                      ;

(b)                                 Requested funding date is                            ,            ;

(c)                                  $                      of such Canadian Tranche Borrowings are to be US Dollar Base Rate Loans;

(d)                                 $                      of such Canadian Tranche Borrowings are to be US Dollar LIBOR Loans;

(i)                                     Length of Interest Period for US Dollar LIBOR Loans is:                          .

(e)                                  $                      of such Canadian Tranche Borrowings are to be Canadian Prime Rate Loans;

(f)                                    $                      of such Canadian Tranche Borrowings are to be Bankers’ Acceptances or BA Equivalent Loans; and

(i)                                     The Acceptance Date with respect to Bankers’ Acceptances and BA Equivalent Loans is:                           ; and

(ii)                                  The maturity date with respect to Bankers’ Acceptances and BA Equivalent Loans is (integral multiples of 30 days up to 180 days from the Acceptance Date):                                        .

(g)                                 The location and number of the account is:

                                                                                                                                       .

B-2 – 1

2.                                       US Dollar LIBOR Loan Continuation/Conversion for US Dollar LIBOR Loans maturing on                      :

(a)                                  Aggregate amount to be continued as US Dollar LIBOR Loans is $                    ;

(i)                                     Length of Interest Period for continued US Dollar LIBOR Loans is                         .

(b)                                 Aggregate amount to be converted to US Dollar Base Rate Loans is $                    ;

(c)                                  Aggregate amount to be converted to Canadian Prime Rate Loans is $                    ; and

(d)                                 Aggregate amount to be converted to Bankers’ Acceptances or BA Equivalent Loans is $                    .

(i)            The Acceptance Date with respect to Bankers’ Acceptances and BA Equivalent Loans is:                           ; and

(ii)           The maturity date with respect to Bankers’ Acceptances and BA Equivalent Loans is (integral multiples of 30 days up to 180 days from the Acceptance Date):                           .

3.                                       US Dollar Base Rate Loan Conversion for US Dollar Base Rate Loans:

(a)                                  Aggregate amount to be converted to US Dollar LIBOR Loans is: $                    ;

(i)                                     Length of Interest Period for continued US Dollar LIBOR Loans is                         .

(b)                                 Aggregate amount to be converted to Canadian Prime Rate Loans is $                    ; and

(c)                                  Aggregate amount to be converted to Bankers’ Acceptances or BA Equivalent Loans is $                    .

(i)            The Acceptance Date with respect to Bankers’ Acceptances and BA Equivalent Loans is:                           ; and

(ii)           The maturity date with respect to Bankers’ Acceptances and BA Equivalent Loans is (integral multiples of 30 days up to 180 days from the Acceptance Date):                           .

4.                                       Canadian Prime Rate Loan Conversion for Canadian Prime Rate Loans:

B-2 – 2

(a)                                  Aggregate amount to be converted to Bankers’ Acceptances or BA Equivalent Loans is $                    .

(i)            The Acceptance Date with respect to Bankers’ Acceptances and BA Equivalent Loans is:                           ; and

(ii)           The maturity date with respect to Bankers’ Acceptances and BA Equivalent Loans is (integral multiples of 30 days up to 180 days from the Acceptance Date):                           .

(b)                                 Aggregate amount to be converted to US Dollar LIBOR Loans is $                    ; and

(i)            Length of Interest Period for converted US Dollar LIBOR Loans is                               .

(c)                                  Aggregate amount to be converted to US Dollar Base Rate Loans is $                          ;

4.                                       Bankers’ Acceptances and BA Equivalent Loan Conversion for Bankers’ Acceptances and BA Equivalent Loans with a maturity date of                         :

(a)                                  Aggregate amount to be converted to Canadian Prime Rate Loans is $                              .

B-2 – 3

The undersigned certifies that he is the                       of the Canadian Borrower, and that as such he is authorized to execute this certificate on behalf of the Canadian Borrower.  The undersigned further certifies, represents and warrants on behalf of the Canadian Borrower that the Canadian Borrower is entitled to receive the requested Borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

UC CANADIAN PARTNERSHIP HOLDINGS COMPANY

By:
Name:
Title:

B-2 – 4

EXHIBIT C-1
FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he is the                  of [UNIVERSAL COMPRESSION, INC., a Texas corporation (“UCI”)] [UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation (“Holdings”)] and that as such he is authorized to execute this certificate on behalf of [UCI] [Holdings].  With reference to the Senior Secured Credit Agreement dated as of January 14, 2005, among Universal Compression, Inc., a Texas corporation and Universal Compression Holdings, Inc., a Delaware corporation (collectively, the “US Borrowers”), UC Canadian Partnership Holdings Company, a Nova Scotia ULC (the “Canadian Borrower”), Wachovia Bank, National Association, as US Administrative Agent (the “US Administrative Agent”), Congress Financial Corporation (Canada), as the Canadian Administrative Agent (the “Canadian Administrative Agent”), and such Lenders party thereto (as the same may be amended or supplemented from time to time, the “Credit Agreement”), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

(a)           The representations and warranties of each US Borrower and the Canadian Borrower contained in ARTICLES VII and VIII of the Credit Agreement and in the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are expressly limited to an earlier date or are modified to give effect to the transactions expressly permitted by the Credit Agreement.

(b)           Each US Borrower and the Canadian Borrower has performed and complied with all agreements and conditions contained in the Credit Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.

(c)           Since September 30, 2004, there has been no change or event having a Material Adverse Effect.

(d)           No Default has occurred and is continuing under the Credit Agreement.

C-1 – 1

EXECUTED AND DELIVERED this      day of               .

[UNIVERSAL COMPRESSION, INC./ UNIVERSAL COMPRESSION HOLDINGS, INC.

By:
Name:
Title:

C-1 – 2

EXHIBIT C-2
FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he is the                  of UNIVERSAL COMPRESSION, INC., a Texas corporation (“UCI”) and that as such he is authorized as a Responsible Officer to execute this certificate on behalf of UCI.  With reference to the Senior Secured Credit Agreement dated as of January 14, 2005, among Universal Compression, Inc., a Texas corporation and Universal Compression Holdings, Inc., a Delaware corporation (“Holdings” and together with UCI, the “US Borrowers”), UC Canadian Partnership Holdings Company, a Nova Scotia ULC (the “Canadian Borrower”), Wachovia Bank, National Association, as US Administrative Agent (the “US Administrative Agent”), Congress Financial Corporation (Canada), as the Canadian Administrative Agent (the “Canadian Administrative Agent”), and such Lenders party thereto (as the same may be amended or supplemented from time to time, the “Credit Agreement”), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

(a)           No Default has occurred and is continuing under the Credit Agreement.

(b)           The financial statements furnished to the US Administrative Agent with this certificate fairly present the consolidated financial condition and results of operations of Holdings and its Consolidated Subsidiaries as at the end of, and for, the [fiscal quarter] [fiscal year] ending                           and such financial statements have been approved in accordance with the accounting procedures specified in the Credit Agreement.

(c)           Attached hereto are the detailed computations necessary to determine whether Holdings and its Consolidated Subsidiaries are in compliance with Section 10.13 of the Credit Agreement as of the end of the [fiscal quarter] [fiscal year] ending                          .

EXECUTED AND DELIVERED this      day of               .

UNIVERSAL COMPRESSION, INC.

By:
Name:
Title:

C-2 – 1

EXHIBIT D
Senior Security Instruments

1.                                       Collateral Agreement dated as of January 14, 2005 among the US Borrowers and the US Administrative Agent, as amended, modified or restated from time to time (the “Collateral Agreement”), covering:

a.                                       UCI’s pledge of 100% of the stock of the following direct Domestic Subsidiaries:

(i)                                     Universal Compression International, Inc.

(ii)                                  Compressor Systems International, Inc.

b.                                      UCI’s pledge of 65% of the stock of first tier Foreign Subsidiaries:

(i)            None

c.                                       Holdings’ pledge of 100% of the stock of the following direct Domestic Subsidiaries:

(i)                                     Universal Compression, Inc. (to be pledged on the Term Loan Funding Date)

d.                                      Holdings’ pledge of 65% of the stock of first tier Foreign Subsidiaries:

(i)            None

e.                                       Holdings’ and each Subsidiaries’ accounts, chattel paper, documents, equipment, general intangibles, instruments and inventory, all books and records pertaining to the foregoing and proceeds.

2.                                       UCC Financing Statements for Holdings (to be filed on the Term Loan Funding Date) and UCI relating to Item 1.

3.                                       Stock Powers relating to stock pledged in Item 1.

4.                                       Original certificates representing stock pledged in Item 1:

a.                                       Stock Certificate No. 1 for 100 shares in the name of Universal Compression International, Inc. issued to Universal Compression, Inc.

b.                                      Stock Certificate No. 2 for 1,500 shares of Compressor Systems International, Inc. issued to Universal Compression, Inc.

5.                                       Pledge and Security Agreement (Pledge and Assignment), dated January 14, 2005 among Universal Compression International, Inc., Enterra Compression Investment Company, Universal Compression Services, LLC and Universal Compression Canadian Holdings, Inc. covering:

a.                                       100% of the stock of the following domestic subsidiaries:

D – 1

(i)            Enterra Compression Investment Company
(ii)           UCO Compression Holding, L.L.C.
(iii)          Universal Compression Services, LLC
(iv)          Universal Compression Canadian Holdings, Inc.

b.                                      65% (except where noted) of the stock of the following foreign subsidiaries:

(i)            Universal Compression International Ltd.
(ii)           Compression Services de Mexico, S.A. de C.V.
(iii)          Universal Compression de Mexico, S.A. de C.V.
(iv)          Universal Compression de Venezuela Unicom, C.A.
(v)           Universal Compression (Ontario) Ltd.
(vi)          Universal Compression Services de Venezuela, C.A.
(vii)         Universal Compression (Australia) Pty Ltd

6.                                       Stock Powers

7.                                       UCC Financing Statements relating to capital stock pledged in Item 5.

8.                                       Original certificates representing capital stock pledged in Item 5:

a.

(i)            Stock Certificate No. 4 for 1,002 shares of Enterra Compression Investment Company issued to Universal Compression International, Inc.

(ii)           Stock Certificates No. 3 and 4 for 640 shares and 360 shares, respectively, of UCO Compression Holding, L.L.C. issued to Enterra Compression Investment Company

(iii)          Stock Certificates No. 6 and 7 for 3,600 shares and 6,400 shares, respectively, of Universal Compression Services, LLC issued to Enterra Compression Investment Company

(iv)          Stock Certificate No. 2 for 100 shares of Universal Compression Canadian Holdings, Inc. issued to Enterra Compression Investment Company

b.

(i)            Stock Certificate No. 4 for 65 shares of Universal Compression International Ltd. issued to Universal Compression International, Inc.

(ii)           Stock Certificate No. 1 for 97,500 shares of Compression Services de Mexico, S.A. de C.V. issued to Universal Compression International, Inc.

(iii)          Stock Certificate No. 3 for 32,500 shares of Universal Compression de Mexico, S.A. de C.V. issued to Universal Compression International, Inc.

D – 2

(iv)          Stock Certificate No. 1 for 35,186,328 shares of Universal Compression De Venezuela Unicom, C.A. issued to Universal Compression International, Inc.

(v)           Stock Certificate No. 5 for 46,216,501 shares of Universal Compression (Ontario) Ltd. issued to Universal Compression Canadian Holdings, Inc.

(vi)          Stock Certificate No. 1 for 2,317,657 shares of Universal Compression Services de Venezuela, C.A. issued to Universal Compression Services, LLC (formerly Universal Compression Services, L.P.)

(vii)         Stock Certificate No. 2 for 65 shares of Universal Compression (Australia) Pty Ltd issued to Universal Compression Services, LLC (formerly Universal Compression Services, L.P.)

9.             Deed of Trust, Security Agreement, Assignment of Rents and Leases, Fixture Filing and Financing Statement, dated February 15, 2005 executed by Universal Compression, Inc., covering that certain real property located at 4444 Brittmoore Road, Houston, Texas 77041 (to be executed on the Term Loan Funding Date)

10.           Guarantee and Collateral Agreement (to be executed by any Significant Domestic Subsidiary pursuant to Section 9.09(a) of the Credit Agreement)

D – 3

EXHIBIT E
FORM OF ASSIGNMENT AGREEMENT

NOTE: IF ASSIGNOR OR A BRANCH OR AN AFFILIATE OF ASSIGNOR IS A LENDER UNDER A US TRANCHE COMMITMENT OR A CANADIAN TRANCHE COMMITMENT, SUCH AFFILIATE MUST ASSIGN AN EQUAL PRO RATA AMOUNT OF ITS RESPECTIVE COMMITMENT PURSUANT TO THIS FORM.

ASSIGNMENT AGREEMENT (“Agreement”) dated as of               ,                        between:                                    (the “Assignor”) and                            (the “Assignee”).

RECITALS

A.            The Assignor is a party to the Senior Secured Credit Agreement dated as of January    , 2005 (as the same may be amended or supplemented from time to time, the “Credit Agreement”) among Universal Compression, Inc., a Texas corporation and Universal Compression Holdings, Inc, a Delaware corporation (collectively, the “US Borrowers”, and in their capacity as guarantor of the Canadian Borrower, the “Guarantor”); UC Canadian Partnership Holdings Company, a Nova Scotia ULC (the “Canadian Borrower”); Wachovia Bank, National Association, individually and as US Administrative Agent (herein, together with its successors in such capacity, the “US Administrative Agent”); Congress Financial Corporation (Canada), individually and as Canadian Administrative Agent (herein, together with its successors in such capacity, the “Canadian Administrative Agent”); JPMorgan Chase Bank, N.A., individually and as Syndication Agent (herein, together with its successors in such capacity, the “Syndication Agent”); and each of the lenders that is a signatory hereto or which becomes a signatory hereto pursuant to Section 13.06 (individually, together with its successors and assigns, a “Lender” and, collectively, the “Lenders”).

B.            The Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, the Assigned Interests, all on the terms and conditions of this Agreement.

C.            In consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions.

Section 1.01           Definitions.  All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

Section 1.02           Other Definitions.  As used herein, the following terms have the following respective meanings:

“Assigned Interest” shall mean:

E – 1

US Tranche Commitment	$

Canadian Allocated Maximum Total Commitment	$

Canadian Allocated Commitment	$

[Note: the Assignment must assign equal pro rata interests in each Tranche if Assignor its branch or Affiliate has an interest in each Revolving Tranche]

US Tranche Credit Exposure:

US Dollar LIBOR Loans	$ outstanding

US Base Rate Loans	$ outstanding

LC Exposure	$ outstanding

Canadian Tranche Credit Exposure:

Canadian Prime Rate Loans	C$ outstanding

US Dollar Base Rate Loans	$ outstanding

US Dollar LIBOR Loans	$ outstanding

Bankers’ Acceptances or BA Equivalent Loans	C$ outstanding

Term Credit Exposure:

US Dollar Base Rate Loans	$ outstanding

US Dollar LIBOR Loans	$ outstanding

“Assignment Date” shall mean , .

ARTICLE II
Sale and Assignment.

Section 2.01           Sale and Assignment.  On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest.  Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

E – 2

Section 2.02           Assumption of Obligations.  The Assignee agrees with the Assignor (for the express benefit of the Assignor and the Applicable Borrower) that the Assignee will, from and after the Assignment Date, perform all of the obligations of the Assignor in respect of the Assigned Interest.  From and after the Assignment Date:  (a) the Assignor shall be released from the Assignor’s obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor’s rights, powers and privileges under the Credit Agreement and the other Security Instruments in respect of the Assigned Interest.

Section 2.03           Consent Required.  By executing this Agreement as provided below, in accordance with Section 13.06(b) of the Credit Agreement, to the extent required, the US Administrative Agent, the Issuing Banks and (unless an Event of Default has occurred or is continuing) the US Borrowers hereby acknowledge notice of the transactions contemplated by this Agreement and consents to such transactions.

ARTICLE III
Payments.

Section 3.01           Payments.  As consideration for the sale, assignment and transfer contemplated by Section 2.01 hereof, the Assignee shall, on the Assignment Date, assume Assignor’s obligations in respect of the Assigned Interest and pay to the Assignor an amount equal to the outstanding Loans, if any[; provided that any outstanding Bankers’ Acceptances or BA Equivalent Notes shall either be held to maturity by the Assignor or Assignee shall pay a discounted amount as determined by Assignor and Assignee].  An amount equal to all accrued and unpaid interest and fees shall be paid to the Assignor as provided in Section 3.02(iii) below.  Except as otherwise provided in this Agreement, all payments hereunder shall be made in the applicable currency set forth in Section 1.02 and in immediately available funds, without setoff, deduction or counterclaim.

Section 3.02           Allocation of Payments.  The Assignor and the Assignee agree that (i) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (iii) the Applicable Administrative Agent is authorized and instructed to allocate payments received by it for account of the Assignor and the Assignee as provided in the foregoing clauses.  Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

Section 3.03           Delivery of Notes.  Promptly following the receipt by the Assignor of the consideration required to be paid under Section 3.01 hereof, the Assignor shall, in the manner contemplated by Section 13.06(b) of the Credit Agreement, (i) deliver to the Applicable Administrative Agent (or its counsel) the Note(s) and any Bankers’ Acceptances and BA Equivalent Note(s) (if applicable with any necessary indemnity to be agreed among the Assignor and the Assignee) held by the Assignor and (ii) notify the Applicable Administrative Agent to

E – 3

request that the Applicable Borrower execute and deliver new Notes to the Assignor, if Assignor continues to be a Lender, and the Assignee, dated the date of this Agreement in respective principal amounts equal to the respective [US Tranche/Canadian Allocated Maximum Total] Commitment [and outstanding Term Loan] of the Assignor (if appropriate) and the Assignee after giving effect to the sale, assignment and transfer contemplated hereby.

Section 3.04           Further Assurances.  The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

ARTICLE IV
Conditions Precedent.

Section 4.01           Conditions Precedent.  The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

(a)                                  the execution and delivery of this Agreement by the Assignor and the Assignee;

(b)                                 the receipt by the Assignor of the payment required to be made by the Assignee under Section 3.01 hereof; and

(c)                                  to the extent required, the acknowledgment and consent by the Applicable Administrative Agent, the Issuing Banks and the US Borrowers contemplated by Section 2.03 hereof.

ARTICLE V

Representations and Warranties.

Section 5.01           Representations and Warranties of the Assignor.  The Assignor represents and warrants to the Assignee as follows:

(a)                                  it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

(b)                                 the execution, delivery and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

(c)                                  this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

(d)                                 all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained; and

E – 4

(e)                                  the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever.

Section 5.02           Disclaimer.  Except as expressly provided in Section 5.01 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Credit Agreement or in any certificate or other document referred to or provided for in, or received by any Lender under, the Credit Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of the Credit Agreement, the Notes or any other document referred to or provided for therein or for any failure by the Borrowers or any other Person (other than Assignor) to perform any of its obligations thereunder prior or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrowers or the Subsidiaries or any other obligor or guarantor, or any other matter relating to the Credit Agreement or any other Security Instrument or any extension of credit thereunder.

Section 5.03           Representations and Warranties of the Assignee.  The Assignee represents and warrants to the Assignor as follows:

(a)                                  it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

(b)                                 the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

(c)                                  this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

(d)                                 all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

(e)                                  the Assignee is not a competitor of Holdings or any of its Subsidiaries;

(f)                                    the Assignee has fully reviewed the terms of the Credit Agreement and the other Security Instruments and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement; and

(g)                                 the Assignee hereby affirms that the representations contained in Section 4.06(d)[(i)] [(vi)] of the Credit Agreement are true and accurate as to it [IF (i) IS SELECTED ADD:  and, the Assignee has contemporaneously herewith delivered to the US Administrative Agent and the US Borrower such

E – 5

certifications as are required thereby to avoid the withholding taxes referred to in Section 4.06 of the Credit Agreement].

ARTICLE VI

Miscellaneous.

Section 6.01           Notices.  All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its “Address for Notices” specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

Section 6.02           Amendment, Modification or Waiver.  No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the US Administrative Agent and (unless an Event of Default has occurred or is continuing) the US Borrowers.

Section 6.03           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The representations and warranties made herein by the Assignee are also made for the benefit of the Applicable Administrative Agent and the [US/Canadian] Borrower, and the Assignee agrees that the Applicable Administrative Agent and the [US/Canadian] Borrower are entitled to rely upon such representations and warranties.

Section 6.04           Assignments.  Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.

Section 6.05           Captions.  The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 6.06           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

Section 6.07           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas.

Section 6.08           Expenses.  To the extent not paid by the [US/Canadian] Borrower pursuant to the terms of the Credit Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

Section 6.09           Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF

E – 6

OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

ASSIGNOR:

By:
Name:
Title:

Address for Notices:

Telecopier No.:
Telephone No.:
Attention:

E – 7

ASSIGNEE:

By:
Name:
Title:

Address for Notices:

Telecopier No.:
Telephone No.:
Attention:

ACKNOWLEDGED AND CONSENTED TO:

WACHOVIA BANK, NATIONAL ASSOCIATION,
as US Administrative Agent and Issuing Bank

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Issuing Bank

By:
Name:
Title: ]

CONSENTED TO:

UNIVERSAL COMPRESSION, INC.

By:
Name:
Title:

UNIVERSAL COMPRESSION HOLDINGS, INC.

By:
Name:
Title:

E – 8

EXHIBIT F

FORM OF LETTER OF CREDIT APPLICATIONS

WACHOVIA FORM

Application and Agreement for Irrevocable Standby Letter of Credit

TO: Wachovia Bank, National Association (“Bank”)

Please TYPE information in the fields below.  We reserve the right to return illegible applications for clarification.

Date:		The undersigned Applicant hereby requests Bank to issue and transmit by: ☐ Overnight Carrier ☐ Teletransmission ☐ Mail ☐ Other:

Explain

L/C No.	(Bank Use Only)

an Irrevocable Standby Letter of Credit (the “Credit”) substantially as set forth below. In issuing the Credit, Bank is expressly authorized to make such changes from the terms hereinbelow set forth as it, in its sole discretion, may deem advisable.

Applicant (Full Name & Address)	Advising Bank (Designate name & address only if desired)

Beneficiary (Full Name & Address)	Currency and Amount in Figures:

Currency and Amount in Words:

Expiration Date:

Charges: Wachovia’s charges are for our account; all other banking charges are to be paid by beneficiary.

Credit to be available for payment against Beneficiary’s draft(s) at sight drawn on Bank or its correspondent at Bank’s option accompanied by the following documents:

☐	Statement, purportedly signed by the Beneficiary, reading as follows (please state below exact wording to appear on the statement):

☐	Other Documents

☐	Special Conditions (including, if Applicant has a preference, selection of UCP as herein defined or ISP98 as herein defined.)

F – 1

☐	Issue substantially in form of attached specimen. (Specimen must also be signed by applicant.)

F – 2

Complete only when the Beneficiary (Foreign Bank, or other Financial Institution) is to issue its undertaking based on this Credit.

☐

Request Beneficiary to issue and deliver their (specify type of undertaking)            in favor of            for an amount not exceeding the amount specified above, effective immediately relative to (specify contract number or other pertinent reference)      to expire on             . (This date must be at least 15 days prior to expiry date indicated above.) It is understood that if the Credit is issued in favor of any bank or other financial or commercial entity which has issued or is to issue an undertaking on behalf of the Applicant of the Credit in connection with the Credit, the Applicant hereby agrees to remain liable under this Application and Agreement in respect of the Credit (even after its stated expiry date) until Bank is released by such bank or entity.

Each Applicant signing below affirms that it has fully read and agrees to this Application and the attached Continuing Letter of Credit Agreement. In consideration of the Bank’s issuance of the Credit, the Applicant agrees to be bound by the agreement set forth in this and in the following pages (even if the following pages are not attached to the Application) delivered to the Bank. (Note: If a bank, trust company, or other financial institution signs as Applicant or joint and several co-Applicant for its customer, or if two Applicants jointly and severally apply, both parties sign below). Documents may be forwarded to the Bank by the beneficiary, or the negotiating bank, in one mail.  Bank may forward documents to Applicant’s customhouse broker, or Applicant if specified above, in one mail. Applicant understands and agrees that this Credit will be subject to the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce currently in effect, and in use by Bank (“UCP”) or to the International Standby Practices of the International Chamber of Commerce, Publication 590 or any subsequent version currently in effect and in use by Bank (“ISP98”).

(Print or type name of Applicant)	(Print or type name of Co-Applicant)

(Address)	(Address)

Authorized Signature (Title)	Authorized Signature (Title)

Authorized Signature (Title)	Authorized Signature (Title)

Customer Contact:	Phone No.:

BANK USE ONLY NOTE : Application will NOT be processed if this section is not complete

Approved (Authorized Signature)			Date:

Approved (Print name and title)			City:

Customer SIC Code:	Borrower Default Grade:		Telephone:

Charge DDA #	Fee:	RC #:	CLAS Bank #	CLAS Obligor #:

Other (please explain):

F – 3

JPMORGAN FORM

Application and Agreement for Irrevocable

Standby Letter of Credit

JPMorgan Chase Bank, N.A.

This application and the Letter of Credit issued hereunder are subject to and governed by the CONTINUING AGREEMENT FOR COMMERCIAL & STANDBY LETTERS OF CREDIT executed by the undersigned in favor of JPMorgan Chase Bank, N.A. on                  (the “Agreement”).

When transmitting this application by facsimile all pages must be transmitted.

To:  JPMorgan Chase Bank, N.A. and/or its subsidiaries and/or affiliates.                                                                                 Date:

I.  Pursuant to the Terms and Conditions contained herein, please issue an IRREVOCABLE STANDBY Letter of Credit (together with any replacements, extensions or modifications, the “Credit”) and transmit it by:

☐ Teletransmission	☐ Courier	☐ Air Mail (Domestic addresses only)

If completing application in Microsoft Word, please enter data by ‘clicking’ on the gray boxes.

Applicant/Obligor (Full name and address jointly and severally if more than one, individually and collectively, “Applicant/Obligor”):	Beneficiary (Full name and address):

[Signature lines are on last page].

Account Party (Full name and address of entity to be named in Letter of Credit if different than the above Applicant/Obligor):	Advising Bank-Optional (If blank, Issuer will select its branch or affiliate or correspondent in the domicile of the beneficiary):

Amount: Up to an aggregate amount of If not USD, indicate currency	Expiry Date: Demands/claims must be presented to the counters of the Issuing bank not later than

Complete only if Automatic Extension of the expiry date is required.

F – 4

Credit to contain Automatic Extension clause with extension period of ☐ one year/☐ other	(please specify).

No less than	calendar days non-extension notice to the beneficiary.

Automatic Extension final expiration date: (the date after which the Credit will no longer be subject to Automatic Extension).

AVAILABLE BY (indicate A, B or C)

☐

  A. Beneficiary’s dated statement referencing JPMorgan Chase Bank, N.A. Letter of Credit Number indicating amount of demand/claim and purportedly signed by an authorized person reading as follows (Please state within the quotation marks the wording to appear on the statement to be presented):

“(insert appropriate reason for drawing)

”

Demands received by authenticated teletransmission are acceptable in lieu of the beneficiary’s signed and dated statement provided that such authenticated teletransmission contains the beneficiary’s statement as provided for in the Credit.

☐

  B. See attached sheet(s) for continuation of other documents and/or special instructions, which form an integral part of this Application and such specimen should be approved and signed by the applicant/obligor.

☐	C. Other:

Complete only when the Beneficiary’s bank or Correspondent is to issue its guarantee or undertaking based on the issued Standby Letter of Credit.

We understand and agree that by making this request, we shall remain liable under this Credit until Issuer is fully released in writing by such entity.

☐	Request Beneficiary’s bank to issue and deliver its:
(Specify type of bid or performance bond, guarantee, undertaking or other)

In favor of:	Name(s)

Attention Party Name

Address

F – 5

City/State/Zip/Country

Telephone

Fax

For an amount not exceeding that specified above, effective immediately and expiring at their office on .

(at least 30 days prior to Expiry Date above) covering (brief description): .

☐ Multiple drawings prohibited (if blank, multiple drawings will be permitted).

☐ Credit is transferable only in its entirety (Issuer is authorized to include its standard transfer conditions and is authorized to nominate a transferring bank, if applicable).

The Credit, or any Credit issued shall be subject to the International Standby Practices 1998 (International Chamber of Commerce Publication 590) (“the “ISP”) or, ☐ if box is checked, it shall be subject to the Uniform Customs and Practice for Documentary Credits (1993) Revision International Chamber of Commerce Publication No. 500 (the “UCP”).

Please include a brief description of the purpose of the Standby Letter of Credit:

Unless otherwise stated herein, the nominated bank (if any) is authorized to send all documents to you in one airmail or courier service, if available.

F – 6

THE UNDERSIGNED HEREBY AGREES TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE AGREEMENT, ALL OF WHICH HAVE BEEN READ AND UNDERSTOOD BY THE UNDERSIGNED.

(Applicant/Obligor)

(Authorized Signature/Title)

(Phone)

(Fax)

(Date)

Without limiting the terms above, you are authorized to debit our account no.

with JPMorgan Chase Bank, N.A. for the amount of each drawing and/or your commissions and charges.

THE FOLLOWING IS TO BE EXECUTED IF THE CREDIT IS TO BE ISSUED FOR THE ACCOUNT OF A PERSON OTHER THAN THE PERSON SIGNING ABOVE:

AUTHORIZATION AND AGREEMENT OF ADDITIONAL PARTY NAMED AS ACCOUNT PARTY

To:  THE ISSUER OF THE CREDIT

We join in this Application, naming us as Account Party, for the issuance of the Credit and, in consideration thereof, we irrevocably agree (i) that the above Applicant has sole right to give instructions and make agreements with respect to this Application, the Agreement, the Credit and the disposition of documents, and we have no right or claim against you, any of your affiliates or subsidiaries, or any correspondent in respect of any matter arising in connection with any of the foregoing and (ii) to be bound by the Agreement and all obligations of the Applicant thereunder as if we were a party thereto.  The Applicant is authorized to assign or transfer to you all or any part of any security held by the Applicant for our obligations arising in connection with this transaction and, upon any such assignment or transfer, you shall be vested with all powers and

F – 7

rights in respect of the security transferred or assigned to you and you may enforce your rights under the Agreement against us or our Property in accordance with the terms hereof.

(Account Party)

(Authorized Signature/Title)

(Phone)

(Fax)

(Date)

F – 8

EXHIBIT G
FORM OF ELECTION CERTIFICATE

The undersigned hereby certifies that he is the                  of UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation (“Holdings”) and that as such he is authorized to execute this certificate on behalf of Holdings.  With reference to the Senior Secured Credit Agreement dated as of January 14, 2005, among Universal Compression, Inc., a Texas corporation (“UCI”) and Holdings, UC Canadian Partnership Holdings Company, a Nova Scotia ULC (the “Canadian Borrower”), Wachovia Bank, National Association, as US Administrative Agent (the “US Administrative Agent”), Congress Financial Corporation (Canada), as the Canadian Administrative Agent (the “Canadian Administrative Agent”), and such Lenders party thereto (as the same may be amended or supplemented from time to time, the “Credit Agreement”), the undersigned hereby certifies in accordance with Section 2.14 of the Credit Agreement as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

1.                                       The Debt of UCI described in Sections 10.01(b), (d), (f) and (k) of the Credit Agreement (excluding performance guaranties and bonds) has been refinanced, paid off or assumed by Holdings, and UCI is released from such Debt except for unsecured guaranties of such Debt and except $           (up to $10M) of such Debt to which UCI remains the primary obligor.

2.                                       UCI has executed the Guarantee and Collateral Agreement guaranteeing the performance and payment obligations of Holdings under the Loan Documents.

3.                                       Holdings hereby elects to become the sole US Borrower and assume all of the rights and obligations of the sole US Borrower under the Loan Documents (including, without limitation, any Loans made prior to the date hereof).

EXECUTED AND DELIVERED this      day of                                     .

UNIVERSAL COMPRESSION HOLDINGS, INC.

By:
Name:
Title:

G – 1

Schedule 2.01(b) – Existing Letters of Credit
(thru 1/13/05)

LC #	Issuer	Beneficiary	Type of Bond	Date Effective	Expirations	LC Balance

SM421591C	Asia-Pacific	Bank of China - China Petroleum	Performance Bond	06/24/02	03/04/05	1,124,878.90
SM422161W	Asia-Pacific	Bank of China - China Offshore Ind Corp	Performance Bond	08/01/02	03/04/05	27,377.68
SM422506W	Asia-Pacific	Korea Exchange Bank	Performance Bond	08/27/02	09/15/05	43,000.00
SM422407W	Asia-Pacific	Kyungnam Bank Korea	Performance Bond	08/20/02	09/21/05	418,000.00
SC100232U	Asia-Pacific	Mari Gas Company Ltd. – Pakistan	Bid Bond	12/14/04	05/31/05	600,000.00
CY540556	Asia-Pacific	Bechtel Int’l Corporation	Performance Bond	04/08/03	12/31/05	34,180.08
SC100261U	Asia-Pacific	Assam Gas Company Ltd. – India	Bid Bond	12/09/04	01/16/06	70,000.00
CY547961	Asia-Pacific	Citibank India	Performance Bond	08/15/03	04/09/06	25,148.00
SC100202U	Asia-Pacific	Oil & Gas Development Co. – Pakistan	Guarantee Bond	10/25/04	05/31/06	114,500.00
SC100136U	Asia-Pacific	Jurong Engineering Ltd - Singapore	Guarantee Bond	08/03/04	08/15/06	52,000.00
CY549731	Asia-Pacific	Toshiba America Inc - CA	Performance Bond	10/22/03	05/01/07	39,000.00
GL 69991-7060					TOTAL LC’S	2,548,084.66	TOTAL ASIA
SM421947W	Canada	Standard Chartered Bk of Malaysia	Performance Bond	07/19/02	02/22/05	161,075.00
SM422420W	Canada	Cooper Energy Svcs	Performance Bond	08/22/02	03/01/05	161,075.00
CY547264	Canada	CNOOC/China Bank Shanghai	Performance Bond	07/30/03	03/30/05	146,485.00
SM420067C	Canada	Korea Exchange Bank - Hyundai	Guarantee Bond	02/20/02	04/15/05	172,400.00
SC100080U	Canada	Petreco Canada Inc	Performance Bond	04/30/04	04/30/05	49,155.00
CY547981	Canada	CNOOC/China Bank Shanghai	Performance Bond	08/15/03	07/15/05	46,500.00
GL 64067-7060					TOTAL LC’S	736,690.00	TOTAL CANADA
SC100281U	Latin	Empresa Petrolera CHACO S A	Advance Pymt Bond	12/21/04	10/17/05	1,380,000.00
CY549729	Latin	Pemex Exploracion Y Produccion - Mexico	Bid Bond	10/21/03	10/22/05 *	330,000.00
CY549730	Latin	Pemex Exploracion Y Produccion - Mexico	Bid Bond	10/21/03	10/22/05 *	32,400.00
CY550843	Latin	Repsol YPF Ecuador SA	Performance Bond	12/08/03	01/10/06	45,679.71
CY550110	Latin	Pemex Exploracion – Banamex Mexico	Bid Bond	11/03/03	01/15/06	53,475.44	DECREASED
CY550110	Latin	Pemex Exploracion – Banamex Mexico	Bid Bond	04/06/04	01/15/06	(2,540.43)	50,935.01
CY550112	Latin	Pemex Exploracion - Banamex Mexico	Bid Bond	11/03/03	01/15/06	715,700.00
SC100134U	Latin	Pemex Exploracion - Banamex Mexico	Performance Bond	08/04/04	06/27/07	2,476,845.00
SC100135U	Latin	Pemex Exploracion - Banamex Mexico	Performance Bond	08/04/04	06/27/07	59,477.90
SC100282U	Latin	Empresa Petrolera CHACO S A	Performance Bond	12/21/04	07/17/07	2,000,000.00
GL 64069-7060					TOTAL LC’S	7,091,037.62	TOTAL LATIN
SC100071U	UCI	Ace American Insurance Co – PA	Guarantee Bond	04/15/04	03/31/05 *	3,000,000.00
SM417330C	UCI	Royal Bank of Canada (formerly UBS)		06/22/01	06/19/05	111,594.00	DECREASED
SM417330C	UCI	Royal Bank of Canada (formerly UBS)		06/25/01	06/19/05	(27,901.00)	83,693.00
SM417321C	UCI	Royal Bank of Canada (formerly UBS)		06/22/01	06/20/05	76,945.00
CY550051	UCI	Tractebel Energy Svcs Inc - Houston TX	Bid Bond	10/31/03	12/31/05	70,000.00
SM200016W	UCI	Zurich Insurance	Guarantee Bond	09/13/02	03/31/06 *	1,472,375.00	Increased total LC
SM200016W	UCI	Zurich Insurance	Guarantee Bond	09/13/02	03/31/06 *	1,457,897.00	2,930,272.00
CY549047	UCI	Ferrostaal Inc.	Bid Bond	09/29/03	09/30/06	19,900.00	DECREASED
CY549047	UCI	Ferrostaal Inc.	Bid Bond	09/29/03	09/30/06	(9,950.00)	9,950.00
GL 210201002					TOTAL LC’S	6,170,860.00	TOTAL UCI
SC100099U	Asia-Pacific	Orgin Energy CSG Ltd – Australia	Performance Bond	06/18/04	01/14/05	329,005.00
SC100148U	Asia-Pacific	Orgin Energy CSG Ltd - Australia	Advance Pymt Bond	08/20/04	01/14/05	5,264,081.00
CY551221	UCI Fab	SCGCL/Thailand	Performance Bond	01/06/04	01/24/05	39,813.00
SC100280U	Latin	BP Exploration Co-Columbia-Ltd	Advance Pymt Bond	12/21/04	01/24/05	657,118.20
SC100220U	Latin	BP Exploration Co-Columbia-Ltd	Advance Pymt Bond	11/04/04	01/24/05	1,533,275.80
SC100174U	Latin	BP Exploration Co-Colombia- Ltd	Advance Pymt Bond	09/23/04	02/02/05	1,533,275.80
SC100105U	Latin	BP Exploration Co-Colombia- Ltd	Advance Pymt Bond	06/21/04	02/08/05	657,118.20
SC100057U	Asia-Pacific	Petronas MITCO Japan - Malaysia	Guarantee Bond	03/24/04	01/30/06	32,000.00
CY544112	UCI Fab	CNOOC/China Bank Shanghai	Advance Pymt Bond	06/03/03	04/14/06	783,610.00
SC100097U	Asia-Pacific	China Petroleum Material - China	Advance Pymt Bond	06/17/04	05/15/06	224,898.00
SC100125U	Asia-Pacific	Shenzhen CNPC Material - China	Performance Bond	07/23/04	07/30/06	106,118.00
SC100100U	Asia-Pacific	Orgin Energy CSG Ltd - Australia	Performance Bond	06/18/04	08/15/06	329,005.00
SC100104U	Asia-Pacific	Sumitomo Chemical Engineering Co (Japan)	Performance Bond	06/18/04	01/16/07	23,700.00
FOR JOBS					TOTAL LC’S	11,513,018.00	TOTAL UCI FAB

GL 420000700					TOTAL LC’S	0.00	TOTAL UCI FAB
CY551815	AMS	Trans Colorado Gas Transmission Co	Bid Bond	02/18/04	01/31/05	2,000,000.00
GL 510107060					TOTAL LC’S	2,000,000.00	TOTAL UCI FAB

SB536089		Subtotal US$				30,059,690.28

Bankers Trust
S12425	Bankers Trust	Zurich Insurance		10/15/01	12/31/05	153,000.00

		Subtotal				153,000.00

		Total US$				30,212,690.28

2.01(b) – 1

Schedule 6.01(q) – Excepted Property

Stock	Issue
PT Universal Compression Indonesia	Stock is being certificated in approximately a 65% share and 35% share. Once the stock is issued, approximately 65% will be pledged to the Notes.

Universal Compression (Thailand) Ltd.	Stock is being re-issued since 600,000 shares have been issued and approximately 390,000 shares will be pledged to the Administrative Agent.

6.01(q) – 1

Schedule 7.02 - Liabilities

CONTINGENT OBLIGATIONS

1.                                       Miscellaneous performance bonds and guarantees and similar contingent obligations, none of which constitute debt under GAAP for borrowed money and all of which are permitted under this Agreement.

2.                                       In December 1999, Weatherford Global sold the assets and properties of its Gemini compressor business in Corpus Christi, Texas to GE Packaged Power, L.P., or GEPP. As part of that sale, Weatherford Global entered into an agreement to purchase from GEPP $38.0 million of compressor components over five years and $3.0 million of parts over three years, and GEPP agreed to provide compressors to Weatherford Global during that time period at negotiated prices.  The US Borrowers assumed this obligation in connection with the acquisition of Weatherford Global in February 2001.  As of March 31, 2004, approximately $25.9 million of components and approximately $13.5 million of parts have been purchased from GEPP. As a result of GEPP product performance issues, the US Borrowers have been unable to satisfy and have not satisfied in full our purchase commitment in respect of components under this agreement with GEPP.  The unsatisfied portion of the purchase commitment is approximately $12.1 million.  GEPP could assert its right to enforce this obligation, but has not indicated any interest to do so at this time.  However, if GEPP should seek to enforce this obligation, the US Borrowers believe they have valid defenses and counter claims and would aggressively defend against such enforcement and pursue such counter claims.

3.                                       See also Schedule 10.02.

7.02 – 1

Schedule 7.03 - Litigation

1.                                       PERSONAL INJURY - Doyle Russell Hart v. Forest Oil Corporation, et al - On or about September 27, 2001, plaintiff was a member of a production barge located in the Magnolia Field in Plaquemines Parish when an explosion in the low-pressure separator allegedly resulted in his injury.

2.                                       PERSONAL INJURY - Juan Castillo v. American Optical Corporation, et al - Alleged exposure of plaintiff to silica while in the scope of job duties.

3.                                       PERSONAL INJURY - Maria Guadalupe Garza and Judith Garza v. Universal Compression, Inc. - Alleged vehicle collision with Jamie L. Hawke, an employee of UCI.

4.                                       PERSONAL INJURY - George Fields v. Kerry Callahan, Universal Compression, Inc. and Zurich Ins. Co. - Alleged vehicle collision with Kerry Callahan, an employee of UCI.

5.                                       PERSONAL INJURIES - Irma Hearn and Robert McGarry v. Kerry Callahan, Zurich Insurance and Universal Compression, Inc. - Alleged vehicle collision with Kerry Callahan, an employee of UCI.

6.                                       PERSONAL INJURY - Prohn, Carolyn v. Zurich Insurance, Universal Compression, Inc. and K. Callahan - Alleged passenger of Kerry Callahan, an employee of UCI, when he was involved in a vehicular collision.

7.                                       PERSONAL INJURY - Joanne Autio v. UC Canada Ltd, et. al. – Alleged passenger on January 21, 2002, in an automobile in Edmonton, Alberta when it collided with another vehicle driven by Alfred Steinke, an employee of UC Canada.

8.                                       PERSONAL INJURY - Jessie Sizemore v. Duke Gilbert, Zurich and Universal Compression, Inc. - On October 28, 2003, Petitioner allegedly was operating a Mack 80000 vehicle when it collided with another vehicle driven by Duke Gilbert, an employee of UCI.

9.                                       PROPERTY DAMAGE – Donald L. Thomas et al v. Duke Gilbert, Zurich Insurance and Universal Compression, Inc. – Petitioner is owner of a Fruehauff trailer allegedly loaded with sugar cane and pulled by Jessie Sizemore when it collided with another vehicle driven by Duke Gilbert, an employee of UCI.

10.                                 PERSONAL INJURY - Russell Galliano v. Universal Compression, Inc. – Slip and fall while plaintiff was rerigging, allegedly caused by oil that dripped onto a handrail from UCI’s mechanics and operators oiling of a chain-fall.

11.                                 SALARY DIFFERENTIALS AND UNFAIR DISMISSAL - Bovieri, Victor v. Universal Compression Argentina - Former employee allegedly suffered unfair dismissal and salary differentials and requests compensation readjustment.

12.                                 WRONGFUL TERMINATION - Bruce Allen Pickrell v. UC Canada Inc. - Plaintiff alleges he was terminated without cause and that he should have received 6 months pay in lieu of notice.

13.                                 PRODUCT CASE - Alberta Energy Co v. Weatherford Canada - Alleged seizing and loss of the unit and shut down of a portion of a facility while Weatherford was allegedly servicing unit.

7.03 – 1

14.                                 PRODUCT CASE - Rio Alto Exploration v. UC Canada, Ltd. – Alleged damages for the cost of fire suppression, compressor and compressor building replacement due to fire in compressor building.

15.                                 BREACH OF CONTRACT - Barton Malow Co, Subrogee for St. Paul Fire and Marine Insurance v. Universal Compression, Inc. and Universal Compression Holdings, Inc. - On or about August 1, 2002, incorrect technical drawings allegedly caused damage to plaintiff’s enclosure when the compressors vented due to system failure.

16.                                 BANKRUPTCY - Tri-Union Operating Company and Tri-Union Development Company – Customer previously filed for Chapter 11 protection and is currently paying UCI for UCI’s claim.

17.                                 BANKRUPTCY – Aviva Petroleum Inc. – Customer previously filed for Chapter 11 protection and UCI currently has a post-petition adminstrative claim relating to contract compression.

18.                                 COLLECTION - Universal Compression, Inc. v. Marlin Gas Transport - Defendant failed to pay invoices for rental equipment and reimbursement for parts and or services.

19.                                 BREACH OF CONTRACT – Universal Compression, Inc. v. Indumes S.A. de C.V. – Indumes breached its contract by failing to pay rental fees.

20.                                 OTHER - Robert & Joann Swink, et. al. v. Universal Compression, Inc., ConocoPhillips, Hanover, et al - Plaintiffs allege exposure to significant infrasonic sound and auditable noise levels due to large unenclosed reciprocating engines/compressors that operate at the Whitson Compressor Station in Tuscallloosa County, Alabama caused damages.

21.                                 OTHER - Canadian Western Bank v. Weatherford Global; Adrian Hunter (Hunter’s Engine); Marc Dame (Onyx Capital) – Borrower’s defaulted on loan relating to three gas compressors allegedly appraised by Adrian Hunter whose company was sold to Weatherford Global.

POTENTIAL/THREATENED LITIGATION

1.                                       ALLEGED BREACH OF CONTRACT - Siemens Westinghouse Power Company (“SWPC”) has engaged counsel and is threatening litigation regarding 2 compressor units shipped to San Lorenzo, Mexico.  UCI would seek recovery from Sundyne (subject component manufacturer) for any damages ultimately awarded to or paid in settlement to SWPC.

2.                                       ALLEGED DAMAGE TO PROPERTY – Landowner (Larry Stamp) who leases to one of our customers (Dominion) alleges UCI’s employees killed one or more of his “trophy” deer.

3.                                       ALLEGED DAMAGE TO PROPERTY – Owner of horse alleges the animal died when it got tangled in barbed wire surrounding a compressor station.

4.                                       ALLEGED BREACH OF CONTRACT – Possible claim arising from alleged compressor failure of ICA Fluor.

5.                                       See Item 2 on Schedule 7.02.

7.03 – 2

Schedule 7.09 -  Taxes

None

7.09 – 1

Schedule 7.10 - Titles, Etc.

Various lease agreements for leased compressor units contain purchase options at specified intervals during the lease term.

7.10 – 1

Schedule 7.14 – Subsidiaries

	Company	Jurisdiction of Incorporation/ Organization

1	UCO Compression 2002 LLC	Delaware
2	BRL Universal Equipment 2001 A, L.P. (UCI is a limited partner)	Delaware
3	Universal Compression International, Inc.	Delaware
4	Compressor Systems International, Inc.	Delaware
5	Universal Compression International Ltd.	Cayman Island
6	Compression Services de Mexico, S.A. de C.V.	Mexico
7	PT Universal Compression Indonesia	Indonesia
8	Enterra Compression Investment Company	Delaware
9	Energy Dynamics de Venezuela, C.A.	Venezuela
10	Universal Compression de Mexico, S.A. de C.V.	Mexico
11	Universal Compression de Venezuela Unicom, C.A.	Venezuela
12	Universal Compression Finance Company Ltd.	Barbados
13	Universal Compression of Colombia Ltd.	Cayman Island
14	Universal Compression Canadian Holdings, Inc.	Delaware
15	UCO Compression Holding, L.L.C.	Delaware
16	Universal Compression Services, LLC	Delaware
17	Universal Compression International Holdings, S.L.U.	Spain
18	Uniwhale Ltd.	Cayman Island
19	Universal Compression (Ontario) Ltd.	British Virgin Islands
20	Universal Compression del Peru S.R.L.	Peru
21	Universal Compression Ltda.	Brazil
22	Universal Compression (Thailand) Ltd.	Thailand
23	Universal Compression Services de Venezuela, C.A.	Venezuela
24	Universal Compression (Australia) Pty Ltd	Australia
25	Universal Compression B.V.	The Netherlands
26	Universal Compression Argentina S.A.	Argentina
27	Uniwhale de Colombia E.U.	Colombia
28	Universal Compression Holdings Canada Company	Nova Scotia, Canada
29	Oceanic Compression Services Pty Ltd	Australia
30	Universal Compression Bolivia Ltda.	Bolivia
31	UC Canadian Partnership Holdings Company	Nova Scotia, Canada
32	UC Canadian Partnership Minority Holdings Company	Nova Scotia, Canada
33	Universal Compression Canada, Limited Partnership	Nova Scotia, Canada

7.14 – 1

Schedule 7.17 – Environmental Matters

1.                                       Three unregistered underground storage tanks were discovered in Roanoke, Louisiana during the acquisition of Gas Compression Services, Inc. (GCSI) in 2001. Subsequent to the acquisition, the tanks were removed and the property was sold.  However, US Borrower retained the responsibility for official closure of this issue in accordance with Louisiana Department of Environmental Quality (LDEQ) Risk Evaluation Corrective Action Program (RECAP) standards.  US Borrower has completed a Site Investigation in accordance with RECAP and additional soil borings and soil removal will likely be required.

2.                                       Two registered Leaking Petroleum Storage Tanks (LPST) were removed from operation at the Brittmoore facility in Houston in 1992.  Since removal of the LPST, ground water monitoring wells have been installed and various risk evaluations and assessments performed to determine the impacts to ground water.  Ground water monitoring continues on a quarterly basis.  At least one additional round of sampling will be performed in 2004 prior to submission of a Site Closure Request Form to the Texas Commission on Environmental Quality (TCEQ).

3.                                       In June 2004, the City of Oklahoma City sent the Yukon, Oklahoma facility a Notice of Violation letter for violations of their industrial wastewater discharge permit. Corrective actions are ongoing and will result in the installation of additional equipment to reduce oil and grease concentrations in the discharge.

4.                                       In 2004 US Borrower completed two Site Investigations in accordance with LDEQ RECAP standards on three leased tracts of property in Lafayette, LA.  The property leases were assumed following the acquisition of IEW Compression, Inc. and have since been terminated.  The investigations included soil impacts.  During the investigations, the landowner hired his own consultant and an attorney to represent him in the matter claiming that his property was damaged.  However, US Borrower has since completed its investigations and has received “No Further Action-At This Time” (NFA-ATT) letters from the LDEQ in January and April 2004.

5.                                       Some company facilities may be required to update their training programs to encompass waste management, spill prevention, control and countermeasure, and storm water pollution prevention to meet Resource Conservation Recovery Act (RCRA) and Clean Water Act (CWA) requirements. US Borrower is currently developing an Environmental Management System (EMS) that will establish the procedures and work practices needed to meet these requirements companywide.

6.                                       Some company facilities may be required to update their Storm Water Pollution Prevention Plans (SW3P) and Spill Prevention Control and Countermeasure Plans (SPCC) to meet Resource Conservation Recovery Act (RCRA) and Clean Water Act (CWA) requirements. US Borrower is currently developing an Environmental Management System (EMS) that will establish the procedures and work practices needed to meet these requirements companywide.

7.                                       Certain compressor units may have been operated by customers without applying for and obtaining the appropriate air permits in the States in which the units were installed. Such events may result in the issuance of Notice of Violation to our customer and to the company.

8.                                       Weatherford U.S.,L.P. (Weatherford) retained responsibility for a ground water investigation at 5200 I-20 West in Midland, Texas following US Borrower’s acquisition of Weatherford Global Compression Services in 2002.  Weatherford is currently working with the Texas

7.17 – 1

Commission on Environmental Quality to define the extent of ground water impact at the facility in accordance with the Texas Risk Reduction Program.

7.17 – 2

Schedule 7.19 - Insurance

Provided directly to the US Administrative Agent.  Any Lender may contact the US Administrative Agent for a copy of this Schedule 7.19.

7.19 – 1

Schedule 7.20 -  Hedging Agreements

(as of 12/31/04)

	NOTIONAL	EFFECTIVE DATE	MATURITY DATE	TYPE	COUNTER PARTY	NET MARK TO MARKET VALUE

1.	$86,044,175	06/01/04	01/20/13	Floating => Fixed	Wachovia	$(4,437,645)
				1ML=> 5.21%

				ABS Facility

2.	$50,000,000	03/03/04	05/15/10	Fixed => Floating	Deutsche Bank	$(847,705)
				7.25% => 6ML +
				3.19

				7 ¼ Notes

3.	$50,000,000	03/03/04	05/15/10	Fixed => Floating	Wachovia	$(1,020,775)
				7.25% => 6ML +
				3.225

				7 ¼ Notes

7.20 – 1

Schedule 7.21 - Restriction on Liens

1.                                       All agreements or arrangements related to or entered in connection with the ABS Facility, including without limitation, that certain Intercreditor and Collateral Agency Agreement dated as of December 31, 2002, among UCI, UCO Compression 2002 LLC and BRL Universal Compression Funding I 2002, L.P., as Owners, Wells Fargo Bank Minnesota, National Association, as Indenture Trustee, Wachovia Bank, National Association, as Bank Agent, and the financial institutions that may from time to time become parties thereto, and JPMorgan Chase Bank, N.A. fka Bank One, N.A., as Intercreditor Collateral Agent.

2.                                       All agreements or arrangements related to or entered in connection with the 8 7/8 % Notes and Existing Tranche B Loan Facility.

3.                                       All agreements or arrangements related to or entered in connection with the 7 1/4% Notes.

7.21 – 1

Schedule 10.01 - Debt

1.                                       7 1/4% Notes due in 2010 subject to fixed to floating swaps as noted on Schedule 7.20 and having an outstanding principal balance of $175,000,000.

2.                                       8 7/8 % Notes bearing interest at 8.875% due in February 2008 and having an outstanding principal balance of $440,000,000 and the Existing Tranche B Loan Facility notes which will be paid off as of the Closing Date.  The 8 7/8% Notes will be paid off on the Term Loan Funding Date.

3.                                       ABS Facility notes due in January 2010 and subject to interest at a variable rate of LIBOR which is partially fixed through the use of an interest rate swap as noted on Schedule 7.20 and having an outstanding principal balance of $200,000,000 as of the Closing Date.

4.                                       Various Leases between GE Business Asset Funding and US Borrower as described in the following table:

Account Number	Orig. Date	Due Date	Outstanding Principal Balance 12/31/04	Rate	Collateral
1450-004	07/31/98	07/31/08	$217,869	9.5%	5 GC Units
1450-005	09/30/98	09/30/08	$216,740	9.5%	3 GC Units
4699-003	09/30/98	09/30/08	$483,694	3.9%	3 GC Units

5.                                       Capital lease with Steelcase Financial Services, Inc. in the original lease amount of $2,799,312.07 and having a balance of $756,629 as of December 31, 2004.

6.                                       Miscellaneous equipment leases with Canon Financial Services, Inc., CTI Financial and IBM Credit LLC noted on Schedule 10.02.

10.01 – 1

Schedule 10.02 - Liens

1.                                       Liens securing the equipment leased pursuant to that certain Master Equipment Lease Agreement, dated as of May 18, 1998, between General Electric Capital Business Asset Funding Corporation (as successor in interest to MetLife Capital, Limited Partnership) and Gas Compression Services, Inc. (now known US Borrower), together with three equipment leasing schedules entered into thereunder and forming a part thereof and secured by financing statements filed with the Secretary of State noted:

Secured Party	Date Filed	State and UCC File No.

General Electric Capital Business Asset Funding Corporation	December 17, 1999	TX — 9900248937

General Electric Capital Business Asset Funding Corporation	June 14, 2000	TX — 0000519011

General Electric Capital Business Asset Funding Corporation	November 8, 2000	TX — 0000620485

2.               The following miscellaneous equipment leases secured by financing statements filed with the Secretary of State noted:

Secured Party	Date Filed	State and UCC File No.

Steelcase Financial Services, Inc.	July 12, 2002	TX — 020036924026

Canon Financial Services, Inc.	May 19, 2003	TX — 030028145457

Canon Financial Services, Inc.	July 28, 2003	TX — 030036006523

CTI Financial	July 21, 2003	TX — 030035082394

IBM Credit LLC	April 6, 2004	TX — 04-0063267927

3.               Liens securing the ABS Facility secured by all assets of UCO Compression 2002, LLC, a wholly owned subsidiary of UCI, and BRL Universal Compression Funding I 2002, L.P., an unaffiliated third party.  The assets securing this facility include, without limitation, approximately $370,926,470 of compressor equipment, accounts, contracts, general intangibles and other related assets thereto.

4.               Liens securing the Term Loan B Existing Indebtedness and the Existing Tranche B Loan Facility secured by all assets of BRL Universal Equipment 2001 A, L.P., of which UCI is the sole limited partner.  The assets securing this facility include, without limitation, approximately $540,353,661 of compressor equipment, accounts, contracts, general intangibles and other related assets thereto.  These Liens will be released upon payment in full of such indebtedness on the Term Loan Funding Date.

5.               Liens securing the Notes.

6.               Liens securing the Existing Credit Agreement.

10.02 – 1

Schedule 10.03 - Investments, Loans and Advances

Investments in Subsidiaries or related entities in connection with the ABS Facility and 8 7/8 % Notes and Existing Tranche B Loan Facility.

10.03 – 1

Schedule 10.16 - Transactions with Affiliates

Concurrently with Holdings’s acquisition of Weatherford Global Compression Services, L.P. in February 2001, Holdings entered into a registration rights agreement with Weatherford International Ltd. (“Weatherford”).  In connection with this agreement, Holdings filed a registration statement on Form S-3  to register Weatherford’s remaining 6,750,000 shares of common stock in January 2005.

10.16 – 1